As filed with the Securities and Exchange Commission on June 16, 2025.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RPM Interactive, Inc.
(Exact name of registrant as specified in its charter)

Nevada	7990	88-2940473
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

204 Neilson Street

New Brunswick, NJ 08901

(732) 374-3529

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Michael Mathews
Chairman
RPM Interactive, Inc.

204 Neilson Street

New Brunswick, NJ 08901

(732) 374-3529

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq. Greg Carney, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Tel.: (212) 653-8700	Joseph M. Lucosky, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel.: (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED June 16, 2025

[●] shares of Common Stock

RPM Interactive, Inc.

This is a firm commitment initial public offering of the common stock of RPM Interactive, Inc. Prior to this offering, there has been no public market for our common stock. We anticipate that the initial public offering price will be between $ [●], and $ [●], per share and the assumed initial public offering price is the midpoint of this range, or $ [●], per share. The actual initial public offering price per share will not be determined by any particular formula but will rather be determined through negotiations between us and the underwriters at the time of pricing. Therefore, the assumed initial public offering price used throughout this prospectus may not be indicative of the final initial public offering price. For a discussion of the factors considered in determining the public offering price, see “Underwriting”.

We have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “RPMI”. No assurance can be given that our application will be approved. If our application is not approved, we will not proceed with this offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

We are an “emerging growth company” under the federal securities laws and may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Represents underwriting discounts equal to (i) seven percent (7%) per share (or $[●] per share), which is the underwriting discounts we have agreed to pay on investors in this offering introduced by the underwriters. Does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the representative of the underwriters. We have also agreed to issue warrants to the underwriter to purchase a number of shares of common stock equal to five percent (5%) of the total number of shares of common stock sold in this offering at an exercise price equal to [●] percent ([●]%) of the initial public offering price of the shares of common stock sold in this offering. See “Underwriting” beginning on page 93 of this prospectus for additional information regarding the compensation payable to the underwriters.

We have granted the underwriters a 30-day option to purchase up to an additional [●] shares of our common stock at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any.

The underwriters expect to deliver our shares against payment on or about [●], 2025.

Sole Book-Running Manager

The Benchmark Company

The date of this prospectus is              , 2025

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of these securities.

For investors outside the United States:    Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

-i-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our ability to obtain additional funds for our operations;

●	our financial performance, including our revenues, cost of revenues, operating expenses, and our ability to attain and sustain profitability;

●	our ability to attract and retain users;

●	our ability to attract and retain advertisers;

●	our ability to compete effectively with existing competitors and new market entrants;

●	our ability to successfully expand in our existing markets and penetrate new markets;

●	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act, or JOBS Act;

●	our ability to effectively manage our growth, and future expenses;

●	our ability to maintain, protect, and enhance our intellectual property;

●	our ability to comply with modified or new laws and regulations applying to our business, competitors and industry;

●	our ability to attract and retain qualified key management and technical personnel; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, or circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

-ii-

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “RPM Interactive,” “RPM,” or “the Company” refer to RPM Interactive, Inc. and its subsidiaries.

Unless otherwise expressly provided herein, all share and per share numbers set forth herein relating to our common stock (assume no exercise of (a) any warrants and/or options, (b) the representatives’ common stock purchase warrants and/or (c) the representatives’ over-allotment option.

Overview

We are a generative artificial intelligence (AI) publishing and software company. We have developed a software platform named “Catch-Up” which we believe is the world’s first fully-automated, generative AI-powered platform for creating short-form video content and which we believe will turn the art of content creation into a seamless, one-click experience. Our platform is designed to empower anyone, from individual creators to major media brands, to generate professional grade recap content across a wide range of evergreen topics: news, sports, finance, pop culture, and more.

Generative AI is a type of AI that can create new content including text (i.e. articles, conversations, trivia questions, etc.), images, video and other forms of data. Our proprietary Catch-Up vodcast/podcast content creation platform and our future Live Trivia mobile gaming app will deploy open system generative AI systems to create much of the content needed to operate our proprietary products.

We were formed in Nevada on June 16, 2022 under the name “SmarterVerse, Inc.,” and since our incorporation, we have devoted substantially all of our efforts to raising capital, building infrastructure and developing our products.

In July 2022, we entered into a development agreement with MetaBizz, LLC, an infrastructure firm that creates and develops 4D experiences in the metaverse (“MetaBizz”) and launched Habytat, a virtual space that blended real world and virtual realities into one, in real time, using emerging technology like virtual and augmented reality, to create a highly immersive 3D environment. Habytat was supported by proprietary artificial intelligence (“AI”) and utilized a machine learning engine to develop more realistic looking content, daily rewards, games, and new utilities that were designed to further enhance the user experience in an engaging way. The development agreement with MetaBizz is no longer active. Following our acquisition of RPM Interactive, Inc., a Florida corporation (“RPM Florida”) in October 2024 pursuant to the Share Exchange Agreement discussed below, we are no longer continuing the development of the Habytat platform and are evaluating ways to utilize the technology, including the mobile game apps currently being developed by us.

In October 2024, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Florida which was incorporated in Florida on August 23, 2024; and (ii) its sole shareholder, Michael Mathews, at which time RPM Florida became our wholly owned subsidiary. We acquired 100% of the equity interests of RPM Florida, including all its assets in consideration for the issuance of 3,500,000 restricted shares of our common stock.

Pursuant to the Share Exchange Agreement, we agreed to appoint RPM Florida’s chief executive officer, Mr. Mathews, as Chairman of our Board of Directors. Mr. Mathews was appointed as Chairman to our Board of Directors in January 2025, and nominated as our Chief Executive Officer in February 2025, with such formal appointment as Chief Executive Officer to occur concurrent with the effectiveness of this registration statement.

Following consummation of the Share Exchange Agreement, we repositioned our company as an AI-generated publishing and software company. We changed our corporate name to “RPM Interactive, Inc.” in November 2024 to reflect our current focus.

Our Products

Catch-Up: A Breakthrough AI-Powered Automated Vodcast/Podcast Content Creation Platform

We are the developer of Catch-Up; what we believe is the world’s first fully automated, AI-powered platform for creating short-form video content which we believe can turn the art of content creation into a seamless, one-click experience. Our platform has been designed to empower anyone, from individual creators to major media brands, to generate professional grade recap content across a wide range of evergreen topics: news, sports, finance, pop culture, and more.

The entire production process for our Catch-Up platform is automated. The system intelligently sources relevant video clips, generates human-like AI commentary, creates an engaging on-screen avatar, and publishes finished content to major platforms, including YouTube, Spotify, Instagram and TikTok, with no manual editing or technical expertise required. Our vision is to democratize high quality media production, enabling creators to inform and entertain audiences faster, more frequently, and at a dramatically lower cost.

By integrating multiple cutting edge generative AI technologies, such as Anthropic’s Claude model family, OpenAI’s ChatGPT family and HeyGen AI, Catch-Up eliminates the friction and complexity that traditionally slows down content production. We expect this will result in high scalability, consistency, and creative freedom for the next generation of digital media content.

The first phase of our business plan scheduled for the second half of 2025 is to publish vodcasts/podcasts under the Catch-Up brand across hundreds of evergreen topics every day and distribute to major streaming and social media platforms, such as YouTube, Spotify, Instagram, TikTok, and at catch-up.com. In the second phase of our business plan, currently planned for 2026, we intend to offer the Catch-Up system as a software as a service (SaaS) platform that content creators around the world can license to publish short-form videos under their respective brands.

To accomplish this, we have developed a proprietary vodcast software platform that is being built by a third-party contractor utilizing React (next.js framework) for building the front-end portal’s user interface (UI) components and Node (nest.js framework) and some Python packages for managing user requests from the front-end portal to acquire videos, process audio/video files, and distribute the auto generated audios/videos. Additionally, we intend to deploy an open-source generative AI system for AI avatar video generation. In order to generate commentary and cover images, we intend to deploy an open-source LLM such as Open AI’s GPT-4.5. MongoDB Atlas Cloud is expected to be deployed for storing non-structured query language (SQL) data, and PostgreSQL for relational data storage. For hosting and infrastructure, we intend to use AWS or similar services.

We plan to submit an application to join the YouTube Partner Program (YPP) to monetize our vodcasts/podcasts on YouTube. If accepted, we expect to earn revenues through YouTube AdSense which displays ads before and during videos, thereby generates revenue based on views and clicks. Once daily viewership reaches critical mass (i.e. 100,00+), we intend to solicit major brand sponsors to augment YPP. We intend to offer prospective sponsors promotional segments within episodes which can be micro-segmented based on vodcast content category. Average CPM rates on YouTube range from $4 - $30, with the average in the U.S. market approximately $15.

Monetization on the audio streaming networks like Spotify and Apple Podcasts include ads inserted into our podcasts, with revenue generated based on factors like listener engagement and demographics. We intend to work with programmatic advertising platforms such as Genius Monkey that offer end-to-end digital audio solutions including dynamic ad insertion, campaign management, and programmatic buying capabilities. Average CPM rates on streaming audio networks range from $5 - $30, with the average being approximately $10.

‘Live Trivia’: Trivia Game of Skill Mobile App

RPM Interactive is currently developing a second publishing product planned for launch in late-2025 named Live Trivia, a trivia game of skill mobile app that is being designed to be played in three ways; 1) live at 8pm ET with daily redeemable cash grand prizes awarded with a value of up to $5,000, 2) for money in a peer-to-peer environment, or 3) for free at any time.

To date, we believe that competitors in the trivia game of skill business have predominantly posed trivia questions to participants that span a wide range of broad categories such as pop culture, history, science, geography, literature and sports. In our opinion, these trivia game companies have offered broad subject trivia games because they have been limited in their ability to create, manage and optimize immense amounts of trivia content in niche or micro-categories.

Through leveraging of generative AI systems, we plan to offer high volumes of trivia content in micro-categories such as individual sports teams/players and Hollywood series/actors/actresses. We intend to hire content managers that will deploy multiple open-source large language models (LLMs) such as OpenAI’s GPT-4.5 and Anthropic’s Claude 3.7 Sonnet to generate thousands of trivia questions and answers for each micro-category, which answers we intend to have fact-checked by a to-be-hired Company employee or consultant. Following our planned initial launch of a live pro football trivia game on Wednesday evenings at 8pm ET, we intend to expand into additional sports and entertainment categories such as popular Hollywood television series, including the actors and actresses in such television series. We intend to target what we believe are highly engaged fans of these teams/players or Hollywood series/actors/actresses as we expect that such fans will believe their knowledge of these teams/series/people will enable them to win prizes in trivia games for money. Our plan is to augment our live trivia game at 8pm ET from one evening per week to five or more evenings per week in an expeditious manner.

We intend to further differentiate our trivia game by offering participants the ability to play in three distinct ways; 1) live evenings at 8pm ET, 2) peer-to-peer, and 3) unlimited play for free at any time.

We expect to generate revenue in three categories: 1) user generated revenue in either the peer-to-peer trivia game or user entry fees for live trivia games at 8pm ET, 2) display ad revenue and 3) ad sponsorship revenue.

1.	User Generated Revenue Model

a)	Peer-to-Peer revenue model: The initial economics of the peer-to-peer games are expected to start at 150% aggregate entry fee to prize value, so for an entry fee of 100 LTM points, or cash equivalent of $1 USD for 2 participants (total of 200 LTM points or cash equivalent of $2 USD), the winner of the contest would win 150 LTM or cash equivalent of $1.50 USD and we intend to retain the remaining 25% of the total aggregate entry fee of 200 LTM points with a cash equivalent of $2 USD equal to $0.50 cents. As number of participants and entry fee totals increase, we may increase our retention percentage from 25% to as much as 50%.

b)	User entry fee for live trivia games. In the entry fee mode for live trivia games, we intend to have users pay a 100 LTM points ($1 USD) entry fee for live trivia games at 8pm ET. We are forecasting 33% of our live trivia game participants will choose the 100 LTM points ($1 USD) entry fee option to win 500,000 LTM points ($5,000 USD) daily grand prize vs. play for free option to win 100,000 LTM points ($1,000 USD) daily grand prize.

2.	Display ad revenue model: In-game video ads will be presented to users while they wait for a trivia game to begin and during breaks between trivia rounds. We are assuming an average cost per thousand (CPM)* rate of $20.

3.	Sponsorship ads revenue mode: Once the live trivia game reaches critical mass, i.e. 100,000+ concurrent users, we intend to target major sponsors for each of the live trivia game categories; pro football, pro basketball, Bachelor, etc. similar to the successful multi-million dollar sponsorships obtained by HQ Trivia (examples included Warner Bros. which promoted three movies, Nike, Target and MillerCoors).

Additional details related to the Live Trivia mobile game app, technology and marketing strategy can be found in the Business section.

*	Note: CPM (Cost Per Thousand) is an advertising metric that measures how much an advertiser pays for every 1,000 ad views.

Our Corporate History

Dragon Interactive Corporation was incorporated in Nevada on June 16, 2022 under the name “Smarterverse, Inc.” On February 14, 2024, we filed an amendment to our articles of incorporation with the Nevada Secretary of State and changed our name to “Dragon Interactive Corporation.” On August 7, 2024, we filed an amendment to our articles of incorporation with the Nevada Secretary of State and changed our name to “Dragon Interact Corporation.” On November 21, 2024, we filed an amendment to our articles of incorporation with the Nevada Secretary of State and changed our name to “RPM Interactive, Inc.”

We were formed in June 2022 and have not generated any revenues since inception. We had a net loss of $2,076,592 for the year ended December 31, 2024. Net cash used in operations was $1,445,352 for the year ended December 31, 2024. Additionally, as of December 31, 2024, we had an accumulated deficit of $6,067,579 and a working capital deficit of $4,570,881, including cash of $492,714. These factors raise substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm included in its opinion for the year ended December 31, 2024 an explanatory paragraph referring to our losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available.

Relationship with DatChat, Inc.

We were formed in June 2022 by DatChat, Inc., a Nevada corporation (“DatChat”) and since then have operated as a consolidated subsidiary of DatChat with a focus on Metaverse and gaming development. Darin Myman, DatChat’s Chief Executive Officer and Chairman also serves as our President and until January 2025 was our sole director. Since our formation, DatChat has been our primary source of financial support. However, as our business model evolved into games of skill and vodcast/podcast publishing, DatChat determined it was in the best interest of DatChat, its shareholders and us to operate separately. In its effort to build a separate management team, DatChat agreed to cancel 3.5 million shares of our common shares held by them as an investment and which amount of shares was previously issued by us for the acquisition of RPM Florida, its technology and to have Michael Mathews, the prior owner of RPM Florida, join our board, and serve as our Chief Executive Officer, which shares were cancelled in January 2025. Following such cancellation, DatChat owned approximately 34% of our common stock and Darin Myman beneficially owned approximately 39% of our common stock (which includes the shares owned by DatChat due to Mr. Myman’s role as Chief Executive Officer of DatChat). DatChat is not currently providing financial support to us and there is no agreement for DatChat to provide any operational funding in the future. We are currently in discussions with DatChat regarding settlement of our $5.0 million related party payable. Mr. Myman intends to resign as President and as a director concurrent with the consummation of this offering and we will no longer operate as a consolidated subsidiary of DatChat.

Concentration of Share Ownership

Our directors, executive officers, and each of our shareholders who owned greater than 5% of our outstanding common stock beneficially, as of June 16, 2025, which includes our President and Director Darin Myman (including those beneficially owned through his role at DatChat, our Chairman and CEO nominee Michael Mathews and 5% owner Judaopta, LLC, own approximately 56% of our common stock outstanding immediately before this offering and [____] % of our common stock outstanding immediately after this offering stock. Accordingly, these shareholders have and will continue to have significant influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, a merger, the consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these shareholders may not be the same as or may even conflict with our other investors’ interests. As Judaopta LLC is an unaffiliated third party, we do not presently consider ourselves to be a “controlled company” within the meaning of Nasdaq listing standards and do not expect to be a controlled company following consummation of the offering either.

Corporate Information

Our principal executive offices are located at 204 Neilson Street, New Brunswick, NJ 08901 and our telephone number is (732) 374-3529. Our website address is www.RPMInteractive.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our shares of common stock.

Private Placement Offering

From April 2024 to November 2024, we sold 3,247,326 shares of our common stock at price of $0.30 per share in a private placement for aggregate gross proceeds of approximately $974,198. The proceeds were used for working capital and general corporate purposes. The issuance and sale was exempt from registration pursuant to Section 4(a)(2) of the Securities Act (or Rule 506 of Regulation D) as not involving any public offering.

Implications of Being an Emerging Growth Company

On April 5, 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

THE OFFERING

Securities Offered by us:	[●] shares of common stock, par value $0.0001.

Common Stock Outstanding before the Offering:	36,747,326 shares of common stock.

Common Stock to be Outstanding after this Offering:	[●] shares of common stock.

Offering Price:	We have estimated the initial public offering price range between $[●] and $[●] and the assumed initial public offering price is $[●], the midpoint of this range. For a discussion of the factors considered in determining the public offering price, see “Underwriting”.

Over-allotment Option:	We have granted a 30-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 15% of the shares of common stock sold in the offering at the public offering price, less, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

Use of Proceeds:	We intend to use the net proceeds from this offering for product development, marketing, working capital and general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Proposed Listings on Nasdaq:

We have applied to list our common stock on Nasdaq under the symbol “RPMI” No assurance can be given that our application will be approved. The closing of this offering is contingent upon the successful listing of our common stock on Nasdaq.

Lock-up	We have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for a period of six (6) months from the closing of this offering. In addition, our directors, officers and all of our existing securityholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for six (6) months after the closing of this offering as described in further detail in the prospectus. See “Underwriting” on page 93.

Representative’s Warrants	We have agreed to issue to the representative of the several underwriters or its designees, warrants to purchase the number of shares of common stock in the aggregate equal to 5.0% of the shares of common stock to be issued and sold in this offering (including any shares of common stock sold upon exercise of the over-allotment option). The warrants are exercisable for a price per share equal to 100% of the public offering price. The warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six (6) months from the date of commencement of sales of the offering.

Risk Factors:	Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Except as otherwise indicated herein, all information in this prospectus assumes the following:

●	no exercise by the underwriters of their option to purchase additional shares to cover over-allotments, if any; and

●	no exercise of the representative’s warrant.

SUMMARY OF RISK FACTORS

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

Risks Related to Our Financial Position and Need for Additional Capital

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

We have had negative cash flow from operating activities since inception, and we can provide no assurance that we will operate profitably or provide a return on investment in the future.

Even if this offering is successful, we will require substantial additional funding in the future if certain assumptions in our financial model prove incorrect. If we are unable to raise capital on favorable terms when needed, we could be forced to curtail, delay or discontinue our operations.

We have incurred significant losses since inception and we may not be able to generate sufficient revenue to achieve and maintain profitability.

Risks Related to Our Businesses and Industries

We have a limited operating history and, therefore, cannot accurately project our revenues and operating expenses.

We have not developed a strong customer base, and we have not generated sustainable revenue since inception. We cannot assure you that we ever will. We will incur significant losses in launching products and we may not realize sufficient subscriptions or profits in order to sustain our business.

The Live Trivia mobile game and the Catch-Up Vodcast/Podcast Platform are currently under development and no assurance can be given that they will be accepted by others or generate sufficient interest.

The Live Trivia mobile game and the Catch-Up Vodcast/Podcast Platformare based on new and unproven technologies and therefore is subject to the risks of failure inherent in the development of new products and services.

If we fail to retain users or add new users, or if our users decrease their level of engagement with the Live Trivia mobile game and the Catch-Up Vodcast/Podcast Platform, advertising revenue and user participation sales and operating results will be harmed.

Our growth will depend on the ability to attract and retain end-users who participate in paid-entry fee contests, and the loss of such end-users, or failure to attract new end-users in a cost-effective manner, would adversely affect our business, financial condition, results of operations and prospects.

It may become increasingly difficult and more expensive for us to acquire users for our mobile apps and we may not achieve a positive return on investment on our user acquisition efforts.

Our business model depends upon the proliferation of mobile devices, the continued compatibility between the mobile trivia games featured on our platform and major mobile game operating systems and upon third-party platforms for the distribution of such games. If such third parties interfere with the distribution of our products or offerings, or if our expectations with respect to mobile devices and our compatibility with third party operating systems are incorrect, our business, financial condition, results of operations and prospects would be adversely affected.

Macroeconomic and Market Conditions and Other Events Outside Our Control May Adversely Affect the Our Business.

A Decline in Customer Advertising Expenditures Could Cause the Company’s Revenues and Operating Results to Decline Significantly.

Risks Related to Information Technology Systems, Intellectual Property and Privacy Laws

Security breaches and attacks against our systems and network, and any potentially resulting breach or failure to otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

The AI and machine learning infrastructure market is an emerging market that will depend on the success of generative AI technologies, and this market may not develop as we currently expect, including due to regulatory uncertainty.

At present, it is not clear how existing laws governing issues such as property ownership, libel, privacy, data protection, data security, network security, and consumer protection apply to aspects of our operations, including AI technologies and services. Many jurisdictions regulate our operations, and the extent, nature, and scope of such regulations is evolving and expanding as the scope of our businesses expand.

We rely on third-party providers for computing infrastructure, secure network connectivity, and other technology-related services needed to deliver our products. Any disruption in the services provided by such third-party provider could adversely affect our business.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services which would harm our competitive position.

We are subject to laws and regulations concerning privacy, information security, data protection, consumer protection and protection of minors, and these laws and regulations are continually evolving. Our actual or perceived failure to comply with these laws and regulations could harm our business, financial condition, results of operations, reputation or prospects.

Risks Related to Regulatory Changes

Changes in our tax rates or exposure to additional tax liabilities, and changes to tax laws and interpretations of tax laws could adversely affect our earnings and financial condition.

Government regulations applicable to us may negatively impact our business.

Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business, financial condition, results of operations and growth prospects. Any change in existing laws, or their interpretation, or the regulatory climate applicable to our platform and services, or changes in tax laws or interpretation thereof related to our platform and services, could adversely impact our ability to operate our business as currently conducted or as we seek to operate in the future, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Changes in tax laws or tax rulings could materially affect our effective tax rates, financial position and results of operations.

Risks Related to the Offering and Our Common Stock

A sustained, active trading market for our securities may not develop or be maintained which may limit investors’ ability to sell shares at all or at an acceptable price.

Investors will be relying on management’s judgment regarding the use of proceeds from this investment and we may apply the proceeds to uses that may not increase the value of your investment or improve our operating results.

Investors in this offering will experience immediate and substantial dilution in net tangible book value (deficit).

There has been no independent valuation of our stock, which means that our Common Stock may be worth less than the offering price in the offering.

Future issuances of debt securities, which would rank senior to our common stock upon any bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

SUMMARY FINANCIAL DATA

The following table presents our selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for the years ended December 31, 2024 and 2023 are derived from our audited financial statements. The summary historical financial data for the three-month periods ended March 31, 2025 and 2024 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

Statement of Operations Data:

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
	(Unaudited)	(Unaudited)
NET REVENUES	$-	$-	$-	$-

OPERATING EXPENSES:
Compensation and related expenses	51,118	288,320	525,516	620,702
Marketing and advertising	4,424	13,255	44,493	250,608
Professional and consulting	124,886	84,589	449,631	330,296
Research and development	6,000	233,908	691,001	1,382,592
General and administrative	40,058	97,981	353,095	283,127
Impairment loss	-	-	-	43,671
Total operating expenses	226,486	718,053	2,063,736	2,910,996

LOSS FROM OPERATIONS	(226,486)	(718,053)	(2,063,736)	(2,910,996)

OTHER INCOME (EXPENSES), net	-	(12,856)	(12,856)	42,645

NET LOSS	$(226,486)	$(730,909)	$(2,076,592)	$(2,868,351)

Balance Sheet Data:	March 31, 2025 (Actual)		March 31, 2025 As Adjusted)(1)
Cash	$214,810	$
Working capital deficit	$(4,972,492)	$
Total assets	$1,450,916	$
Total liabilities	$5,198,283	$
Accumulated deficit	$(6,294,065)	$
Total stockholders’ deficit	$(3,747,367)	$

(1)	The as adjusted column gives effect to the issuance of [●] shares of our common stock in this offering at an assumed offering price of $[●] and the receipt of approximately $[●] million in net proceeds after estimated offering expenses.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Financial Position and Need for Additional Capital

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our consolidated financial statements as of March 31, 2025 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our independent registered public accounting firm included in its opinion for the year ended December 31, 2024 an explanatory paragraph referring to our net loss of $2,076,592 in the year ended December 31, 2024, net cash used in operations of $1,445,352 in the year ended December 31, 2024, and our accumulated deficit, stockholders’ deficit and working capital deficit of $6,067,579, $3,520,881 and $4,570,881, respectively as of December 31, 2024 and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Additionally, for the three months ended March 31, 2025, we had a net loss and net cash used in operating activities of $226,486 and $141,401, and as of March 31, 2025, our accumulated deficit, stockholders’ deficit and working capital deficit was $6,294,065, $3,747,367 and $4,972,492, respectively. Our ability to continue as a going concern is dependent upon our ability to create new business opportunities and eventually attain profitable operations. Our financial statements as of December 31, 2024 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances.

We have had negative cash flow from operating activities since inception, and we can provide no assurance that we will operate profitably or provide a return on investment in the future.

We have had negative cash flow from operating activities since inception. Our business is in an early stage and additional capital investment will be required to achieve revenue. There is no assurance that we will generate earnings, operate profitably or provide a return on investment in the future. Accordingly, we will be required to obtain additional financing in order to meet our future cash commitments.

Even if this offering is successful, we may require substantial additional funding in the future if certain assumptions in our financial model prove incorrect. If we are unable to raise capital on favorable terms when needed, we could be forced to curtail, delay or discontinue our operations.

Although we expect the funds from this offering and existing cash to be sufficient to fund operations for the next 12-18 months, we will require substantial additional capital in the future if certain assumptions in our financial model prove incorrect. When such additional capital is required, we will need to pursue various financing transactions or arrangements, which may include debt financing, equity financing or other means. Additional financing may not be available when needed or, if available, the terms of such financing might not be favorable to us and might involve substantial dilution to existing shareholders. We may not be successful in locating suitable financing transactions in the time period required, or at all. A failure to raise capital when needed would have a material adverse effect on our business, financial condition and results of operations. Any future issuance of securities to raise required capital will likely be dilutive to existing shareholders. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. We may incur substantial costs in pursuing future capital requirements, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. The ability to obtain needed financing may be impaired by such factors as the capital markets, our status as a relatively new enterprise with a limited history and/or any loss of key management personnel. If we are unable to obtain funding on favorable terms on a timely basis, we may be required to significantly curtail, delay or discontinue our operations.

We have incurred significant losses since inception and we may not be able to generate sufficient revenue to achieve and maintain profitability.

We have never been profitable and have incurred significant losses in each year since inception. For the years ended December 31, 2024 and 2023, we reported a net loss of $2,076,592 and $2,868,351, respectively and for the three months ended March 31, 2025 and 2024, we reported a net loss of $226,486 and $730,909, respectively. As of December 31, 2024 and 2023, we had an accumulated deficit of $6,067,579 and $3,990,987, respectively and as of March 31, 2025, we had an accumulated deficit of $6,294,065. To date, we have funded our operations primarily from the proceeds of sales of our shares of common stock and advances from related party, DatChat. We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. The net losses we incur may fluctuate significantly from quarter to quarter such that a period-to-period comparison of our results of operations may not be a good indication of our future performance. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue. Our prior losses and expected future losses have had and will continue to have an adverse effect on our working capital, our ability to achieve and maintain profitability and the performance of our shares.

Our reported financial results may be affected by changes in accounting principles generally accepted in the United States.

Generally accepted accounting principles (“GAAP”) in the United States are subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change. Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

Risks Related to Our Businesses and Industries

We have a limited operating history and, therefore, cannot accurately project our revenues and operating expenses.

We are a newly formed company. We were formed in June 2022 and were initially pursuing a metaverse platform and privacy-first social network. However, following our acquisition of RPM Interactive, Inc., a Florida corporation, in October 2024, we have repositioned our company as an artificial intelligence publishing company. Because we have a limited history, it is difficult to evaluate our proposed business and future prospects, including our ability to plan for and model future growth. There is no guarantee that our mobile game and AI vodcasting/podcasting platform businesses will result in profit or growth of our business. Our limited operating experience, combined with the rapidly evolving nature of the virtual technology market in which we intend to operate, substantial uncertainty concerning how this market may develop, and other economic factors beyond our control reduce our ability to accurately forecast quarterly or annual revenue. Failure to manage our current and future growth effectively could have an adverse effect on our business, operating results, and financial condition. Our business should be considered in light of the risks, expenses, and difficulties that we have encountered to date and will continue to encounter.

We have historically operated as a consolidated subsidiary of DatChat, who was our majority shareholder until October 2024 and who has been our primary source of financial support since inception and as such our limited experience operating as a non-majority owned subsidiary, which could have a materially adverse effect on our business.

We have historically operated as a consolidated subsidiary of DatChat, who was our majority shareholder until October 2024. Darin Myman, DatChat’s Chief Executive Officer and Chairman also serves as our President and until January 2025 was our sole director. Since inception, DatChat has been our primary source of financial support and we have no commitment from DatChat to provide additional financial support now or in the future. We may not be successful operating without the financial and operational support of DatChat and we may not be able to secure sufficient operating capital in the future and as such our limited experience operating as a non -majority owned subsidiary, which could have a materially adverse effect on our business.

We have not developed a customer base, and we have not generated sustainable revenue since inception. We cannot assure you that we ever will. We will incur significant losses in launching products and we may not realize sufficient subscriptions or profits in order to sustain our business.

We have not yet developed a customer base and we have not generated sustainable revenue since inception. We are subject to the substantial risk of failure facing businesses seeking to develop and commercialize new products and technologies. Maintaining and improving our platform will require significant capital. We will also incur substantial accounting, legal, and other overhead costs as a public company. If our offerings to customers are unsuccessful, result in insufficient revenue, or result in us not being able to sustain revenue, we will be forced to reduce expenses, which may result in an inability to gain new customers.

We may encounter numerous difficulties frequently encountered by companies in the early stage of operations.

We have a limited operating history upon which any investor may evaluate our current business and future prospects. Any potential investor must consider the risks and difficulties frequently encountered by early-stage companies. Historically, there has been a high failure rate among early-stage companies. Our future performance will depend upon a number of factors, including our ability to:

●	implement our growth strategy;

●	aggressively counter and respond to actions by our competitors;

●	pursue new users and maintain relationship with current users;

●	maintain adequate control of our expenses;

●	attract, retain and motivate qualified personnel;

●	react to user preferences and demands;

●	our ability to successfully implement, launch, and achieve market acceptance of our products and to anticipate and manage the risks associated therewith; and

●	regulatory compliance.

We cannot assure investors that we will successfully address any of these factors, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations, and future prospects.

We may not be successful in our mobile game and AI vodcasting/podcasting Platform businesses and investments, which could adversely affect our business, reputation, or financial results.

We believe that the future of content and entertainment lies in niche audiences with highly engaged viewers and listeners. To capitalize on this shift, we intend to leverage generative AI systems to create interactive and engaging content at scale. Given we are developing consumer offerings that will require consumers to adopt usage of these new AI-driven offerings, market acceptance of the features, products, or services we offer is uncertain. Given generative AI systems are still evolving from a technical perspective, we will rely on other companies, developers, partners and other participants to build our product offerings. We may be unsuccessful in our research and product development efforts, including if we are unable to develop relationships with key participants in the mobile game or AI vodcasting/podcasting segments. Our mobile game and AI vodcasting/podcasting efforts may also divert resources and management attention from other areas of our business.

In addition, as our efforts to continue developing our AI-driven publishing offerings evolve, we may be subject to a variety of existing or new laws and regulations in the United States and international jurisdictions, including in the areas of privacy, intellectual property, safety, competition, content regulation, consumer protection, and e-commerce, among others, which may delay or impede the development of our products and services, increase our operating costs, require significant management time and attention, or otherwise harm our business or limit desired business practices. As a result of these or other factors, our AI-driven publishing strategy and investments may not be successful in the foreseeable future, or at all, which could adversely affect our business, reputation, or financial results.

The Live Trivia Mobile game and the Catch-Up Vodcast/Podcast Platform are currently under development and no assurance can be given that they will be accepted by others or generate sufficient interest.

The trivia app game of skill and the vodcasting/podcasting categories have numerous competitors in each category. If we do not generate sufficient interest in our Live Trivia mobile game or catch-up vodcast/podcast platform, we will not attract enough game participants or advertisers to make it profitable.

The Live Trivia Mobile Game and the Catch-Up Vodcast/Podcast Platform are based on new and unproven technologies and therefore is subject to the risks of failure inherent in the development of new products and services.

Because both the Live Trivia mobile game and Catch-Up Vodcast/Podcast Platform are based on certain new and evolving AI systems and technologies, it is subject to risks of failure that are particular to new technologies, including the possibility that:

●	Live Trivia mobile game and the Catch-Up Vodcast/Podcast Platform may not gain market acceptance;

●	We may not be able to secure sufficient intellectual property rights for our technologies to prevent others from offering similar product or services;

●	proprietary rights of third parties may limit us from marketing a new product or service;

●	Live Trivia mobile game and the Catch-Up Vodcast/Podcast Platform may not receive the exposure required to obtain new users;

●	third parties may market superior products or services; or

●	AI technology is unpredictable and may not always work as planned

We may not be able to adequately evaluate the risks associated with our planned mobile game and AI vodcasting/podcasting platform businesses.

The Live Trivia mobile game and the Catch-Up vodcast/podcast Platform may not be successful and may expose us to legal, regulatory, and other risks. The occurrence of any such risks could materially and adversely affect our business, financial condition, results of operations, reputation, and prospects. It is difficult to predict how the legal and regulatory framework around such mobile games and AI vodcasting/podcasting platform businesses will develop and how such developments will impact our business and our products. The launch of the Live Trivia mobile game and the Catch-Up vodcast/podcast Platform also subjects us to risks similar to those associated with any new platform offering, including, but not limited to, our ability to accurately anticipate market demand and acceptance, our ability to successfully launch these initiatives, technical issues with the operation of the Live Trivia mobile game and the Catch-Up vodcast/podcast Platform and legal and regulatory risks as discussed above. If we fail to accurately anticipate or manage the risks associated with the Live Trivia mobile game and the Catch-Up vodcast/podcast Platform or if we directly or indirectly become subject to disputes, liability, or other legal or regulatory issues in connection with either of these initiatives, they may not be successful and our business, financial condition, results of operations, reputation, and prospects could be materially harmed. Contests with paid entry fees may not be legal in all states. We have analyzed the regulatory issues and plan to prohibit participants in certain states including Arkansas, Connecticut, Delaware, Hawaii, Louisiana, Missouri, New Jersey, Nevada, South Carolina, South Dakota and Washington. In addition, peer-to-peer skill-based games with entry fees in which the entry fees make up the prize pool may not be legal in certain states. We plan to prohibit peer-to-peer skill-based games with entry fees in such states, including Arizona, Montana and Nevada.

Our business is subject to risks generally associated with the mobile game and digital entertainment industry.

We are susceptible to market conditions and risks associated with the mobile game and digital entertainment industry, including the popularity, customers’ preferences, and potential regulations, all of which are difficult to predict and are beyond our control.

In addition, economic conditions that negatively impact discretionary consumer spending, including inflation, slower growth, unemployment levels, tax rates, interest rates, energy prices, declining consumer confidence, recession and other macroeconomic conditions, including those resulting from COVID-19 and from geopolitical issues and uncertainty, could have a material adverse impact on our business and results of operations.

If we fail to generate, retain users or add new users, or if following initial sign-up, our users decrease their level of engagement with the Live Trivia Mobile Game and the Catch-Up Vodcast/Podcast Platform, advertising revenue and user participation sales and operating results will be harmed.

Our business plan assumes that the demand for interactive entertainment offerings, specifically, the adoption of our Live Trivia mobile game and a vodcast/podcast platform will increase for the foreseeable future. However, if these markets shrink or grow more slowly than anticipated, or if demand for our Live Trivia mobile game app or a vodcast/podcast Platform does not grow as quickly as we anticipate, whether as a result of competition, product obsolescence, budgetary constraints of our developers, creators, and users, technological changes, unfavorable economic conditions, uncertain geopolitical or regulatory environments or other factors, we may not be able to increase our revenue sufficiently to ever achieve profitability and our stock price would decline.

The multitude of other entertainment options and other interactive experiences is high, making it difficult to retain users after initial sign-up who are dissatisfied with our Live Trivia mobile game app and vodcast/podcast platform and seek other entertainment options. These and other factors may lead users to switch to another entertainment option rapidly, which can interfere with our ability to forecast usage and would negatively affect our user retention, growth, and engagement. Falling user generation, retention, growth, or engagement rates could harm our business.

We face intense competition for our products and services.

There are numerous technology companies seeking ways to support efforts to enter the generative AI powered games and vodcasting/podcasting businesses. Additionally, mobile games have become a more readily recognized as a method of completing transactions and as such, more competitors are seeking to enter this marketplace. These technologies are subject to rapidly changing technological developments, shifting organizational priorities and requirements, frequent introductions of new products and services, and increased marketing and sales activities of other industry participants.

Many competitors exist in the overlapping areas of generative AI mobile games and publishing, traditional digital marketing, data analytics, and digital transformation. Many of our current and potential competitors have a significantly larger market presence, greater name recognition, access to more potential customers and substantially greater financial, technical, sales and marketing, management, support, and other resources than we have. As a result, many of our competitors can respond more quickly than we can to new or changing opportunities and technologies, and may devote greater resources to the marketing, promotion and sale of their products than we can.

Our costs are continuing to grow, and some of our investments, particularly our investments in mobile games and vodcasting/podcasting have the effect of reducing our operating margin and profitability. If our investments are not successful longer-term, our business and financial performance will be harmed.

Operating our business is costly, and we expect our expenses to continue to increase in the future as we look to generate and retain users and as users increase the amount and types of content they consume and the data they share with us, for example as we continue to expand our technical infrastructure, as we continue to invest in new and unproven technologies, and as we continue our efforts to focus on privacy, safety, security, and content review. We are also continuing to increase our investments in new platforms and technologies, including as part of our efforts related to building the generative AI mobile trivia game and vodcasting/podcasting platform.

Our industry is subject to rapid technological change, and if we do not adapt to, and appropriately allocate our resources among, emerging technologies and business models, our business may be negatively impacted.

Technology changes rapidly in the entertainment and publishing industry. We must continually anticipate and adapt to emerging technologies and business models to stay competitive. Forecasting the financial impact these changing technologies and business models may have is inherently uncertain and volatile. Supporting a new technology or business model may require affiliating with a new business or technology vendor, and such affiliation may be on terms that are less favorable to us than those for traditional technologies or business models. If we invest in the development of content offerings that incorporate a new technology or business model that does not achieve significant popularity, whether because of competition or otherwise, we may not recover the substantial costs of developing and marketing those product offerings, or recover the opportunity cost of diverting company resources away from other content and product offerings. In the near and longer term, we expect to take advantage of broader trends such as the growth of mobile games and vodcasting/podcasting in the digital economy. We may not be successful in allocating our resources to these new areas and may not recover the costs and opportunity costs of investing in these opportunities instead of others. Further, our competitors may adapt to these or other emerging technologies or business models more quickly or effectively than we do.

If, on the other hand, we elect not to pursue the development of product offerings or other opportunities incorporating a new technology, or otherwise elect not to pursue new business models that achieve significant success and popularity, it may have adverse consequences to our business. It may take significant time and expenditures to shift financial and personnel resources to that technology or business model, and it may be more difficult to compete against existing companies that incorporate that technology or business model effectively.

Competition within the broader entertainment industry is intense and our existing and potential users may be attracted to competing forms of entertainment such as television, movies and sporting events, as well as other entertainment and game options on the internet. If our mobile trivia games and vodcasts/podcasts do not continue to be popular, our business, financial condition, results of operations and prospects would be materially adversely affected.

We operate in the global entertainment and game industries within the broader entertainment industry. Our potential end-users will face a vast array of entertainment choices. Other forms of entertainment, such as television, movies, sporting events and casinos, are more well established and may be perceived by the users to offer greater variety, affordability, interactivity and enjoyment. We compete with these other forms of entertainment for the discretionary time and income of the users. If we are unable to sustain sufficient interest in our mobile trivia game and vodcast/podcast platform in comparison to other forms of entertainment, including new forms of entertainment, our business model may not be viable.

The specific industries in which we operate are characterized by dynamic customer demand and technological advances, and there is intense competition among mobile games, vodcast/podcast and entertainment providers. A number of established, well-financed companies producing mobile games, vodcasts/podcasts and/or interactive entertainment products and services compete with our platform, and other well-capitalized companies may introduce competitive services. Such competitors may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies, including with third-party developers, or otherwise develop more commercially successful products or services than ours, which could negatively impact our business. Our competitors may also develop products, features or services that are similar to ours or that achieve greater market acceptance. Such competitors may also undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Furthermore, new competitors may enter the game and/or vodcast/podcast publishing industries. There has also been considerable consolidation among competitors in the entertainment and game industries and such consolidation and future consolidation could result in the formation of larger competitors with increased financial resources and altered cost structures, which may enable them to offer more competitive products, gain a larger market share, expand offerings and broaden their geographic scope of operations. If we are not able to maintain or improve our market share, or if the offerings on our platform do not continue to be popular, our business could suffer.

Our growth will depend on the ability to attract and retain end-users who participate in paid-entry fee contests, and the loss of such end-users, or failure to attract new end-users in a cost-effective manner, would adversely affect our business, financial condition, results of operations and prospects.

Our business depends on maintaining a successful platform for mobile games that end-users will download and pay entry fees to compete in. As a result, our business relies on our ability to engage with players by consistently and timely making available through our platform games that are engaging, trustworthy and competitive with compelling content, features and events.

The success of the mobile trivia games featured on our platform depends, in part, on unpredictable and volatile factors beyond our control, including consumer preferences, competing games, new mobile platforms and the availability of other entertainment experiences. Our potential end-users will have accounts in which they make deposits and hold prior winnings.

In addition to the market factors noted above and elsewhere in these risk factors, our ability to successfully attract games to our platform and the ability of such games to achieve commercial success will depend on our ability to:

●	achieve benefits from player acquisition costs;

●	achieve viral organic growth and gain user interest in our featured games through free or paid channels;

●	adapt to changing player preferences;

●	adapt to new technologies and feature sets for mobile and other devices;

●	attract, retain and motivate talented and experienced third-party game developers to our platform;

●	partner with mobile platforms and obtain featuring opportunities;

●	continue to adapt to an increasingly diverse set of mobile devices, including various operating systems and specifications, limited bandwidth, and varying processing power and screen sizes;

●	achieve and maintain successful end-user engagement;

●	accurately forecast the timing and expense of our operations, including costs to secure and retain game developers and end-user adoption;

●	minimize and quickly resolve bugs or outages negatively impacting our platform or games on our platform; and

●	acquire and successfully integrate high quality mobile game assets, personnel or companies.

These and other uncertainties make it difficult to know whether our platform will succeed in continuing to host successful games and new games and features in accordance with our operating plan. If we do not succeed in doing so, our business, financial condition, results of operations and reputation could suffer.

It may become increasingly difficult and more expensive for us to acquire users for our mobile apps and we may not achieve a positive return on investment on our user acquisition efforts.

It may become increasingly difficult and more expensive for us to acquire users for our mobile apps for a variety of reasons, including the increasingly competitive nature of the mobile game and vodcasting/podcasting industries as well as the proliferation of other real money game options available for players. Furthermore, we intend to acquire and engage users primarily through digital ad networks, our game developers and affiliate partners. We intend to use paid marketing channels to achieve our objectives. We intend to optimize our marketing investment across all our channels in order to generate strong returns on our marketing spending. If the number of users who participate or utilize our mobile apps does not meet our expectations, our revenue and operating results will suffer.

Furthermore, our intended spending on user acquisition is being designed so that we will achieve a positive return on investment – that is, we expect that the amount we spend to acquire users in our mobile apps will be less than the revenue we ultimately generate from such acquired users. In order to determine the expected revenue from acquired users who may participate or utilize our mobile apps for multiple years, we often must make certain assumptions about their projected spending behavior, and these assumptions may turn out to be incorrect. To the extent that we do not achieve a positive return on investment on our user acquisition spending, it will negatively impact our operating results.

We are dependent on the services of certain key management personnel, employees, and advisors. If we are unable to retain or motivate such individuals or hire qualified personnel, we may not be able to grow effectively.

We depend on the services of a number of key management personnel, employees, and advisors and our future performance will largely depend on the talents and efforts of such individuals, specifically the services of Michael Mathews who will assume duties as Chief Executive Officer upon consummation of this offering, Daniel Warren who will assume duties as Chief Technology Officer upon consummation of this offering and W. David Linsley, our Chief Financial Officer. While Mr. Mathews currently serves as Chief Executive Officer of Aspen Group, Inc., following consummation of this offering he will devote 100% of his time to us. In addition, while Mr. Linsley currently serves as Chief Operating Officer of Music Futures, Inc. and as Managing Director of Liftd Media LLC, he will serve as our full time Chief Financial Officer and will devote as many hours as required by such role despite his other engagements. We do not currently maintain “key person” life insurance on any of our employees. The loss of one or more of such key individuals, or failure to find a suitable successor, could hamper our efforts to successfully operate our business and achieve our business objectives. Our future success will also depend on our ability to identify, hire, develop, motivate, and retain highly skilled personnel. Competition in our industry for qualified employees is intense, and our compensation arrangements may not always be successful in attracting new employees and/or retaining and motivating our existing employees. Future acquisitions by us may also cause uncertainty among our current employees and employees of the acquired entity, which could lead to the departure of key individuals. Such departures could have an adverse impact on the anticipated benefits of an acquisition.

Our business model depends upon the proliferation of mobile devices, the continued compatibility between the mobile trivia games featured on our platform and major mobile game operating systems and upon third-party platforms for the distribution of such games. If such third parties interfere with the distribution of our products or offerings, or if our expectations with respect to mobile devices and our compatibility with third party operating systems are incorrect, our business, financial condition, results of operations and prospects would be adversely affected.

The number of people using mobile internet-enabled devices has increased dramatically over time and we expect that this trend will continue. However, the mobile market, particularly the market for mobile games, may not grow in the way we anticipate. Our future success is substantially dependent upon the continued growth of the market for mobile games. In addition, we do not currently offer our games on all mobile devices. If the mobile devices on which our mobile apps are available decline in popularity or become obsolete faster than anticipated, we could experience a decline in expected revenue and Gross Marketplace Volume (“GMV”) and may not achieve the anticipated return on our development efforts. Any such decline in the expected growth of the mobile market or in the use of mobile devices for apps could harm our business, financial condition, results of operations and prospects.

Users will access the mobile apps featured on our platform through the direct download on their mobile devices. Our business model depends upon the continued compatibility between our apps and the major mobile operating systems, technologies, networks and standards that we do not control, such as the Android and iOS operating systems, and any changes, bugs, security, technical or regulatory issues in such systems, changes to our relationships with mobile manufacturers or carriers, or in their terms of service or policies that degrade our offerings’ functionality, reduce or eliminate our ability to distribute our offerings, give preferential treatment to competitive products, limit our ability to deliver high quality offerings, or impose fees or other charges related to delivering our offerings, could adversely affect our product usage and monetization on mobile devices. Third parties with whom we do not have any formal relationships control the design of mobile devices and operating systems. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones. Network carriers may also impact the ability of users to download apps or access specified content on mobile devices.

In addition, we intend to rely upon third-party platforms, such as the Apple App Store, for distribution of the games featured on our platform. The promotion, distribution and operation of apps are subject to the respective distribution platforms’ standard terms and policies for application developers, which are very broad and subject to frequent changes and differing interpretations. We may not able to distribute our apps through all app stores. In some cases, we may need to engage in direct distribution of our apps. Furthermore, the distribution platforms may not enforce their standard terms and policies for application developers consistently and uniformly across all applications and with all publishers. A platform provider may also change its fee structure, add fees associated with access to and use of its platform and alter how developers and publishers are able to advertise on the platform. Such terms and policy changes may decrease the visibility or availability of the games featured on our platform, which could adversely affect our business, financial condition or results of operations. In addition, we may be subject to changes in the policies or structures of online platforms for purchase and download mobile applications that may negatively impact the number of organic downloads of our games.

If the growth of high-bandwidth capabilities, particularly for mobile devices, is slower than we expect, end-user growth, retention, and engagement may be seriously harmed. Additionally, to deliver high-quality content over mobile cellular networks, the games offered through our platform must work well with a range of mobile technologies, systems, networks, regulations, and standards that we do not control. In addition, the adoption of any laws or regulations that adversely affect the growth, popularity, or use of the Internet, including laws governing Internet neutrality, could decrease the demand for our platform and increase our cost of doing business. Specifically, any laws that would allow mobile providers in the United States or abroad to impede access to content, or otherwise discriminate against our content, such as providing for faster or better access to our competitors, over their data networks, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Macroeconomic and Market Conditions and Other Events Outside Our Control May Adversely Affect the Our Business.

Our business is subject to risks and uncertainties from events outside its control that impact macroeconomic and market conditions or disrupt its business, including economic weakness, uncertainty or volatility, geopolitical tensions, conflicts or wars, pandemics and other health crises, natural disasters, severe weather events (which may occur with increasing frequency and intensity), hostilities, political or social unrest, terrorism or other similar events. For example, the U.S. and global economies and markets have been, and may in the future be, adversely impacted by inflationary pressures, changes in monetary policy, elevated interest rates, recessionary concerns, geopolitical tensions and conflicts, supply chain disruptions, volatile foreign currency exchange rates, public health conditions and political and social unrest. These and other events or conditions outside the Company’s control have in the past also resulted in, and could in the future lead to, among other things, disruption of the Company’s business, a tightening of, and in some cases more limited access to, the credit and capital markets, lower levels of liquidity, increases in the rates of default and bankruptcy, lower consumer net worth and a decline in other markets such as energy and commodities, and could, in turn, lead to a broader, prolonged economic downturn. Such downturns could in the future result, in lower advertising expenditures, higher borrowing costs and decreased ability of third parties to satisfy their obligations to the Company and have adversely affected, and could in the future adversely affect, the Company’s business, results of operations, financial condition and liquidity.

A Decline in Customer Advertising Expenditures Could Cause the Company’s Revenues and Operating Results to Decline Significantly.

We expect to derive substantial revenues from the sale of advertising, and its ability to generate advertising revenue depends on a number of factors, including: (1) demand for our products, (2) audience fragmentation, (3) digital advertising trends, (4) our ability to offer attractive advertising products and formats, (5) general economic and business conditions, (6) customer demographics, (7) advertising rates and effectiveness and (8) its brand strength and reputation.

Demand for our mobile apps is evaluated based on a variety of metrics, such as users, visits and engagement for digital offerings. Digital traffic is driven in significant part by visibility on digital platforms, which is impacted by algorithms that are outside our control and change frequently. Any difficulty or failure in managing changes to these algorithms or accurately measuring demand generally, particularly for digital may adversely impact advertising pricing and spending or, in the case of inaccuracies, our reputation and relationships with advertisers.

Shifting consumer preferences for content consumption toward digital media and the proliferation of devices, technologies, formats and distribution platforms have intensified competition for advertising, increased audience fragmentation and advertising. Large digital platforms command a substantial share of the digital advertising market due to their extensive audience reach, data and targeting capabilities and strengths in certain in-demand advertising formats. Certain of these platforms also control significant technologies such as ad servers on which our digital advertising operations may rely, and interruptions or changes affecting these technologies, including the economic terms, could adversely impact advertising revenues and/or operating costs. Evolving standards for the delivery of digital advertising, the development and implementation of technology, standards, regulations, policies and practices and changing consumer expectations that adversely affect our ability to deliver, target or measure the effectiveness of our advertising, including the phase-out of support for third-party cookies and mobile identifiers, as well as platform and browser requirements, news blocking or bias and new privacy regulations, may also negatively impact digital advertising revenues. As the digital advertising market continues to evolve, there can be no assurance that we will be able to compete successfully for advertising budgets.

Our expected advertising revenue may also be affected generally by national and local economic and business conditions, which tend to be cyclical, as well as election and other news cycles. Factors such as elevated interest rates and geopolitical tensions and conflicts may contribute to continued economic uncertainty, and could reduce spending by advertisers and lower advertising revenues for our businesses. Other events outside our control, including inflationary pressures, recessionary concerns, supply chain disruptions, natural disasters, extreme weather, pandemics and other widespread health crises, political and social unrest or acts of terrorism, may in the future have, a similar impact.

We rely on information technology (“IT”) and other systems and platforms, and any failures, errors, defects or disruptions in our or our vendors’ or other partners’ systems or platforms could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure and adversely affect our business, financial condition, operating results and growth prospects.

Our technology infrastructure is critical to the performance of our platform and offerings and to the satisfaction of our developer partners and users. We devote significant resources to network and data security to protect our systems and data, including resources devoted to the rapid evolution and increased adoption of artificial intelligence technologies and especially as we continue to operate under a hybrid working model under which employees can work and access our technology infrastructure remotely. However, cybersecurity incidents, including breaches, computer malware, computer hacking and insider threats have become more prevalent in our industry, and our systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to our business. Although we take measure to to prevent or hinder cybersecurity incidents, protect our systems, data and user information and to prevent outages, data or information loss, fraud and to prevent or detect security breaches, including a disaster recovery strategy for server and equipment failure and back-office systems and the use of third parties for certain cybersecurity services any cybersecurity breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions, loss or corruption of data, software, hardware or other computer equipment, or the inadvertent transmission of computer viruses or other unauthorized access to our systems caused by employee error, malfeasance or other disruptions could adversely affect our business, financial condition, results of operations or reputation and could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disruption of our operations and the services we provide to users. We may experience hacking attacks of varying degrees from time to time. Additionally, rapidly evolving technology and capabilities (including artificial intelligence), evolving changes in the sources, capabilities and targets for cybersecurity attacks, as well as the increasing sophistication of cyber criminals increase the risk of material data compromise or business disruption.

Our vendors and other third parties with whom we do business with, are also subject to the foregoing risks, and we do not have any control over them.

We may experience, system disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. Such disruptions have not had a material impact, individually or in the aggregate to date; however, future disruptions from unauthorized access to, fraudulent manipulation of, or tampering with our computer systems and technological infrastructure, or those of third parties, could result in a wide range of negative outcomes, including violations of applicable privacy laws which can result in significant fines, governmental investigations and enforcement actions, legal and financial exposure, contractual liability and damage to our reputation, each of which could materially adversely affect our business, financial condition, results of operations, reputation and prospects.

Additionally, the mobile apps offered through our platform may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch. If a particular game is unavailable when users attempt to play it or navigation through our platform is slower than they expect, users may be unable to properly engage in the games we host. Furthermore, programming errors, defects and data corruption could disrupt our operations, adversely affect the experience of end-users, harm our reputation, cause end-users to stop utilizing our platforms, divert our resources and delay market acceptance of our offerings, any of which could result in legal liability to us or harm our business, financial condition, results of operations and prospects.

Negative perceptions about our business, products, and services and the communities within our products and services may damage our business, and we may incur costs to address concerns.

Negative responses about our products and services may not be foreseeable. We also may not effectively manage these responses because of reasons within or outside of our control.

In addition, we aim to offer our players and viewers/listeners safe, inclusive and fulfilling online communities. We may not be able to maintain healthy, long-term online communities within our games and services as a result of the use of those communities as forums for harassment or bullying, our inability to successfully discourage overuse of our games and services or overspending within our games and services, or the successful implementation of cheating programs. Although we expend resources, and expect to continue to expend resources, to maintain healthy online communities, our efforts may not be successful due to scale, limitations of existing technologies or other factors.

In the event that there is negative sentiment about gameplay fairness, our online communities, our business practices, business models or game content, it can lead to investigations or increased scrutiny from governmental bodies and consumer groups, as well as litigation, which, regardless of their outcome, may be costly, damaging to our reputation and harm our business.

We may become involved in legal proceedings that may result in adverse outcomes.

We may become subject to claims, suits, government investigations, and other proceedings involving competition and antitrust, intellectual property, privacy, tax, labor and employment, commercial disputes, content generated by our users, goods and services offered by advertisers or publishers using our platforms, and other matters. Such claims, suits, government investigations, and proceedings are inherently uncertain and their results cannot be predicted with certainty. Regardless of the outcome, such legal proceedings can have an adverse impact on us because of legal costs, diversion of management resources, and other factors. Determining reserves for our pending litigation is a complex, fact-intensive process that requires significant judgment. It is possible that a resolution of one or more such proceedings could result in substantial fines and penalties that could adversely affect our business, consolidated financial position, results of operations, or cash flows in a particular period. These proceedings could also result in criminal sanctions, consent decrees, or orders preventing us from offering certain features, functionalities, products, or services, requiring a change in our business practices, or requiring development of non-infringing products or technologies, which could also adversely affect our business and results of operations.

We intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business, financial condition and results of operations.

Catastrophic events may disrupt our business.

Natural disasters, cyber-incidents, weather events, wildfires, power disruptions, telecommunications failures, public health outbreaks, failed upgrades of existing systems or migrations to new systems, acts of terrorism or other events could cause outages, disruptions and/or degradations of our infrastructure, including our or our partners’ information technology and network systems, a failure in our ability to conduct normal business operations, or the closure of public spaces in which players engage with our games and services. The health and safety of our employees, players, third-party organizations with whom we partner or regulatory agencies on which we rely could be also affected, which may prevent us from executing against our business strategies or cause a decrease in consumer demand for our products and services. System redundancy may be ineffective and our disaster recovery and business continuity planning may not be sufficient for all eventualities. Such failures, disruptions, closures, or inability to conduct normal business operations could also prevent access to our products, services or online stores selling our products and services, cause delay or interruption in our product or live services offerings, allow breaches of data security or result in the loss of critical data. The COVID-19 pandemic could disrupt out ability to conduct normal business operations. An event that results in the disruption or degradation of any of our critical business functions or information technology systems, harms our ability to conduct normal business operations or causes a decreased in consumer demand for our products and services could materially impact our reputation and brand, financial condition and operating results.

We may not meet our product and live service development schedules and live service release schedule may be delayed, cancelled, or poorly received.

Our ability to meet product development schedules is affected by a number of factors both within and outside our control, including feedback from our users, the creative processes involved, the coordination of large and sometimes geographically dispersed development teams, the complexity of our products and the platforms for which they are developed, the need to fine-tune our products prior to their release and, in certain cases, approvals from third parties. Any failure to meet anticipated production or release schedules likely would result in a delay of revenue and/or possibly a significant shortfall in our revenue, increase our development and/or marketing expenses, harm our profitability, and cause our operating results to be materially different than anticipated. If we miss key selling periods for products or services, particularly the fiscal quarter ending in December, for any reason, including product delays or product cancellations our sales likely will suffer significantly.

Our insurance may not provide adequate levels of coverage against claims.

We believe that we maintain insurance customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. We do not maintain “key man” insurance policies on any of our officers or employees. Moreover, any loss incurred could exceed policy limits and policy payments made to us may not be made on a timely basis. Such losses could adversely affect our business prospects, results of operations and financial condition.

Risks Related to Information Technology Systems, Intellectual Property and Privacy Laws

Security breaches and attacks against our systems and network, and any potentially resulting breach or failure to otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

Although we intend to employ significant resources to develop our security measures against breaches, our cybersecurity measures may not detect or prevent all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our systems or that we otherwise maintain. Breaches of our cybersecurity measures could result in unauthorized access to our systems, misappropriation of information or data, deletion or modification of client information, or a denial-of-service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we may be unable to anticipate, or implement adequate measures to protect against, these attacks.

If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liability, our reputation would be harmed and we could sustain substantial revenue loss from lost sales and customer dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber-attacks may target us, our Traders or other participants, the communication infrastructure, or the e-platform on which we depend. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. Cybersecurity breaches would not only harm our reputation and business, but also could materially decrease our revenue and net income.

If any of our prospective users engage in criminal, inappropriate or fraudulent activities that seek to exploit our platform and users, our ability to attract and retain developers and users may be harmed, which could have an adverse impact on our reputation, business, financial condition and operating results. If we fail to detect fraud or theft, including by end-users and employees, our reputation and brand may suffer, which could negatively impact our business, financial condition and results of operations and can subject us to investigations and litigation.

We may incur, losses from various types of financial fraud, including use of stolen or fraudulent credit card data, claims of unauthorized payments by a prospective user and attempted payments by users with insufficient funds. Bad actors use increasingly sophisticated methods to engage in illegal activities involving personal information, such as unauthorized use of another person’s identity, account information or payment information and unauthorized acquisition or use of credit or debit card details, bank account information and mobile phone numbers and accounts. Under current credit card practices, we may be liable for use of funds on our platform with fraudulent credit card data, even if the associated financial institution approved the credit card transaction. Acts of fraud may involve various tactics, including collusion. Successful exploitation of our systems could have negative effects on our product offerings, services and user experience and could harm our reputation. Failure to discover such acts or schemes in a timely manner could result in harm to our operations. In addition, negative publicity related to such schemes could have an adverse effect on our reputation, potentially causing a material adverse effect on our business, financial condition, results of operations and prospects. In the event of the occurrence of any such issues with our proposed platform or proposed product offerings, substantial engineering and marketing resources and management attention may be diverted from other projects to correct these issues, which may delay other projects and the achievement of our strategic objectives. Our failure to adequately detect or prevent fraudulent transactions could harm our reputation or brand, result in litigation or regulatory action and lead to expenses that could adversely affect our business, financial condition, results of operations and prospects.

Further, unrelated third parties have developed, and may continue to develop, “cheating” programs that enable players to exploit vulnerabilities in the games featured on our platform, play them in an automated way, collude to alter the outcome of such games or obtain unfair advantages. These programs and practices could undermine the integrity of our proposed platform and harm the experiences of players who play fairly, and may lead players or third-party developers to stop engaging with our platform. We intend to devote significant resources to discover and disable these cheating programs and activities. However, if we are unable to do so in a timely and effective manner, our operations may be disrupted and our reputation may be damaged. These cheating programs could result in lost revenue from paid competitions, disrupt our in-game economies, divert time from our personnel, increase costs of developing technological measures to combat these programs and activities, increase our customer service costs needed to respond to dissatisfied players, and lead to legal claims. This type of activity may subject us to liability and negative publicity, which would increase our operating costs and adversely affect our business, financial condition, operating results, reputation and future prospects.

Issues in the use of AI in our mobile trivia game and vodcasting/podcasting apps may result in reputational harm and increased liability exposure.

Our efforts using AI in our mobile trivia game and vodcasting/podcasting Platform may give rise to risks related to harmful content, inaccuracies, discrimination, intellectual property infringement or misappropriation, defamation, data privacy, cybersecurity, and other issues. As a result of these and other challenges associated with innovative technologies, our implementation of AI systems could subject us to competitive harm, regulatory action, legal liability (including under new and proposed legislation and regulations), new applications of existing data protection, privacy, intellectual property, and other laws, and brand or reputational harm.

For example, in order to generate thousands of trivia questions for our proprietary Live Trivia mobile app, we intend to deploy multiple open source third-party LLM systems to generate and verify the accuracy of trivia questions and answers, and for our quality assurance (QA) process. Should the open source LLM systems generate inaccurate information that is not caught through our QA process, this could lead to legal liability among our user base.

Relative to our proprietary automated vodcast/podcast platform, we intend to deploy a number of open-source third-party AI systems to; 1) transcribe selected video clips, 2) analyze transcripts to generate text-based commentary, and 3) integrate with an AI video generator to create custom avatar videos. These open-source third-party AI systems are relatively new to the commercial market and there is a risk they may at times generate inaccurate or low quality content which could be distributed if not caught through our QA process. This could lead to reputational harm and legal liability.

Some uses of AI may present ethical issues and have broad effects on society. In order to implement AI responsibly and minimize unintended harmful effects, we have already devoted and will continue to invest significant resources to develop, test, and maintain our products and services, but we may not be able to identify or resolve all AI-related issues, deficiencies, and/or failures before they arise. Unintended consequences, uses, or customization of our AI tools and systems may negatively affect human rights, privacy, employment, or other social concerns, which may result in claims, lawsuits, brand or reputational harm, and increased regulatory scrutiny, any of which could harm our business, financial condition, and operating results.

We use open-source software in connection with certain of our mobile apps and services which may pose particular risks to our proprietary software, products, and services in a manner that could have a negative impact on our business.

We use open-source software in connection with some of the mobile apps and services we offer. Some open-source software licenses require users who distribute open-source software as part of their software to publicly disclose all or part of the source code to such software or make available any derivative works of the open source code on unfavorable terms or at no cost. The terms of various open-source licenses have not been interpreted by courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our use of the open-source software. Were it determined that our use was not in compliance with a particular license, we may be required to release our proprietary source code, pay damages for breach of contract, re-engineer our games or products, discontinue distribution in the event re-engineering cannot be accomplished on a timely basis, or take other remedial action that may divert resources away from our game development efforts, any of which could negatively impact our business.

Laws and regulations affecting AI are continually evolving and developing laws and regulations on AI in jurisdictions in which we do business could increase the cost of our operations and subject us to possible lawsuits or other penalties, which could harm our business.

The legal and regulatory landscape for AI is evolving and different jurisdictions have taken varying approaches to regulating AI. Consequently, we are subject to a complex and evolving regulatory landscape, and compliance with these new laws can be costly and time-consuming and we could be subject to regulatory enforcement actions or litigation if we fail to comply with these laws and regulations. Additionally, new laws, guidance and/or decisions in this area may limit our ability to use our machine learning and AI systems, or require us to make changes to our proposed platform or operations that may decrease our operational efficiency, result in an increase to operating costs and/or hinder our ability to improve our services. AI is regulated, and together with developing guidance and/or decisions in this area, may affect our use of AI and our ability to provide and to improve our services, require additional compliance measures and changes to our operations and processes, result in increased compliance costs and potential increases in civil claims against us, and could adversely affect our business, operations and financial condition.

There is substantial uncertainty about the nature, direction, severity, and granularity of future AI regulation and new regulations or changed enforcement/interpretation of existing regulation could materially harm our business’s operations.

The AI and machine learning infrastructure market is an emerging market that will depend on the success of generative AI technologies, and this market may not develop as we currently expect, including due to regulatory uncertainty.

Government bodies have implemented laws and are considering further regulating AI and machine learning, which could negatively impact our ability to use these technologies. Some of our competitors may be subject to less regulation and accordingly may have more flexibility to undertake and execute certain strategies or investments than us and/or bear less compliance expense than us. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business.

At present, it is not clear how existing laws governing issues such as property ownership, libel, privacy, data protection, data security, network security, and consumer protection apply to aspects of our operations, including AI technologies and services. Many jurisdictions regulate our operations, and the extent, nature, and scope of such regulations is evolving and expanding as the scope of our businesses expand.

New and changed rules and regulations regarding privacy, data protection (in particular, those that impact the use of AI) and cross-border transfers of customer information could cause us to delay planned uses and disclosures of data to comply with applicable privacy and data protection requirements. Moreover, if any third-party that we work with violates applicable laws or its policies, such violations also may put personal information at risk, which may result in increased regulatory scrutiny and have a material adverse effect on our reputation, business, financial condition, and results of operations.

AI and related technologies are subject to public debate and potential regulatory scrutiny and is an area of developing laws, rules, and regulations. Issues in the use of AI, including machine learning, computer vision, and the use and protection of customer data, may result in reputational harm or liability. Any negative publicity or negative public perception of AI could negatively impact our development projects and the use and commercialization of our products or services. Further, our actual or perceived failure to comply with AI-related legal obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences.

The success of our business will depend, in part, on our ability to adapt and respond effectively to technological and regulatory changes on a timely basis. If we are unable to keep pace, our business, financial condition, and results of operations may be adversely affected.

We intend to rely on third-party providers for computing infrastructure, secure network connectivity, and other technology-related services needed to deliver our products. Any disruption in the services provided by such third-party provider could adversely affect our business.

Our products will be hosted from, and use computing infrastructure, secure network connectivity, and other technology-related services provided by third-party providers. We do not control the operations of these third-party provider or own the equipment used to provide such services. Because we cannot easily switch between cloud providers, any disruption of or interference, for example, due to natural disasters, cyber-attacks, terrorist attacks, power losses, telecommunications failures, or similar events, would impact our operations and may adversely affect our business, financial condition, operating results and cash flows. In addition, these providers have no obligation to renew their agreements with us on commercially reasonable terms or at all. If we are unable to renew our agreements on commercially reasonable terms or develop our blockchain capabilities, we may be required to transition to a new provider, and we may incur significant costs and possible service interruption in connection with doing so.

In addition, these providers may take actions beyond our control that could seriously harm our business, including:

●	discontinuing or limiting our access to its cloud platform

●	increasing pricing terms;

●	terminating or seeking to terminate our contractual relationship altogether;

●	establishing more favorable relationships or pricing terms with one or more of our competitors; and

●	modifying or interpreting its terms of service or other policies in a manner that impacts our ability to run our business and operations.

●	discontinuing or limiting our access to its cloud platform

Cloud hosting providers have broad discretion to change and interpret their terms of service and other policies with respect to us, and those actions may be unfavorable to us. They may also alter how we are able to process data on their respective cloud platforms. If changes or interpretations are made that are unfavorable to us, our business could be seriously harmed.

We may not be able to secure all rights to our intellectual property or our rights may be subject to claims of infringement by others and other issues affecting production.

We will seek to rely on a combination of trade secret, trademark, and copyright laws, as well as employee and third-party non-disclosure agreements and other protective measures, to protect intellectual property rights pertaining to our products and technologies both in the U.S. We may not be able to secure all of the intellectual property rights desired. There can be no assurance, however, that these measures will provide meaningful protection of our technology, trade secrets, know-how or other intellectual property in the event of any unauthorized use, misappropriation, or disclosure. There can also be no assurance that others will not independently develop similar technologies or duplicate any technology that we develop or have developed without violating our intellectual property rights. In addition, there can be no assurance that our intellectual property rights will be held to be valid, will not be successfully challenged or will otherwise be of value. In the event that we are subject to a claim of intellectual property infringement, whether it be patent, copyright or trademark, the cost of defending such a claim, even if partly covered by insurance, will be significant and will have a material adverse effect on our financial results.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements or obtain them on terms acceptable to us.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services which would harm our competitive position.

Our success, in part, depends upon our proprietary technology. We have various forms of intellectual property including copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization or develop similar technology independently. We also pursue the registration of our domain names, trademarks, and service marks in the United States. However, we cannot provide any assurance that patent applications that we file will ultimately result in an issued patent or, if issued, that they will provide sufficient protections for our technology against competitors. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

We are subject to laws and regulations concerning privacy, information security, data protection, consumer protection and protection of minors, and these laws and regulations are continually evolving. Our actual or perceived failure to comply with these laws and regulations could harm our business, financial condition, results of operations, reputation or prospects.

We will receive, store and process personal information and other data relating to our employees and business contacts, as well as player data, and we enable our players to share their personal information with each other and with third parties, including on the Internet and mobile platforms. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other player data on the Internet and mobile platforms, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. A number of these laws, rules and regulations require us to provide notification to players, investors, regulators and other affected parties in the event of a security breach of certain personal data or require the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement.

Various government and consumer agencies have called for new regulation and changes in industry practices and are continuing to review the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. In the United States, there are numerous federal and state data privacy laws, data breach notification laws and consumer protection laws. For example, the State of California’s passage of the CCPA, which went into effect on January 1, 2020 and created new privacy rights for consumers residing in the state. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA allows for the California Attorney General to impose civil penalties and also provides a privacy right of action for certain data breaches. California voters also recently passed the California Privacy Rights Act (“CPRA”), which went into effect on January 1, 2023. The CPRA significantly modifies the CCPA, including by imposing additional obligations on covered companies and expanding California consumers’ rights with respect to certain sensitive personal information, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. Other states, such as Virginia, have also adopted similar privacy laws that became enforceable in 2023, or are considering adopting similar data privacy laws, which may go into effect throughout 2024 and beyond. In addition, laws in all 50 states require businesses to provide notice to consumers whose personal information has been disclosed as a result of a data breach. There is also increased attention being given to the collection of data from minors. For instance, the Children’s Online Privacy Protection Act (“COPPA”) requires companies to obtain parental consent before collecting personal information from children under the age of 13.

Compliance with CCPA, COPPA and similar legal requirements has required us to devote significant operational resources and incur significant expenses. We expect the number of jurisdictions adopting their own data privacy laws to increase, which will require us to devote additional significant operational resources and incur additional significant expenses and will also increase our exposure to risks of claims by our players that we have not complied with all applicable data privacy laws.

We will strive to comply with all applicable laws, policies, legal and contractual obligations and certain industry codes of conduct relating to privacy and data protection, to the extent reasonably attainable. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. It is also possible that new laws, policies, legal obligations or industry codes of conduct may be passed, or existing laws, policies, legal obligations or industry codes of conduct may be interpreted in such a way that could require us to take further compliance steps and/or could prevent us from being able to offer services to citizens of a certain jurisdiction or may make it costlier or more difficult for us to do so. Any failure or perceived failure by us to comply with our privacy policy and terms of service, our privacy-related obligations to players or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, investigations, litigation or public statements against us by consumer advocacy groups or others and could cause our players to lose trust in us, which could have an adverse effect on our business, financial condition, results of operations, reputation or prospects. Additionally, if third parties we work with, such as players, vendors or developers violate applicable laws or our policies, such violations may also put our players’ information at risk and could in turn have an adverse effect on our business, financial condition, results of operations, reputation or prospects.

We intend to rely on third-party providers to validate the identity and identify the location of end-users, and if such providers fail to perform adequately, or if we do not maintain business relationships with them, our business, financial condition, results of operations and prospects could be adversely affected.

There is no guarantee that the third-party geolocation and identity verification systems that we rely on will perform adequately, or be effective. We intend to rely on our geolocation and identity verification systems to ensure we are in compliance with certain laws and regulations, and any service disruption to those systems would prohibit us from operating our platform in compliance with law, or at all, and would adversely affect our business, financial condition, results of operations and prospects. Additionally, incorrect or misleading geolocation and identity verification data with respect to potential users received from third-party service providers may result in us inadvertently allowing access to our offerings to individuals who should not be permitted to access them, or otherwise inadvertently deny access to individuals who should be able to access our offerings. Our prospective third-party geolocation services provider relies on its ability to obtain information necessary to determine geolocation from mobile devices, operating systems, and other sources. Changes, disruptions or temporary or permanent failure to access such sources by our third-party services providers may result in their inability to accurately determine the location of end-users. Moreover, our inability to maintain our existing contracts with third-party services providers, or to replace them with equivalent third parties, may result in our inability to access geolocation and identity verification data necessary for our day-to-day operations. If any of these risks materializes, we may be subject to disciplinary action, fines, lawsuits, and our business, financial condition, results of operations, prospects and reputation could be adversely affected.

We intend to rely on third-party payment processors to process deposits and withdrawals made by end-users on the platform, and if we cannot manage our relationships with such third parties and other payment-related risks, our business, financial condition and results of operations could be adversely affected. Further, we may have difficulty accessing the services of banks, credit card issuers and payment processing services providers, which may make it difficult to sell our products and services.

We intend to rely on a limited number of third-party payment processors to process deposits and withdrawals made by end-users on our platform. If any of our prospective third-party payment processors terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we may need to find an alternate payment processor, and may not be able to secure similar terms or replace such payment processor in an acceptable time frame. Further, the software and services provided by our prospective third-party payment processors may not meet our expectations, and may contain errors or vulnerabilities, be compromised or experience outages. Any of these risks could cause us to lose our ability to accept online payments or other payment transactions or make timely payments to users on our platform, any of which could make our platform less trustworthy and convenient and adversely affect our ability to attract and retain end-users.

We expect that nearly all of our payments will be made by credit card, debit card or through other third-party payment services, which subjects us to certain regulations and to the risk of fraud. We may in the future offer new payment options to users that may be subject to additional regulations and risks. We are also subject to a number of other laws and regulations relating to the payments we accept from end-users, including with respect to money laundering, money transfers, privacy and information security. If we fail to comply with applicable rules and regulations, we may be subject to civil or criminal penalties, fines and/or higher transaction fees and may lose our ability to accept online payments or other payment card transactions, which could make our offerings less convenient and attractive to end-users. If any of these events were to occur, our business, financial condition, results of operations and prospects could be materially adversely affected.

Additionally, our prospective payment processors will require us to comply with payment card network operating rules, which are set and interpreted by the payment card networks. The payment card networks could adopt new operating rules or interpret or reinterpret existing rules in ways that might prohibit us from providing certain offerings to some users, be costly to implement or difficult to follow. We have agreed to reimburse our payment processors for fines they are assessed by payment card networks if we or the users on our platform violate these rules.

Although financial institutions and payment processors are permitted to provide services to us and others in our industry, banks, credit card issuers and payment processing service providers may be hesitant to offer banking and payment processing services to game businesses. Consequently, we may encounter difficulties in establishing and maintaining banking and payment processing relationships with a full scope of services and generating market interest rates. If we were unable to maintain our bank accounts or end-users were unable to use their credit cards, bank accounts or e-wallets to make deposits and withdrawals from our platforms it would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges which could result in an inability to implement our business plan. A disruption in our ability to process payments could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our business will be subject to complex and prescriptive regulations regarding consumer protection and data privacy practices, and could be adversely affected if our consumer protection, data privacy and security practices are not adequate, or perceived as being inadequate.

We will be subject to global data privacy, data protection, localization, security and consumer-protection laws and regulations worldwide. These laws and regulations are emerging and evolving and the interpretation and application of these laws and regulations often are uncertain, contradictory, and changing. The failure to maintain data practices that are compliant with applicable laws and regulations, or evolving interpretations of applicable laws and regulations, could result in inquiries from enforcement agencies or direct consumer complaints, resulting in civil or criminal penalties, and could adversely impact our reputation and brand. In addition, the operational costs of compliance with these regulations are high and will likely continue to increase.

Even if we remain in strict compliance with applicable laws and regulations, consumer sensitivity to the collection and processing of their personal information continues to increase. Any real or perceived failures in maintaining acceptable data privacy practices, including allowing improper or unauthorized access, acquisition or misuse and/or uninformed disclosure of consumer, employee and other information, or a perception that we do not adequately secure this information or provide consumers with adequate notice about the information that they authorize us to collect and disclose could result in brand, reputational, or other harms to the business, result in costly remedial measures, deter potential customers from using our products and services and cause our financial results to be materially affected.

Third party vendors and business partners will receive access to certain information that we collect. These vendors and business partners may not prevent data security breaches with respect to the information we provide them or fully enforce our policies, contractual obligations and disclosures regarding the collection, use, storage, transfer and retention of personal data. A data security breach of one of our vendors or business partners could cause reputational and financial harm to them and us, negatively impact our ability to offer our products and services, and could result in legal liability, costly remedial measures, governmental and regulatory investigations, harm our profitability, reputation and brand, and cause our financial results to be materially affected.

Risks Related to Regulatory Changes

Changes in our tax rates or exposure to additional tax liabilities, and changes to tax laws and interpretations of tax laws could adversely affect our earnings and financial condition.

Initially, we will be subject to taxes in the United States and may be subject to various foreign jurisdictions in the future. Significant judgment will be required to determine our worldwide income tax provision, tax assets, and accruals for other taxes, and there are many transactions and calculations where the ultimate tax determination is uncertain. Our effective income tax rate is based in part on our corporate operating structure and the manner in which we operate our business and develop, value and use our intellectual property. Taxing authorities in jurisdictions in which we operate may challenge and audit our methodologies for calculating our income taxes, which could increase our effective income tax rate and have an adverse impact on our results of operations and cash flows. In addition, our provision for income taxes is materially affected by our profit levels, changes in our business, changes in the mix of earnings in countries with differing statutory tax rates, changes in the elections we make, changes in the valuation of our deferred tax assets and liabilities, or changes in applicable tax laws or interpretations of existing income and withholding tax laws, as well as other factors. For example, the outcome of future guidance related to the U.S. Tax Act could cause us to change our analysis and materially impact our previous estimates and consolidated financial statements.

In addition, changes to U.S. federal, state or international tax laws or their applicability to corporate multinationals in the countries in which we do business may affect our effective tax rates and cash taxes, cause us to change the way in which we structure our business and resulted in other costs. Our effective tax rate also could be adversely affected by changes in our valuation allowances for deferred tax assets. Actual financial results also may differ materially from our current estimates and could have a material impact on our assessment of the valuation allowance.

Government regulations applicable to us may negatively impact our business.

Initially, we will be subject to various and complex laws and regulations domestically and possibly in the future internationally, including laws and regulations related to consumer protection, protection of minors, content, advertising, localization, information security, intellectual property, competition and taxation, among others. Many of these laws and regulations are continuously evolving and developing, and the application to, and impact on, us is uncertain. These laws could harm our business by limiting the products and services we can offer consumers or the manner in which we offer them. The costs of compliance with these laws may increase in the future as a result of changes in applicable laws or changes to interpretation. Any failure on our part to comply with these laws or the application of these laws in an unanticipated manner may harm our business and result in penalties or significant legal liability.

Certain of our business models will be subject to new laws or regulations or evolving interpretations and application of existing laws and regulations, including those related to games of skill and gambling. Some jurisdictions may not permit paid entry fee trivia contests. The growth and development of electronic commerce, virtual items and virtual currency has prompted calls for new laws and regulations and resulted in the application of existing laws or regulations that have limited or restricted the sale of our products and services in certain territories. New laws — each of which could vary significantly across jurisdictions — could subject us to additional regulation and oversight, cause us to further limit or restrict the sale of our products and services or otherwise impact our products and services, lessen the engagement with, and growth of, profitable business models, and expose us to increased compliance costs, significant liability, fines, penalties and harm to our reputation and brand.

We may, in the future, be subject to laws in certain foreign countries, and adhere to industry standards in the United States, that mandate rating requirements or set other restrictions on the advertisement or distribution of interactive entertainment software based on content. In addition, certain foreign countries allow government censorship of interactive entertainment software products. Adoption of ratings systems, censorship or restrictions on distribution of interactive entertainment software based on content could harm our business by limiting the products we are able to offer to our consumers. In addition, compliance with new and possibly inconsistent regulations for different territories could be costly, delay or prevent the release of our products in those territories.

Our business is subject to a variety of U.S., many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business, financial condition, results of operations and growth prospects. Any change in existing laws, or their interpretation, or the regulatory climate applicable to our platform and services, or changes in tax laws or interpretation thereof related to our platform and services, could adversely impact our ability to operate our business as currently planned or as we seek to operate in the future, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

We are subject to a variety of laws in the U.S. that affect our business, including state and federal laws regarding skill-based games, consumer protection, electronic marketing, data protection and privacy, competition, taxation, intellectual property, export and national security, which are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting. There is a risk that existing or future laws may be interpreted in a manner that is not consistent with our planned practices, and could have an adverse effect on our business, financial condition, results of operations and growth prospects. It is also likely that as our business grows and evolves, particularly if we expand to other countries, we will become subject to laws in additional jurisdictions or other jurisdictions may claim that we are required to comply with their laws.

State and federal laws in the U.S. distinguish between games of skill and games of chance. We only enable games for paid entry-fee contests in states in which we believe skill-based games are permitted and not required to be licensed as gambling under applicable state law. As of the date of this prospectus, we plan to operate a skills-based trivia game in 38 states and the District of Columbia, while restricting the remaining 12 states based on their current laws and/or license requirements related to games of skill (state restrictions: Arkansas, Connecticut, Delaware, Hawaii, Louisiana, Missouri, New Jersey, Nevada, South Carolina, South Dakota and Washington). We use proprietary algorithms and data science tools designed to ensure that the degree of skill involved in affecting the outcome of a contest is sufficient to comply with applicable state laws. The scope and interpretation of the laws that are or may be applicable to the determination as to whether a contest is skill-based, and therefore beyond the scope of a state’s gambling laws and licensing requirements, are subject to interpretation and evolving. There is a risk that existing or future laws in the states in which we operate may be interpreted in a manner that is not consistent with our planned practices and could have an adverse impact on our business and prospects. Additionally, existing and future laws that permit skill-based games may be accompanied in the future by restrictions, licensing requirements or taxes that make it impractical or less feasible to operate in these jurisdictions. In addition, peer-to-peer skill-based games with entry fees in which the entry fees make up the prize pool may not be legal in certain states. We plan to prohibit peer-to-peer skill-based games with entry fees in such states, including Arizona, Montana, and Nevada.

It is possible that a number of laws may be adopted or construed to apply to us that could restrict the online and mobile games industries, including player privacy, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through the Internet and mobile devices. We anticipate that scrutiny and regulation of our industry will increase and we will be required to devote legal and other resources to addressing such regulation. For example, existing laws or new laws regarding the marketing of in-app purchases, or regulation of currency, banking institutions, unclaimed property or money transmission may be interpreted to cover the games and contests featured on our platform and the entry fees paid in respect of such contests. If that were to occur, we may be required to seek licenses, authorizations or approvals from relevant regulators, the granting of which may be dependent on us meeting certain capital and other requirements and we may become subject to additional regulation and oversight, all of which could be time consuming and significantly increase our operating costs. Any delays in obtaining or difficulty in maintaining regulatory approvals needed for expansion within existing jurisdictions or into new jurisdictions may negatively affect our opportunities for growth, including the growth of our customer base, or delay our ability to recognize revenue from our offerings in any such jurisdictions. Regulatory authorities may have broad powers with respect to the regulation and licensing of skill- based game operations and may revoke, suspend, condition or limit such licenses, impose substantial fines on us or take other actions, any one of which could have a material adverse effect on our business. We will strive to comply with all applicable laws and regulations relating to our business. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business, financial condition, results of operations, growth prospects and reputation.

Governmental authorities could view us as having violated applicable laws, despite our efforts to comply. There is also a risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities or incumbent providers of entertainment and game services, or private individuals, could be initiated against us, Internet service providers, credit card and other payment processors, advertisers and others involved in the skill-based game industries. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon us or our business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as impact our reputation.

There can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to our business to prohibit, restrict, or regulate various aspects of the skill-based games industry (or that existing laws in those jurisdictions will not be interpreted negatively by governmental authorities). Compliance with any such legislation may have a material adverse effect on our business, financial condition results of operations and prospects, either as a result of our determination that a jurisdiction should be blocked, or because a local license or approval may be costly for us or our business partners to obtain and/or such licenses or approvals may contain other commercially undesirable conditions.

Changes in tax laws or tax rulings could materially affect our effective tax rates, financial position and results of operations.

The tax regimes we are subject to or operate under are unsettled and may be subject to significant change. In the course of our business, there will be many transactions and calculations where the ultimate tax determination is uncertain. Changes in tax laws or tax rulings, or changes in interpretations of existing laws, could cause us to be subject to additional income-based taxes and non-income taxes (such as payroll, sales, use, value-added, digital tax, net worth, property, and goods and services taxes), which in turn could materially affect our financial position and results of operations. In December 2017, the U.S. federal government enacted the Tax Cuts and Jobs Act (“2017 Tax Act”). The 2017 Tax Act significantly changed the existing U.S. corporate income tax laws by, among other things, lowering the corporate tax rate, implementing a partially territorial tax system, and imposing a one-time deemed repatriation toll tax on cumulative undistributed foreign earnings. There is no guarantee that the tax regime to which we are subject in the U.S. and abroad will not change to our detriment. In addition, from time to time, various legislators and other government officials have proposed and adopted changes in tax laws, or in the administration or interpretation of such laws, affecting the games industry. Any significant changes to our future effective tax rate may result in a material adverse effect on our business, financial condition and results of operations. In addition, any worsening of economic conditions and the large number of jurisdictions with significant current or projected budget deficits could intensify the efforts of governments to raise revenues through increases in game taxes and/or other taxes. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration or interpretation or enforcement of such laws. Any material increase, or the adoption of additional taxes or fees, could have a material adverse effect on our business, financial condition, results of operations and prospects. Additionally, tax authorities may impose indirect taxes on internet-related commercial activity based on existing statutes and regulations which, in some cases, were established prior to the advent of the Internet.

Risks Related to the Offering and Our Common Stock

A sustained, active trading market for our securities may not develop or be maintained which may limit investors’ ability to sell shares at all or at an acceptable price.

As we are in our early stage of development, an investment in our Company will likely require a long-term commitment, with no certainty of return. There is currently no trading market for our securities and we cannot predict whether an active market for our securities will ever develop or be sustained in the future. Liquid and active trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. In the absence of an active trading market:

●	investors may have difficulty buying and selling or obtaining market quotations;

●	market visibility for our securities may be limited; and

●	a lack of visibility for our securities may have a depressive effect on the market price for our common stock.

The lack of an active market impairs your ability to sell your securities at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your securities. An inactive market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire additional assets by using our securities as consideration.

Investors will be relying on management’s judgment regarding the use of proceeds from this investment and we may apply the proceeds to uses that may not increase the value of your investment or improve our operating results.

We expect to use the proceeds from this offering to further develop our services, software and product offerings, hire additional personnel, implement focused and targeted marketing efforts, and to fund general working capital needs. Although we have estimated allocations within these general categories, they are subject to change. Accordingly, our management will have broad discretion with respect to the use of the net proceeds from this investment and investors will be relying on the judgment of our management regarding the application of these proceeds. We have only made preliminary determinations of the amount of net proceeds to be used specifically for each of the targeted purposes based upon our current expectations regarding our financial performance and business needs for the foreseeable future. These expectations may prove to be inaccurate, as our financial performance may differ from our current expectations or our business needs may change as our business and our industry evolve. As a result, the proceeds we receive in this Offering may be used in a manner significantly different from our current allocation plans. We cannot assure you that the net proceeds will be used for purposes that ultimately increase our results of operations, business prospects or the value of your investment.

Investors in this offering will experience immediate and substantial dilution in net tangible book value (deficit).

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of an assumed [●] shares of common stock based on an assumed public offering price of $[●] per share, and after deducting the underwriter’s discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $[●] per share. Accordingly, should we be liquidated at our book value, you would not receive the full amount of your investment.

The price of our securities may fluctuate substantially.

You should consider an investment in our securities to be risky, and you should invest in our securities only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

●	sale of our common stock by our shareholders, executives, and directors;

●	volatility and limitations in trading volumes of our shares of common stock;

●	our ability to obtain financing;

●	the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

●	our ability to attract new customers;

●	changes in our capital structure or dividend policy, future issuances of securities, sales of large blocks of common stock by our shareholders;

●	our cash position;

●	announcements and events surrounding financing efforts, including debt and equity securities;

●	our inability to enter into new markets or develop new products;

●	reputational issues;

●	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

●	changes in general economic, political and market conditions in or any of the regions in which we conduct our business;

●	changes in industry conditions or perceptions;

●	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

●	departures and additions of key personnel;

●	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and other events or factors, many of which may be out of our control.

to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this initial public offering, including for any of the currently intended purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increase the value of any investment our securities or enhance shareholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. If we do not invest or apply our cash in ways that enhance shareholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of common stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire additional products or licenses, commercialize our products, or continue our operations.

There is no established trading market for our securities; further, our securities will be subject to potential delisting if we do not maintain the listing requirements of Nasdaq.

This offering constitutes our initial public offering of common stock. No public market for these securities currently exists. We have applied to list the shares of our common stock on the Nasdaq Capital Market, or Nasdaq. An approval of our listing application by Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of Nasdaq. Even if these shares are listed on Nasdaq, there can be no assurance that an active trading market for these securities will develop or be sustained after this offering is completed. The initial offering price has been determined by negotiations among the lead underwriter and us. Among the factors considered in determining the initial offering price were our future prospects and the prospects of our industry in general, our revenue, net income and certain other financial and operating information in recent periods, and the financial ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. However, there can be no assurance that following this offering our common stock will trade at a price equal to or greater than the offering price.

In addition, Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from Nasdaq, would make it more difficult for shareholders to dispose of our securities and more difficult to obtain accurate price quotations on our securities. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock and/or other securities are not traded on a national securities exchange.

Our ability to have our securities traded on Nasdaq is subject to us meeting applicable listing criteria.

We will apply for our common stock to be listed on Nasdaq, a national securities exchange. Nasdaq requires companies desiring to list their common stock to meet certain listing criteria including total number of shareholders: minimum stock price, total value of public float, and in some cases total shareholders’ equity and market capitalization. Our failure to meet such applicable listing criteria could prevent us from listing our common stock on Nasdaq. In the event we are unable to have our shares traded on Nasdaq, we will terminate the offering and may pursue having our common stock on the OTCQX or the OTCQB, each of which is generally considered less liquid and more volatile than Nasdaq. Our failure to have our shares traded on Nasdaq could make it more difficult for you to trade our shares, could prevent our common stock trading on a frequent and liquid basis and could result in the value of our common stock being less than it would be if we were able to list our shares on Nasdaq.

There has been no independent valuation of our stock, which means that our Common Stock may be worth less than the offering price in the offering.

The per share purchase price in the offering has been determined by us without independent valuation of our shares of common stock. We established the offering price based on management’s estimate of the valuation of the Company’s shares of common stock. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of our shares. Our shares of common stock may have a value significantly less than the offering price, and the shares may never obtain a value equal to or greater than the offering price.

Future issuances of debt securities, which would rank senior to our common stock upon any bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common stock.

We may acquire other companies or technologies, which could divert our management’s attention, result in dilution to our shareholders and otherwise disrupt our operations and adversely affect our operating results.

We may in the future seek to acquire or invest in businesses, applications and services or technologies that we believe could complement or expand our services, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated.

In addition, we do not have any experience in acquiring other businesses. If we acquire additional businesses, we may not be able to integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from the acquired business due to a number of factors, including:

●	inability to integrate or benefit from acquired technologies or services in a profitable manner;

●	unanticipated costs or liabilities associated with the acquisition;

●	difficulty integrating the accounting systems, operations, and personnel of the acquired business;

●	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

●	difficulty converting the customers of the acquired business onto our platform and contract terms, including disparities in the revenue, licensing, support, or professional services model of the acquired company;

●	diversion of management’s attention from other business concerns;

●	adverse effects to our existing business relationships with business partners and customers as a result of the acquisition;

●	the potential loss of key employees;

●	use of resources that are needed in other parts of our business; and

●	use of substantial portions of our available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial position may suffer.

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common stock, our securities’ price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common stock could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common stock or trading volume to decline.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans.

The ability of a shareholder to recover all or any portion of such shareholder’s investment in the event of a dissolution or termination may be limited.

In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of the assets of the Company, or such subsidiaries will be distributed among the shareholders, but only after the satisfaction of the claims of third-party creditors of the Company. The ability of a shareholder to recover all or any portion of such shareholder’s investment under such circumstances will, accordingly, depend on the amount of net proceeds realized from such liquidation and the amount of claims to be satisfied therefrom. There can be no assurance that the Company will recognize gains on such liquidation, nor is there any assurance that common stock holders will receive a distribution in such a case.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to shareholders will therefore be limited to the increase, if any, of our share price.

We are an “emerging growth company” and are able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, pursuant to Section 107 of the JOBS Act, as an “emerging growth company” we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company, we will incur significant additional legal, accounting and other expenses that we did not incur as a privately company. The obligations of being a public company in the United States require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the stock exchange on which our securities are listed. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

If we fail to comply with the rules under Sarbanes-Oxley related to accounting controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

Section 404 of Sarbanes-Oxley requires annual management assessments of the effectiveness of our internal control over financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

Changes in our tax rates or exposure to additional tax liabilities, and changes to tax laws and interpretations of tax laws could adversely affect our earnings and financial condition.

We are subject to taxes in the United States and in various foreign jurisdictions. Significant judgment will be required to determine our worldwide income tax provision, tax assets, and accruals for other taxes, and there are many transactions and calculations where the ultimate tax determination is uncertain. Our effective income tax rate is based in part on our corporate operating structure and the manner in which we operate our business and develop, value and use our intellectual property. Taxing authorities in jurisdictions in which we operate may challenge and audit our methodologies for calculating our income taxes, which could increase our effective income tax rate and have an adverse impact on our results of operations and cash flows. In addition, our provision for income taxes is materially affected by our profit levels, changes in our business, changes in the mix of earnings in countries with differing statutory tax rates, changes in the elections we make, changes in the valuation of our deferred tax assets and liabilities, or changes in applicable tax laws or interpretations of existing income and withholding tax laws, as well as other factors. For example, the outcome of future guidance related to the U.S. Tax Act could cause us to change our analysis and materially impact our previous estimates and consolidated financial statements.

In addition, changes to U.S. federal, state, or international tax laws or their applicability to corporate multinationals in the countries in which we do business may affect our effective tax rates and cash taxes, cause us to change the way in which we structure our business and resulted in other costs. Our effective tax rate also could be adversely affected by changes in our valuation allowances for deferred tax assets. Actual financial results also may differ materially from our current estimates and could have a material impact on our assessment of the valuation allowance.

Our principal shareholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to shareholder approval.

Our directors, executive officers, and each of our shareholders who owned greater than 5% of our outstanding common stock beneficially, as of June 16, 2025, which includes our President and Director Darin Myman (including those beneficially owned through his role at DatChat), our Chairman and CEO nominee Michael Mathews and 5% owner Judaopta, LLC, own approximately 56% of our common stock outstanding immediately before this offering and [____] % of our common stock outstanding immediately after this offering stock. Accordingly, these shareholders have and will continue to have significant influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, a merger, the consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these shareholders may not be the same as or may even conflict with our other investors’ interests. As Judaopta LLC is an unaffiliated third party, we do not presently consider ourselves to be a “controlled company” within the meaning of Nasdaq listing standards and do not expect to be a controlled company following consummation of the offering either.

Our Articles of Incorporation, Amended and Restated Bylaws, and Nevada law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline. Our Articles of Incorporation, Amended and Restated Bylaws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our shareholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock. In particular, the Articles of Incorporation, our Amended and Restated Bylaws and Nevada law, as applicable, among other things:

●	allow us to issue authorized but unissued shares of common and preferred stock,

●	establish advance notice provisions for shareholders proposals and director nomination,

●	provide a limitation on the ability to call shareholder meetings to the chief executive officer, the board of directors or a committee of the board of directors,

●	provide that vacancies on the board are to be filled by the remaining directors, and

●	provide the board of directors with the ability to alter the Amended and Restated Bylaws without shareholder approval.

Our Amended and Restated Bylaws provide that the Eighth Judicial District Court of Clark County, Nevada will be the sole and exclusive forum for certain disputes which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, employees or agents.

Our Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for state law claims with respect to: (i) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (ii)  any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A or any provision of the Company’s Articles of Incorporation or Amended and Restated Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Company’s Articles of Incorporation or Amended and Restated Bylaws. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers, other employees or agents, which may discourage such lawsuits against the Company and its directors, officers, other employees and agents. Alternatively, if a court were to find the choice of forum provision contained in our Amended and Restated Bylaws to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on the Company’s business, results of operations, and financial condition.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the Nasdaq Capital Market or if the price of our common stock falls below $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements would likely have the effect of reducing the trading activity in the secondary market for our common stock, and therefore shareholders may have difficulty selling their shares.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, Inc. (“FINRA”), has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares, as well as overall liquidity, of our common stock.

A smaller reporting company will be exempt from certain disclosure requirements, which could make our common stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float was zero, had annual revenues of less than $100.0 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we would not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we would provide only two years of financial statements; and we would not need to provide the table of selected financial data. We also would have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our common stock less attractive to potential investors, and also could make it more difficult for our shareholders to sell their shares.

AS A RESULT OF THESE FACTORS, THE OFFERING IS ONLY SUITABLE FOR THOSE INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE SECURITIES BEING OFFERED.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors”. We caution you not to give undue weight to such projections, assumptions, and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our common stock in this offering will be approximately $[___] million, based on an initial public offering price of $[____] per share (which is the midpoint of the estimated offering range set forth on the cover page of this prospectus), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds from this offering will be approximately $[____] million, based on an initial public offering price of $[____] per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table sets forth the intended use of the funds, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

Use of Proceeds	Amount

Product Development	20% of net proceeds

Marketing	40% of net proceeds

Working Capital and General Corporate Purposes	40% of net proceeds

Additionally, we may use a portion of the proceeds for acquisitions of complementary businesses, technologies, or other assets. However, we have no commitments to use the proceeds from this Offering for any such acquisitions or investments at this time.

We believe that the net proceeds from this offering and our existing cash, cash equivalents, and investments will be sufficient to fund our current operations for at least twelve to eighteen months from the date of this prospectus. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect.

Predicting the cost necessary to develop our mobile game apps and vodcasts/podcasts can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development of such mobile game apps and vodcasts/podcasts, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and our existing cash and cash equivalents.

In the ordinary course of our business, we expect to from time to time evaluate the acquisition of, investment in or in-license of complementary products, technologies or businesses, and we could use a portion of the net proceeds from this offering for such activities. We currently do not have any agreements, arrangements or commitments with respect to any potential acquisition, investment or license.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and government securities.

MARKET FOR OUR COMMON SHARES AND RELATED SHAREHOLDER MATTERS

Our shares of common stock are not quoted on any market, and never have been.

As of June 16 2025, we had 31 shareholders of record of our shares of common stock.

We have applied to list our shares of common stock on the Nasdaq Capital Market under the symbol “RPMI”. We cannot give any assurance that our application will be approved or that a trading market will develop. The closing of this offering is contingent upon the successful listing of our common stock on the Nasdaq Capital Market.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law, and other factors our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2025, on:

●	an actual basis; and

●	on an as adjusted basis to reflect the sale and issuance of shares of our common stock by us in this offering, based upon the assumed initial public offering price of $[___] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering costs payable by us.

The as adjusted information in this table is unaudited and is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the information contained in “Use of Proceeds,” “Summary Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” as well as the financial statements and the notes included elsewhere in this prospectus.

	As of March 31, 2025
Capitalization in U.S. Dollars	Actual	As Adjusted (1)
Cash	$214,810	$
Due to related party, DatChat	5,097,985
Shareholders’ Equity
Common stock, $.0001 par value, 180,000,000 authorized, 36,747,326 and ________ shares issued and outstanding on an actual and as adjusted basis, respectively	3,675
Additional paid-in capital	2,543,023
Accumulated deficit	(6,294,065)
Total shareholders’ deficit	(3,747,367)
Total capitalization	$1,350,618	$

(1)	The number of shares of our common stock to be outstanding after this offering is based on 36,747,326 shares of our common stock outstanding as of June 16 2025.

Except as otherwise indicated herein, all information in this prospectus assumes the following:

●	no exercise by the underwriter of their option to purchase additional shares to cover over-allotments, if any; and

●	no exercise of the representatives’ warrant.

DILUTION

If you invest in our shares in this offering, your ownership interest will be diluted to the extent of the difference between the initial public offering price per common share of in this offering and the as adjusted net tangible book value per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities less debt discounts, by the number of our outstanding common stock as of March 31, 2025. Our historical net tangible book value as of March 31, 2025, was approximately $(4,869,992) or $(0.13) per share based upon shares of common stock outstanding on such date.

After giving effect to the sale of common stock in this offering at an assumed initial public offering price of $[●] per share (which is the midpoint of the estimated offering range set forth on the cover page of this prospectus), after deducting the underwriting discounts and commissions and estimated offering costs payable by us, our as pro forma adjusted net tangible book value (deficit) as of March 31, 2025, would have been approximately $[●] , or $[●] per common share. This represents an immediate increase in as adjusted net tangible book value of $ [●] per share to existing shareholders and an immediate dilution of $[●] per share to investors purchasing our common stock in this offering at the assumed public offering price.

The following table illustrates per share dilution as of March 31, 2025:

Public offering price per share of common stock			$
Net tangible book value (deficit) per share as of March 31, 2025		$(0.13)
Increase in net tangible book value (deficit) per share attributable to this offering	$		$
Pro forma as adjusted net tangible book value (deficit) per share after this offering			$
Dilution per share to investors participating in this offering			$

Each $1.00 increase or decrease in the assumed initial public offering price of $[●] per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, our as adjusted net tangible book value by approximately $[●] ] million, or approximately $[●]  per share, and would increase or decrease, as applicable, dilution per share to new investors in this offering by $[●] , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase or decrease of 1,000,000 shares in the number of shares offered by us would increase or decrease, as applicable, our as adjusted net tangible book value by approximately $[●]  million, or approximately $[●] per share, and would increase or decrease, as applicable, dilution per share to new investors in this offering by approximately $[●]  per share, assuming an initial public offering price of $[●]  per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value per share would be $[●] per share, and the dilution per share to new investors in this offering would be $[●] per share.

The following table summarizes the as adjusted basis as described above, as of March 31, 2025, the differences between the existing shareholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid or to be paid to us at an assumed initial public offering price of $[●] per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased			Total Consideration			Average Price
	Number	Percent		Amount	Percent		Per Share
Existing shareholders			%	$		%	$
New investors							$
Total		100.0%		$	$100.0%		$

Each $1.00 increase or decrease in the assumed initial public offering price of $[●] per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, the total consideration paid to us by new investors and total consideration paid to us by all shareholders by $[●] million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase or decrease of 1,000,000 shares in the number of shares offered by us would increase or decrease the total consideration paid to us by new investors and total consideration paid to us by all shareholders by $[●] million, assuming an initial public offering price of $[●] per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Except as otherwise indicated herein, all information in this prospectus assumes the following:

●	no exercise of the outstanding options or warrants described above;

●	no exercise by the underwriter of their option to purchase additional shares to cover over-allotments, if any; and

●	no exercise of the representatives’ warrant.

To the extent that any outstanding options are exercised, new options are issued under our share-based compensation plans or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and plan of operations together with “Summary Financial Data” and our financial statements and the related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus. All amounts in this report are in U.S. dollars, unless otherwise noted.

Overview

We are a generative artificial intelligence (AI) publishing and software company. We have developed a software platform named “Catch-Up” which we believe is the world’s first fully-automated, generative AI-powered platform for creating short-form video content—which is expected to turn the art of content creation into a seamless, one-click experience. Our platform is designed to empower anyone, from individual creators to major media brands, to generate professional grade recap content across a wide range of evergreen topics: news, sports, finance, pop culture, and more.

Generative AI is a type of AI that can create new content including text (i.e. articles, conversations, trivia questions, etc.), images, video and other forms of data. Our proprietary Catch-Up vodcast/podcast content creation platform and our future Live Trivia mobile gaming app will deploy open system generative AI systems to create much of the content needed to operate our proprietary products.

We were formed in Nevada on June 16, 2022 under the name “SmarterVerse, Inc.,” and since our incorporation, we have devoted substantially all of our efforts to raising capital, building infrastructure and developing our products.

In July 2022, we entered into a development agreement with MetaBizz, LLC, an infrastructure firm that creates and develops 4D experiences in the metaverse (“MetaBizz”) and launched Habytat, a virtual space that blended real world and virtual realities into one, in real time, using emerging technology like virtual and augmented reality, to create a highly immersive 3D environment. Habytat was supported by proprietary artificial intelligence (“AI”) and utilized a machine learning engine to develop more realistic looking content, daily rewards, games, and new utilities that were designed to further enhance the user experience in an engaging way. The development agreement with MetaBizz is no longer active. Following our acquisition of RPM Interactive, Inc., a Florida corporation (“RPM Florida”) in October 2024 pursuant to the Share Exchange Agreement discussed below, we are no longer continuing the development of the Habytat platform and are evaluating ways to utilize the technology, including the mobile game apps currently being developed by us.

In October 2024, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Florida which was incorporated in Florida on August 23, 2024; and (ii) its sole shareholder, Michael Mathews, at which time RPM Florida became our wholly owned subsidiary. We acquired 100% of the equity interests of RPM Florida, including all its assets in consideration for the issuance of 3,500,000 restricted shares of our common stock.

Pursuant to the Share Exchange Agreement, we agreed to appoint RPM Florida’s chief executive officer, Mr. Mathews, as Chairman of our Board of Directors. Mr. Mathews was appointed as Chairman to our Board of Directors in January 2025, and nominated as our Chief Executive Officer in February 2025, with such formal appointment as Chief Executive Officer to occur concurrent with the effectiveness of this registration statement.

Following consummation of the Share Exchange Agreement, we repositioned our company as an AI-generated publishing and software company. We changed our corporate name to “RPM Interactive, Inc.” in November 2024 to reflect our current focus.

Relationship with DatChat, Inc.

We were formed in June 2022 by DatChat and since then have operated as a consolidated subsidiary of DatChat with a focus on Metaverse and gaming development. Darin Myman, DatChat’s Chief Executive Officer and Chairman also serves as our President and until January 2025 was our sole director. Since our formation, DatChat has been our primary source of financial support. However, as our business model evolved into games of skill and vodcast/podcast publishing, DatChat determined it was in the best interest of DatChat, its shareholders and us to operate separately. In its effort to build a separate management team, DatChat agreed to cancel 3.5 million shares of our common shares held by them as an investment and which amount of shares was previously issued by us for the acquisition of RPM Florida, its technology and to have Michael Mathews, the prior owner of RPM Florida, join our board, and serve as our Chief Executive Officer, which shares were cancelled in January 2025. Following such cancellation, DatChat owned approximately 34% of our common stock and Darin Myman beneficially owned approximately 39% of our common stock (which includes the shares owned by DatChat due to Mr. Myman’s role as Chief Executive Officer of DatChat). DatChat is not currently providing financial support to us and there is no agreement for DatChat to provide any operational funding in the future. We are currently in discussions with DatChat regarding settlement of our $5.0 million related party payable. Mr. Myman intends to resign as President and as a director concurrent with the consummation of this offering and we will no longer operate as a consolidated subsidiary of DatChat.

Basis of Presentation

The financial statements contained herein have been prepared in accordance with GAAP and the requirements of the Securities and Exchange Commission (“SEC”).

Critical Accounting Estimates

This management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with U.S. GAAP, we base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Actual results may differ from these estimates if conditions differ from our assumptions. While our significant accounting policies and significant estimates are more fully described in Note 2 in the “Notes to Financial Statements”, we believe the following estimates are critical to the process of making significant judgments and estimates in preparation of our consolidated financial statements.

Basis of presentation

The Company has historically operated as a subsidiary of DatChat. The consolidated financial statements of the Company are derived from the historical results of operations and historical cost bases of the assets and liabilities associated with Company, plus an allocation of certain expenses incurred by DatChat on its behalf. Certain expenses have been allocated to the Company from DatChat using the specific identification method and corporate overhead expenses were allocated using a proportional allocation method. This proportional allocation was based upon RPM Interactive’s direct specifically identified expenses compared to the total DatChat consolidated expenses. Management believes that such an allocation method is reasonable. Management has determined that it is not practical to estimate what the allocated costs would have been had the Company operated as an unaffiliated entity on a stand-alone basis. Accordingly, the Company’s financial position, results of operations and cash flow may have differed materially if the Company had operated as an unaffiliated standalone entity as of and for the periods presented.

The Company has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from DatChat for the periods presented.

The Company accounts for its noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations. However, since Metabizz was consolidated as VIE’s through March 31, 2024, any noncontrolling interest eliminated in consolidation. On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz, LLC and Metabizz SAS. During the three months ended March 31, 2024, the Company ceased doing business with Metabizz, LLC and Metabizz SAS and pays technology professionals directly.

Capitalized internal-use software costs

The Company capitalizes costs to develop or purchase internal-use software in accordance with ASC section 350-40, Intangibles — Goodwill and Other — Internal-Use Software. Costs incurred to develop internal-use software are expensed as incurred during the preliminary project stage. Internal-use software development costs are capitalized upon purchase and during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the functions intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of the internal-use software development costs and related upgrades and enhancements. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use. During the years ended December 31, 2024 and 2023, software development costs incurred internally, other than purchased software, were expensed since the Company’s software development projects were in the preliminary project stage. Such costs were included in research and development costs on the accompanying consolidated statement of operations. During the three months ending March 31, 2025, we capitalized certain software development costs incurred amounting to $72,625 since the Company’s software development projects were in the application development stage.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets, including internal-use software, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Variable interest entities

Pursuant to ASC 810-10-25-22, an entity is defined as a VIE if it either lacks sufficient equity to finance its activities without additional subordinated financial support, or it is structured such that the holders of the voting rights do not substantively participate in the gains and losses of the entity. When determining whether an entity that meets the definition of a business qualifies for a scope exception from applying VIE guidance, the Company considers whether: (i) it has participated significantly in the design of the entity, (ii) it has provided more than half of the total financial support to the entity, and (iii) substantially all of the activities of the VIE are conducted on its behalf. A VIE is consolidated by its primary beneficiary, the party that has the power to direct the activities that most significantly impact the VIE’s economic performance and has the right to receive benefits or the obligation to absorb losses of the entity that could be potentially significant to the VIE. The primary beneficiary assessment must be re-evaluated on an ongoing basis.

Based on our analysis, on February 14, 2023, MetaBizz, LLC, a Florida corporation, and MetaBizz SAS, a company incorporated under the laws of Columbia (collectively “MetaBizz”), were determined to be VIE entities in accordance with ASC 810-10-25-22 because the equity owners in MetaBizz did not have the characteristics of a controlling financial interest and the initial equity investments in these entities may be or were insufficient to meet or sustain its operations without additional subordinated financial support from our parent company, DatChat. The equity owners of MetaBizz had only a nominal equity investment at risk, and the Company absorbed or received a majority of the entity’s expected losses or benefits. DatChat participated significantly in the design of MetaBizz. DatChat provided working capital advances to MetaBizz to allow MetaBizz to fund its day-to-day obligations. Substantially all of the activities of MetaBizz were conducted for the Company’s benefit, as evidenced by the fact that the operations of MetaBizz consisted of development of software and technologies to be used by us and the Company and DatChat provided working capital to MetaBizz to pay employees and independent contractors to perform the development services on behalf of the Company. Repayment of the working capital advances is not guaranteed by the equity owner of MetaBizz and creditors of MetaBizz do not have recourse against the Company. Accordingly, the Company was required to consolidate the assets, liabilities, revenues and expenses of MetaBizz using the fair value method. Additionally, the managing partner of MetaBizz was also the Chief Innovation Officer of RPM. In connection with the initial consolidation of MetaBizz, on February 14, 2023 (the initial consolidation date), we recorded a gain on initial consolidation of variable interest entities of $42,737.

On March 31, 2024, based on the Company’s analysis, the Company deconsolidated MetaBizz, LLC and MetaBizz SAS. During the three months ended March 31, 2024, the Company ceased doing business with MetaBizz, LLC and MetaBizz SAS and will pay technology professionals directly. In connection with the deconsolidation of Metabizz, on March 31, 2024, the Company recorded a gain on deconsolidation of variable interest entities of $107.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the consolidated financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to account for forfeitures as they occur.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We do, however, purchase equipment and software necessary to conduct our operations on an as needed basis.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we may be exposed to market risk of the sort that could arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Recently Issued Accounting Pronouncements

Refer to the notes to the unaudited financial statements for the periods ended March 31, 2025 and 2024 and the audited financial statements for the years ended December 31, 2024 and 2023.

Results of Operations

Comparison of Our Results of Operations for the Years Ended December 31, 2024 and 2023

Revenue

During the years ended December 31, 2024 and 2023, we did not generate any revenues.

Operating expenses

For the year ended December 31, 2024, operating expenses amounted to $2,063,736 as compared to $2,910,996 for the year ended December 31, 2023, a decrease of $847,260, or 29%. For the year ended December 31, 2024 and 2023, operating expenses consisted of the following:

	For the Year ended December 31,	For to the Year Ended December 31,
	2024	2023
Compensation and related expenses	$525,516	$620,702
Marketing and advertising expenses	44,493	250,608
Professional and consulting expenses	449,631	330,296
Research and development	691,001	1,382,592
General and administrative expenses	353,095	283,127
Impairment loss	-	43,671
Total	$2,063,736	$2,910,996

Compensation and related expenses

Compensation and related expenses include salaries, stock-based compensation, health insurance and other benefits.

During the years ended December 31, 2024 and 2023, compensation and related expenses amounted to $525,516 and $620,702, respectively, a decrease of $95,186, or 15.3%. The decrease was attributable to a decrease in overall compensation and other related expenses of $95,186 related to a decrease in number of employees and a decrease in amount of compensation and related benefits allocated from DatChat.

Marketing and advertising expenses

During the years ended December 31, 2024 and 2023 marketing and advertising expenses amounted to $44,493 and $250,608, respectively, a decrease of $206,115, or 82.2%. The decrease was primarily due to an overall decrease in promotions, branding and digital marketing strategies and social media ads related to cost cutting measures.

Professional and consulting expenses

During the years ended December 31, 2024 and 2023, we reported professional and consulting expenses of $449,631 and $330,296, respectively, an increase of $119,335, or 36.1% primarily due expenses related to our acquisition of RPM Florida, an increase in general corporate legal matters, and an increase in accounting fees.

Research and development expenses

During the years ended December 31, 2024 and 2023, we incurred $691,001 and $1,382,592 in research and development expenses, a decrease of $691,591, or 50.0%. Research and development costs were incurred in connection with our Metaverse software development project, including the development of Habytat which is in the preliminary stage as well as development of the RPM Live Trivia mobile gaming app and Catch-Up vodcast/podcast platform. Following our acquisition of RPM Florida in October 2024, we are no longer continuing the development of the Habytat platform and are evaluating ways to utilize the technology, including the mobile game apps currently being developed by us. The decrease in research and development expenses was due to a decrease in development of the Habytat and due to cost cutting measures.

General and administrative expenses

During the years ended December 31, 2024 and 2023, general and administrative expenses amounted to $353,095 and $283,127, an increase of $69,968, or 24.7%. The increase was primarily due to an overall increase in operations in the 2024 period.

Impairment loss

During the years ended December 31, 2024 and 2023, operating expenses included an impairment charge related to the write down of property and equipment of $0 and $43,671, respectively.

Loss from Operations

During the years ended December 31, 2024 and 2023, loss from operation amounted to $2,063,736 and $2,910,996, respectively, a decrease of $847,260, or 29.1%.

Other Income (Expense)

Other income (expenses) primarily consisted of interest income, gain on initial consolidation of variable interest entities, gain on deconsolidation of variable interest entities and foreign currency exchange loss. During the years ended December 31, 2024 and 2023, we reported other income (expenses), net of $(12,856) and $42,645, respectively.

During the year ended December 31, 2024, other expenses, net primarily consisted of a foreign currency loss of $12,965. During the year ended December 31, 2023, other income, net primarily consisted of a gain on initial consolidation of variable interest entities of $42,737.

Net Loss

Due to the foregoing reasons, during the years ended December 31, 2024 and 2023, our net loss was $2,076,592, or $0.06 per common share (basic and diluted), and $2,861,351 or ($0.13) per common share (basic and diluted), respectively.

Comparison of Our Results of Operations for the Three Months Ended March 31, 2025 and 2024

Revenue

During the three months ended March 31, 2025 and 2024, we did not generate any revenues.

Operating expenses

For the three months ended March 31, 2025, operating expenses amounted to $226,486 as compared to $718,053 for the three months ended March 31, 2024, a decrease of $491,567, or 68.5%. For the three months ended March 31, 2025 and 2024, operating expenses consisted of the following:

	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2025	2024
Compensation and related expenses	$51,118	$288,320
Marketing and advertising expenses	4,424	13,255
Professional and consulting expenses	124,886	84,589
Research and development	6,000	233,908
General and administrative expenses	40,058	97,981
Total	$226,486	$718,053

Compensation and related expenses

Compensation and related expenses include salaries, stock-based compensation, health insurance and other benefits.

During the three months ended March 31, 2025 and 2024, compensation and related expenses amounted to $51,118 and $288,320, respectively, a decrease of $237,202, or 82.3%. The decrease was attributable to a decrease in overall compensation and other related expenses of $237,202 related to a decrease in the number of employees and a decrease in amounts of compensation and related benefits allocated from DatChat.

Marketing and advertising expenses

During the three months ended March 31, 2025 and 2024, marketing and advertising expenses amounted to $4,424 and $13,255, respectively, a decrease of $8,831, or 66.6%. The decrease was primarily due to an overall decrease in promotions, branding and digital marketing strategies and social media ads related to cost cutting measures.

Professional and consulting expenses

During the three months ended March 31, 2025 and 2024, we reported professional and consulting expenses of $124,886 and $84,589, respectively, an increase of $40,297, or 47.6% primarily due to an increase in general corporate legal matters, an increase in consulting fees and an increase in accounting fees.

Research and development expenses

During the three months ended March 31, 2025 and 2024, we incurred $6,000 and $233,908 in research and development expenses, a decrease of $227,908, or 97.4%. Research and development costs were incurred in connection with our Metaverse software development project, including the development of Habytat which was in the preliminary stage as well as development of the RPM Live Trivia mobile gaming app and Catch-Up vodcast/podcast platform. Following our acquisition of RPM Florida in October 2024, we are no longer continuing the development of the Habytat platform and are evaluating ways to utilize the technology, including the mobile game apps currently being developed by us. The decrease in research and development expenses was due to a decrease in development of the Habytat and due to cost cutting measures.

General and administrative expenses

During the three months ended March 31, 2025 and 2024, general and administrative expenses amounted to $40,058 and $97,981, a decrease of $57,923, or 59.1%. The decrease was primarily due to an overall decrease in shared expenses allocated from Datchat.

Loss from Operations

During the three months ended March 31, 2025 and 2024, loss from operation amounted to $226,486 and $718,053, respectively, a decrease of $491,567, or 68.5%.

Other Income (Expense)

Other income (expenses) primarily consisted of interest income, gain on initial consolidation of variable interest entities, gain on deconsolidation of variable interest entities and foreign currency exchange loss. During the three months ended March 31, 2025 and 2024, we reported other income (expenses), net of $0 and $(12,856), respectively.

During the three months ended March 31, 2024, other expenses, net primarily consisted of a foreign currency loss of $12,965.

Net Loss

Due to the foregoing reasons, during the three months ended March 31, 2025 and 2024, our net loss was $226,486, or $0.01 per common share (basic and diluted), and $730,909 or ($0.02) per common share (basic and diluted),

Liquidity, Capital Resources and Plan of Operations

As of March 31, 2025 and December 31, 2024, we had cash and cash equivalents of $214,810 and $429,714, respectively.

On April 3, 2024, we entered into a Securities Purchase Agreement with an institutional and accredited investor, pursuant to which we agreed to sell an aggregate of 120,000 shares of our common stock, par value $0.0001 per share for an aggregate purchase price of $36,000.

On May 31, 2024, we entered into a Securities Purchase Agreement with an institutional and accredited investor, pursuant to which we agreed to sell an aggregate of 666,660 shares of our common stock, par value $0.0001 per share for an aggregate purchase price of $199,998.

During September 2024, we entered into a Securities Purchase Agreement with accredited investors pursuant to which we agreed to sell an aggregate of 866,666 shares of our common stock, par value $0.0001 per share for an aggregate purchase price of $260,000, or $0.30 per share.

During October and November 2024, we entered into a Securities Purchase Agreement with accredited investors pursuant to which we agreed to sell an aggregate of 1,594,000 shares of our common stock, par value $0.0001 per share for an aggregate purchase price of $478,200, or $0.30 per share.

During the three months ended March 31, 2025, DatChat provided advances to the Company of $31,622 and during the years ended December 31, 2024 and 2023, DatChat advanced the Company $893,914 and $1,708,155, respectively. These advances was for working capital purposes

Our primary uses of cash have been for compensation and related expenses, fees paid to third parties for professional services, marketing and advertising expenses, and general and administrative expenses. All funds received have been expended in the furtherance of growing the business. We received funds from the sale of our common stock and from advances from DatChat. The following trends are reasonably likely to result in changes in our liquidity over the near to long term:

●	An increase in working capital requirements to finance our current business,

●	Cost of research and development,

●	Addition of administrative, technical and sales personnel as the business grows, and

●	Costs associated with being a stand-alone public company.

Capital Requirements

We will require an additional $50,000 to complete development of the software for our Live Trivia mobile app game app and the Catch-Up vodcast/podcast platform. We are currently working with third-party software development firms to complete the first generation of its initial two products; the Live Trivia mobile game app and the Catch-Up vodcast/podcast platform. Third-party software development costs for each of the products to date have been approximately $50,000, and the expectation is the total third-party software development cost for each of the products will reach approximately $100,000 upon completion in the third quarter of 2025. We have sufficient cash on hand to complete these software development projects.

For our proposed soft launch of our products in Q3 2025, we will require approximately $150,000 in marketing costs to acquire active users of our Live Trivia game mobile app and daily viewers/listeners of our Catch-Up vodcast/podcast platform. We intend to use cash from the offering for funds required for our soft-launch, and we currently anticipate the soft-launch in Q3 2025.

We will require approximately $2 million to build out our internal technical development staff, content managers and a producer and host for our Live Trivia mobile game app and vodcast/podcast platform. We are currently in the process of hiring an internal technical development staff led by CTO Daniel Warren, and we plan to manage the products internally following the completion of the third-party software development projects and are hoping to build out our workforce by the end of 2025. We intend to use funds from this offering to fund growth of our workforce.

We will require approximately $1 million in additional marketing costs for the next 12 months to acquire 90,000 active users of our Live Trivia game mobile app and 720,000 weekly viewers/listeners of our Catch-Up vodcast/podcast Platform. We intend to use funds from this offering for these additional marketing costs.

We anticipate that our current cash, together with the cash raised from the sale of the units offered hereby will be sufficient to fund our operations for more than 12 months from the date of this prospectus. We do not have any other sources for cash in the short term. In the 18-month period from Q3’2025 to year-end 2026, we are forecasting a net operating loss (NOL) of approximately $3 million. Revenues are forecasted to commence in Q4’2025 and within 18-months are forecasted to grow to a quarterly run-rate of $2.5 million which is the approximate quarterly operating break-even point. However, our forecast for the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially. If we are not able to complete this offering or if we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue our operations.

Going Concern Consideration

As reflected in the accompanying consolidated financial statements, we had a net loss of $2,076,592 for the year ended December 31, 2024. Net cash used in operations was $1,445,352 for the year ended December 31, 2024. Additionally, as of December 31, 2024, we had an accumulated deficit of $6,067,579. As of December 31, 2024, the Company had a stockholders’ deficit of $3,520,881 and a working capital deficit of $4,570,881, including cash of $429,714. Additionally, for the three months ended March 31, 2025, we had a net loss and net cash used in operating activities of $226,486 and $141,401, and as of March 31, 2025, our accumulated deficit, stockholders’ deficit and working capital deficit was $6,294,065, $3,747,367 and $4,972,492, respectively. We have generated no revenues since inception. These factors raise substantial doubt about our ability to continue as a going concern for the 12 months from the date of the December 31, 2024 consolidated financial statements and our independent registered public accounting firm included in its opinion for the year ended December 31, 2024 an explanatory paragraph referring to our losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund our operations in the future. Although the Company has historically been funded by DatChat, there is no assurance that it will be able to continue to receive additional funding from DatChat or raise its own capital. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash Flow Activities for the Years ended December 31, 2024 and 2023

Cash Flows from Operating Activities

Net cash used in operating activities totaled $1,445,352 and $2,203,289 for the years ended December 31, 2024, and 2023, respectively, a decrease of $757,937.

Net cash flow used in operating activities for the year ended December 31, 2024 primarily reflected a net loss of $2,076,592 adjusted for the add-back (reduction) of non-cash items consisting of stock-based professional fees of $22,500, a non-cash gain from deconsolidation of variable interest entities of $(107), a non-cash foreign currency loss of $12,965, and shared expenses allocated from related party (DatChat) of $585,192, offset by changes in operating assets and liabilities primarily consisting of an increase in prepaid expenses of $14,288, and an increase in accounts payable and accrued expenses of $24,978.

Net cash flow used in operating activities for the year ended December 31, 2023 primarily reflected a net loss of $2,868,351 adjusted for the add-back (reduction) of non-cash items consisting of depreciation of $5,814, a non-cash gain from initial consolidation of variable interest entities of $(42,737), an impairment loss on property and equipment of $43,671, and shared expenses allocated from related party (DatChat, Inc.) of $682,735, offset by changes in operating assets and liabilities primarily consisting of an increase in prepaid expenses of $2,668, and a decrease in accounts payable and accrued expenses of $21,855.

Cash Flows from Investing Activities

Net cash provided by investing activities amounted to $0 and $15,053 for the years ended December 31, 2024 and 2023, respectively.

During the year ended December 31, 2023, we received $64,538 in cash upon initial consolidation of variable interest entities and purchased property and equipment of $49,485.

Cash Flows from Financing Activities

Net cash provided by financing activities totaled $1,868,112 and $2,208,155 for the years ended December 31, 2024 and 2023, respectively.

During the year ended December 31, 2024, we received $974,198 from the sale of our common stock and received $893,914 from related party advances from DatChat.

During the year ended December 31, 2023, we received $500,000 from the sale of common stock to DatChat and received $1,708,155 from related party advances from DatChat.

Cash Flow Activities for the Three Months ended March 31, 2025 and 2024

Cash Flows from Operating Activities

Net cash used in operating activities totaled $141,401 and $489,278 for the three months ended March 31, 2025, and 2024, respectively, a decrease of $347,877.

Net cash flow used in operating activities for the three months ended March 31, 2025 primarily reflected a net loss of $226,486 adjusted for the add-back (reduction) of non-cash items consisting of shared expenses allocated from related party (DatChat) of $75,657, offset by changes in operating assets and liabilities primarily consisting of a decrease in prepaid expenses of $5,975, and an increase in accounts payable and accrued expenses of $3,453.

Net cash flow used in operating activities for the three months ended March 31, 2024 primarily reflected a net loss of $730,909 adjusted for the add-back (reduction) of stock-based professional fees of $12,616, a non-cash gain on deconsolidation of variable interest entities of $(107), foreign currency exchange losses of $12,965 and shared expenses allocated from related party (DatChat, Inc.) of $221,916, offset by changes in operating assets and liabilities primarily consisting of an increase in prepaid expenses of $20,581, and an increase in accounts payable and accrued expenses of $14,822.

Cash Flows from Investing Activities

Net cash provided by investing activities amounted to $72,625 and $0 for the three months ended March 31, 2025 and 2024, respectively.

During the three months ended March 31, 2025, we capitalized internal-use software development costs of $72,625.

Cash Flows from Financing Activities

Net cash (used in) provided by financing activities totaled $(878) and $515,315 for the three months ended March 31, 2025 and 2024, respectively.

During the three months ended March 31, 2025, we received from related party advances from DatChat of $31,622, which was offset by the payment of deferred offering costs related to our anticipated offering of $32,500.

During the three months ended March 31, 2024, we received $540,315 from related party advances from DatChat which was offset by the payment of deferred offering costs of $25,000.

Off-Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Emerging Growth Company

On April 5, 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have chosen to take advantage of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards until those standards would otherwise apply to private companies provided under the JOBS Act. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates for complying with new or revised accounting standards.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

BUSINESS

Overview

We are a generative artificial intelligence (AI) publishing and software company. We have developed a software platform named “Catch-Up” which we believe is the world’s first fully-automated, generative AI-powered platform for creating short-form video content—which is expected to turn the art of content creation into a seamless, one-click experience. Our platform is designed to empower anyone, from individual creators to major media brands, to generate professional grade recap content across a wide range of evergreen topics: news, sports, finance, pop culture, and more.

Generative AI is a type of AI that can create new content including text (i.e. articles, conversations, trivia questions, etc.), images, video and other forms of data. Our proprietary Catch-Up vodcast/podcast content creation platform and our future Live Trivia mobile gaming app will deploy open system generative AI systems to create much of the content needed to operate our proprietary products.

We were formed in Nevada on June 16, 2022 under the name “SmarterVerse, Inc.,” and since our incorporation, we have devoted substantially all of our efforts to raising capital, building infrastructure and developing our products.

In July 2022, we entered into a development agreement with MetaBizz, LLC, an infrastructure firm that creates and develops 4D experiences in the metaverse (“MetaBizz”) and launched Habytat, a virtual space that blended real world and virtual realities into one, in real time, using emerging technology like virtual and augmented reality, to create a highly immersive 3D environment. Habytat was supported by proprietary artificial intelligence (“AI”) and utilized a machine learning engine to develop more realistic looking content, daily rewards, games, and new utilities that were designed to further enhance the user experience in an engaging way. The development agreement with MetaBizz is no longer active. Following our acquisition of RPM Interactive, Inc., a Florida corporation (“RPM Florida”) in October 2024 pursuant to the Share Exchange Agreement discussed below, we are no longer continuing the development of the Habytat platform and are evaluating ways to utilize the technology, including the mobile game apps currently being developed by us.

In October 2024, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Florida which was incorporated in Florida on August 23, 2024; and (ii) its sole shareholder, Michael Mathews, at which time RPM Florida became our wholly owned subsidiary. We acquired 100% of the equity interests of RPM Florida, including all its assets in consideration for the issuance of 3,500,000 restricted shares of our common stock.

Pursuant to the Share Exchange Agreement, we agreed to appoint RPM Florida’s chief executive officer, Mr. Mathews, as Chairman of our Board of Directors. Mr. Mathews was appointed as Chairman to our Board of Directors in January 2025, and nominated as our Chief Executive Officer in February 2025, with such formal appointment as Chief Executive Officer to occur concurrent with the effectiveness of this registration statement.

Following consummation of the Share Exchange Agreement, we repositioned our company as an AI-generated publishing and software company. We changed our corporate name to “RPM Interactive, Inc.” in November 2024 to reflect our current focus.

Relationship with DatChat, Inc.

We were formed in June 2022 by DatChat, Inc., a Nevada corporation (“DatChat”) and since then have operated as a consolidated subsidiary of DatChat with a focus on Metaverse and gaming development. Darin Myman, DatChat’s Chief Executive Officer and Chairman also serves as our President and until January 2025 was our sole director. Since our formation, DatChat has been our primary source of financial support. However, as our business model evolved into games of skill, DatChat determined it was in the best interest of DatChat, its shareholders and us to operate separately. In its effort to build a separate management team, DatChat agreed to cancel 3.5 million shares of our common shares held by them as an investment and which amount of shares was previously issued by us for the acquisition of RPM Florida, its technology and to have Michael Mathews, the prior owner of RPM Florida, join our board, and serve as our Chief Executive Officer, which shares were cancelled in January 2025. Following such cancellation, DatChat owned approximately 34% of our common stock and Darin Myman beneficially owned approximately 39% of our common stock (which includes the shares owned by DatChat due to Mr. Myman’s role as Chief Executive Officer of DatChat). DatChat is not currently providing financial support to us and there is no agreement for DatChat to provide any operational funding in the future. We are currently in discussions with DatChat regarding settlement of our $5.0 million related party payable. Mr. Myman intends to resign as President and as a director concurrent with the consummation of this offering and we will no longer operate as a consolidated subsidiary of DatChat.

Our Products

Catch-Up: A Breakthrough AI-Powered Automated Vodcast/Podcast Content Creation Platform

We are the developer of Catch-Up; what we believe is the world’s first fully automated, AI-powered platform for creating short-form video content—turning the art of content creation into a seamless, one-click experience. Our platform has been designed to empower anyone, from individual creators to major media brands, to generate professional grade recap content across a wide range of evergreen topics: news, sports, finance, pop culture, and more.

The entire production process for our Catch-Up platform is automated. The system intelligently sources relevant video clips, generates human-like AI commentary, creates an engaging on-screen avatar, and publishes finished content to major platforms, including YouTube, Spotify, Instagram and TikTok, with no manual editing or technical expertise required. Our vision is to democratize high quality media production, enabling creators to inform and entertain audiences faster, more frequently, and at a dramatically lower cost.

By integrating multiple cutting edge generative AI technologies, such as Anthropic’s Claude model family, OpenAI’s ChatGPT family and HeyGen AI, Catch-Up eliminates the friction and complexity that traditionally slows down content production. We expect this will result in high scalability, consistency, and creative freedom for the next generation of digital media content.

To accomplish this, the Catch-Up proprietary software platform is being built by a third-party contractor utilizing React (next.js framework) for building the front-end portal’s user interface (UI) components and Node (nest.js framework) and some Python packages for managing user requests from the front-end portal to acquire videos, process audio/video files, and distribute the auto generated audios/videos. Additionally, we intend to deploy an open-source generative AI system for AI avatar video generation. In order to generate commentary and cover images, we intend to deploy an open source LLM such as Open AI’s GPT-4.5. MongoDB Atlas Cloud is expected to be deployed for storing non-structured query language (SQL) data, and PostgreSQL for relational data storage. For hosting and infrastructure, we intend to use AWS or similar services.

The Catch-Up platform is designed to ingest data from multiple sources and process it through a sophisticated pipeline that includes vector search and retrieval augmented generation (RAG); enabling high quality, contextually relevant content creation. The system is designed to leverage state of the art large language models and text to speech technology to automatically generate both audio and video content for vodcasts/podcasts and interactive content for mobile applications. This architecture is expected allow us to efficiently scale content production with built in flexibility to expand to additional content types and distribution channels.

The core system features of the platform will include:

●	Video & Content Acquisition: Includes integration with third-party application programming interfaces (APIs) to fetch videos on demand, support user uploads of video clips, storage in a database (DB) system, manage library of stock footage, and parameter configuration to refine clip selection.

●	Transcript and LLM Analysis: Includes auto transcription of selected video clips, LLM based analysis of transcripts to generate commentary, customizable LLM prompt engineering interface, and multi-language support.

[7]	eMarketer Forecast, January and March 2024, respectively

●	Commentary Voice Synthesis: Integrate with text-to-speech (TTS) for voice synthesis, full control over TTS parameters, auto insertion of break tags or pauses, preview synthesized audio clips, and ability to store and reuse voice settings as templates.

●	Video Stitching & Editing: Auto assembly of final video content, control over editing parameters, support adding intro and outro video and audio, and options to manually adjust sequence order, timing, and overlay positions before final render.

●	Publishing Controls: Flexible publishing options daily/weekly or custom scheduling, fully automated publishing, multiple output formats, and distribution via YouTube API, vodcast/podcast platforms and social media APIs.

●	Approval & Review Interface: Optional manual approval at each production step, preview capabilities at each stage, and override and manual edits at all stages.

Because we intend to potentially produce thousands of vodcasts/podcasts daily, our system requirements include scalability (support for generation of thousands of vodcasts/podcasts per day, handling of multiple concurrent video generation processes, maintain performance under peak loads), reliability (consistent transcription and commentary generation, graceful handling of third-party API issues, accurate scheduling of content generation and publishing, retry mechanisms and error notifications, data backups for all stored video assets and transcripts), and monitoring & reporting (generation status tracking, error reporting, API usage monitoring, system health monitoring including CPU, memory and storage).

Problem and Market Opportunity Discussion

Producing a vodcast/podcast today requires content creators to manage a fragmented, non-scalable workflow. Content teams today juggle clip sourcing, scripts, voiceover, editing and distribution. Manual editing and on-camera talent in particular are slow and costly processes. In addition, YouTube and social media platforms don’t currently offer tools to create AI-generated scripts or avatars.

While the production of short-form videos can be a slow, fragmented and costly process, they require fewer resources than long form content. demand for short-form videos and podcasts has exploded, as 80% of social feeds are now video-first. Moreover, 82% of internet traffic is forecasted to be video in 2025, a massive chunk of which will be short-form. 73% of consumers say they prefer watching videos over text when learning about products. This preference underscores the effectiveness of video content in conveying information quickly and engagingly.

Human attention spans now average about 8 seconds. We believe short-form videos fit into this reduced attention window, allowing viewers to quickly consume and enjoy content without losing focus. In our opinion, this quick consumption provides instant gratification, and increases the chance of such videos going viral. Short videos generate 2-8 times more engagement than traditional posts which can turn casual viewers into loyal followers. Nearly half of marketers believe short-form videos have higher viral potential, and their shareability helps content reach wider audiences across platforms like TikTok, Instagram, and YouTube. This also tends to result in higher conversion rates.

https://www.yaguara.co/short-form-video-statistics/

https://www.noupe.com/business-online/reasons-why-short-form-video-content-is-dominating-online-marketing.html

Vodcast/Podcast Market Size, Distribution and Demographics

The Catch-Up vodcast/podcast Platform is intended to be capable of distributing thousands of vodcasts/podcasts per day, distributed to YouTube and the major audio streaming networks as the primary video and audio distribution channels, respectively. Additional social media publishing will be automated via their respective APIs.

The global podcasting market is experiencing accelerated growth. In 2022, the market size was $19 billion, estimated to grow to $34 billion by year-end 2024. By 2032, projections indicate the market could reach $234 billion, growing at a CAGR of 28%.8

The U.S. has an estimated 163 million podcast listeners as of 2023 (505 million podcast listeners worldwide). According to a report from Cumulus Media and Signal Hill Insights, 9 31% of podcast consumers now prefer YouTube for their podcast listening, while Spotify and Apple Podcasts hold 21% and 12% of the market share, respectively. This shift indicates a growing trend where video content is increasingly integrated into podcasting, appealing particularly to younger audiences who favor visual engagement alongside audio.

In terms of consumption habits, the news and politics genre segment dominate with a revenue share of more than 37% in 2022. News/Current Events and Sports podcasts are more popular for viewing on YouTube. 36% of YouTube podcast listeners prefer audio-only, while 33% actively watch the video and 31% listen with the video minimized.

Global Podcasting Market
Size, By Genre, 2022-2032 (USD Billion)
News & Politics
Society & Culture
Comedy
Sports
Other Genres
250
200
150
100
50
0
21.4
27.3
34.0
45.9
60.3
74.9
87.7
139.3
178.0
233.9
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
The Market will Grow At the CAGR of:
27.8%
The forecasted market size for 2032 in USD:
$233.9B
market.us

Set forth below are the demographics highlights of YouTube’s vodcast/podcast audience: 9

●	Age: YouTube’s podcast audience is younger than Apple Podcasts’ audience. 15.7% of users are aged between 18-24, 21.5% are aged between 25-34, 17.9% are aged between 35-44, 12.9% of users are aged between 45-54, 9.4% of users are aged between 55-64, 9.5% of users are aged 65+.

[8]	Market.us market research report, Entertainment & Media, https://market.us/report/digital-ad-spending-market/

[9]	Cumulus Media and Signal Hill Insights, Spring 2024 Report, June 3, 2024

●	Gender: 54.3% of YouTube users are male.

●	Device: 38% of YouTube’s podcast audience uses laptops and TV, while the vast majority of the Apple and Spotify platform audience uses the smartphone.

●	Genre: Consumers who prefer to watch are more likely to like News/Current Events and Sports podcasts. Among those who prefer to listen, True Crime is the leading podcast genre.

●	New vs. experienced listeners: Podcast newcomers are more likely to prefer actively watching podcast videos, while those who began listening to podcasts 4+ years ago favor the audio-only experience.

Catch-Up Platform Publishing Revenue Model and Monetization Strategies (Phase I: 2H’2025)

As previously indicated, we plan to publish thousands of vodcasts/podcasts per day under the Catch-Up platform brand starting in phase I (2H’2025) of our business plan. We plan to submit an application to join the YouTube Partner Program (YPP) to monetize our vodcasts/podcasts on YouTube. If accepted, we will earn revenues through YouTube AdSense which displays ads before and during videos, generating revenue based on views and clicks. Once daily viewership reaches hundreds of thousands, we intend to solicit major brand sponsors to augment YPP. We intend to offer prospective sponsors promotional segments within episodes which can be micro-segmented based on vodcast content category. Average CPM rates on YouTube range from $4 - $30, with the average in the U.S. market approximately $15. 10

Monetization on the audio streaming networks like Spotify and Apple Podcasts include ads inserted into our podcasts, with revenue generated based on factors like listener engagement and demographics. We intend to work with programmatic advertising platforms such as Genius Monkey that offer end-to-end digital audio solutions including dynamic ad insertion, campaign management, and programmatic buying capabilities. Average CPM rates on streaming audio networks range from $5 - $30, with the average being approximately $10. 11

*	Note: CPM (Cost Per Thousand) is a marketing metric that measures how much an advertiser pays for every 1,000 ad views.

[10]	https://www.shopify.com/uk/blog/youtube-cpm

[11]	https://libsyn.com/blog/may-2024-podcast-ad-rates/

Catch-Up Software as a Service (SaaS) Revenue Model and Monetization Strategies (Phase II: 2026)

Starting in 2026, our phase II business plan is to offer the licensing of our proprietary Catch-Up software platform to content creators around the world. We are considering a number of pricing models including subscription, outcome based (such as revenue sharing), and usage-based.

The usage-based model is our current pricing preference, as we are targeting to charge on a minutes published/month model. For example, we are considering offering for a Free tier up to 10 minutes per month, a Pro tier at $19.99/month for up to 100 minutes, an Enterprise tier at $99.99/month up to 1,000 minutes, and $0.01/minute over 1,000 minutes/month.

AI generated Vodcast/Podcast Publisher Competition

Utilizing generative AI systems to produce podcasts and to post to social media platforms is a growing trend, allowing for personalized content that resonates with individual listeners while enhancing engagement through tailored audio and video experiences. The major competitors in this nascent business segment include:

●	Google’s NotebookLM: This tool allows users to generate AI-hosted audio podcasts on any topic. It recently introduced a “Customize” feature, enabling users to enter prompts that personalize the output, making the podcasts more relevant to individual interests and preferences. The AI can create engaging conversations based on user-provided content, transforming static information into lively discussions.

●	Spotify Wrapped AI Podcast: Spotify has partnered with Google to offer a personalized Wrapped AI podcast. This dynamic audio recap reflects users’ listening habits over the year, featuring AI hosts discussing favorite tracks and artists in a unique format tailored to each listener’s music taste.

●	Wondercraft: This platform provides an AI podcast generator that creates podcast scripts and offers a library of hyper-realistic AI voices to host shows. Users can generate episodes by inputting text, and the platform supports collaboration among creators to produce customized content.

●	Bespoke: Available on Spotify, Bespoke is a podcast that is entirely AI-generated, showcasing the capabilities of AI in creating custom audio experiences based on listener preferences.

●	In Short Pod: Is offering to create a hyper-personalized daily podcast for listeners by requesting users’ interests/preferences, linking your calendar, weather and saved articles. Subscription fee required.

●

Distro: youdistro.com is offering an AI-generated social media posting tool, allowing for publishing of new content, repurposing of content and distribution. The pricing model is usage based related to total posts/month.

●	HeyGen: This platform allows for the creation of numerous types of avatars (video, photo, generative, UGC) and offers LLM access for creating commentary and final video creation.

Some of our competitors have greater resources, fewer regulatory burdens, better competitive positions in certain areas, greater operating capabilities, greater access to sources of content, data, technology (including AI) or other services or strategic relationships and/or easier access to financing, which may allow them to respond more effectively to changes in technology, consumer and customer needs and preferences and market conditions, including by developing new or enhanced products and services or leveraging new technologies, including generative AI, more quickly or successfully than us. Continued consolidation or strategic alliances in certain industries in which we operate or otherwise affecting our businesses may increase these advantages, including through greater scale, financial leverage and/or access to content, data, technology (including AI) and other offerings. If we are unable to compete successfully, our business, results of operations and financial condition could be adversely affected.

Live Trivia: Trivia Game of Skill Mobile App

Planned for launch in the third quarter of 2025, ‘Live Trivia’ is a trivia game of skill mobile app that is being designed to be played in three ways; 1) live at 8pm ET with daily redeemable cash grand prizes awarded with a value of up to $5,000, 2) for money in a peer-to-peer environment, or 3) for free at any time.

The proprietary mobile app is being built by a third-party contractor utilizing a full-stack JavaScript framework consisting of MongoDB and PostgreSQL, React, Flutter and Node.js. The application will be deployed and managed on Amazon Web Services (AWS) Global Cloud Infrastructure.
To date, we believe that competitors in the trivia game of skill business have predominantly posed trivia questions to participants that span a wide range of broad categories such as pop culture, history, science, geography, literature and sports. In our opinion, these trivia game companies have offered broad subject trivia games because they have been limited in their ability to create, manage and optimize immense amounts of trivia content in niche or micro-categories.

Through leveraging of open-source generative AI systems, we plan to offer high volumes of trivia content in micro-categories such as individual sports teams/players and Hollywood series/actors/actresses. We intend to hire content managers that will deploy multiple open-source large language models (LLMs) such as OpenAI’s GPT-4.5 and Anthropic’s Claude 3.7 Sonnet to generate thousands of trivia questions and answers for each micro-category, which answers we intend to have fact-checked by a to-be-hired Company employee or consultant. Our initial trivia game will be focused on professional football. Following our planned initial launch of a live pro football trivia game on Wednesday evenings at 8pm ET, we intend to expand into additional sports and entertainment categories such as popular Hollywood television series, including the actors and actresses in such television series. We intend to target what we believe are highly engaged fans of these teams/players or Hollywood series/actors/actresses as we expect that such fans will believe their knowledge of these teams/series/people will enable them to win prizes in trivia games for money. Our plan is to augment our live trivia game at 8pm ET from one evening per week to five or more evenings per week in an expeditious manner.

We intend to further differentiate our trivia game by offering participants the ability to play in three distinct ways; 1) live evenings at 8pm ET, 2) peer-to-peer, and 3) unlimited play for free at any time.

Below is a discussion of the alternative ways we intend users will be able to play the Live Trivia mobile game. In order to play our Live Trivia mobile games for redeemable cash prizes, users will need to purchase Live Trivia for Money (‘LTM’) points. 100 LTM points will initially have a cash value of $1 USD and is discussed in further detail below:

A.	Live at 8pm ET for daily grand prizes from $1,000 to $5,000

Following launch, we intend to have our first Live Trivia game conducted every Wednesday evening at 8pm ET starting with pro football trivia. Our current plan is to have all Live Trivia games hosted by a recognized social media influencer and/or special guests from the content category, which for our pro football trivia games would include former pro football players as hosts. After launch, users may either play the Live Trivia game for free or for a minimal entry fee, where permitted. Users electing to play for free will be eligible to win a daily redeemable cash grand prize of 100,000 LTM points with a current cash value of $1,000. Users electing to play with an entry fee will be required to pay 100 LTM points which has a current equivalent cash value of $1 USD for the opportunity to win 500,000 LTM points which has a current cash value of $5,000 USD.

B.	Peer-to-Peer trivia games for money

Following launch, we also plan to allow users to participate in peer-to-peer trivia contests 24-hours a day, every day. The initial peer-to-peer trivia games will be limited to professional football and professional football teams. We intend to expand peer-to-peer games to include additional categories such a popular television series and/or actors and actresses in such series. Entry fees for peer-to-peer games are expected to start at 100 LTM points with a current equivalent cash value of $1 USD and increase to 500 LTM points with a current equivalent cash value of $5 USD. The number of peer-to-peer participants can be as few as 2 or scheduled in advance for as many as 200 participants. The initial economics of the peer-to-peer games is expected to start at 150% aggregate entry fee to prize value, so for an entry fee of 100 LTM points, or cash equivalent of $1 USD for 2 participants (total of 200 LTM points or cash equivalent of $2 USD), the winner of the contest will win 150 LTM or cash equivalent of $1.50 USD and we will retain the remaining 25% of the total aggregate entry fee of 200 LTM points with a cash equivalent of $2 USD equal to $0.50 cents. As number of participants and entry fee totals increase, we may increase our retention percentage from 25% to as much as 50% (which would proportionately decrease the aggregate entry fee for prize value to users in peer-to-peer games).

C. Play for free

Following launch, we intend to allow users to play an unlimited amount of trivia games for free to test their knowledge of a given subject and to learn and hone their trivia game skills. This free approach is designed to build users’ confidence with the goal of increasing their participation in the live trivia game at 8pm ET with an entry fee and peer-to-peer contests. We plan to strongly promote the peer-to-peer and live 8pm ET games and opportunity to purchase LTM points to play for money (100 LTM points with a current cash equivalent of $1 USD) throughout users’ game experience.

Live Trivia for Money (‘LTM’) Points System

The Live Trivia mobile game platform is being designed to allow users to purchase and earn promotional points called Live Trivia for Money (‘LTM’) points in order to compete and win LTM points redeemable for cash paid via PayPal/Apple Pay/Google Pay. The initial cash value of 100 LTM points will be $1 USD.

We plan to automatically award users 100 LTM ‘starter’ points in the Wallet page of a user’s Live Trivia app upon completion of registration for a free play on the app. Those initial 100 LTM starter points may be used to play a peer-to-peer game or participate in the 100 LTM point ($1 USD) entry fee option to play a live trivia game at 8pm ET to earn a grand prize of 500,000 LTM points ($5,000). Those initial 100 LTM ‘starter’ points must be used to play one of the two entry fee game options and not be redeemable for cash.

LTM points are expected to be required to play one of our two entry fee games (peer-to-peer games or the 100 LTM points entry fee option to play the live trivia game evenings at 8pm ET to earn the redeemable cash grand prize of 500,000 LTM points). The mobile game is being designed to always give users the option to purchase LTM points in the Wallet page of their Live Trivia app but such LTM points are not transferrable between individuals. The initial LTM to USD exchange rate at launch is expected to be 100 LTM to $1 USD, but we have the flexibility to change that rate in the future if we deem necessary.

App Distribution

We intend to distribute the Live Trivia app through third-party platforms, where permitted, such as the Apple App Store following successful completion of the necessary app approval process. We note there is a risk of some third-party platforms not allowing the Live Trivia app due to real money contest entry rules. We intend to mitigate this risk by 1) directly working any such third parties to demonstrate the legality of the Live Trivia app and/or limiting the states where players can use the app for real money trivia contests, and where applicable providing users a direct link to download the Live Trivia app from our website thus bypassing the need to distribute through certain app stores.

Payments

We plan to integrate with appropriate payment processors for deposits and withdrawals, ensuring compliance with regulations with a goal of minimizing transaction fees. We are currently evaluating Stripe, PayPal, Apple Pay, and Google Pay as potential payment processors. Note that for in-app purchases, including promotional/loyalty point systems such as LTM, Apple typically takes a 30% commission. The Company in the future will additionally look to offer users the ability to purchase LTM points on its website partnering with a credit card processor.

State/Federal Compliance Plan

State and federal laws in the U.S. and other jurisdictions distinguish between games of skill and games of chance. We will only offer trivia games for paid entry-fee contests in jurisdictions in which we believe skill-based games are permitted and are not prohibited or required to be licensed as gambling under applicable law. The number of states that will be eligible is likely to change over time. Our state/federal compliance plan is based on our current understanding of existing state and federal laws regarding skill-based games. We intend to conduct paid entry-fee trivia contests initially in 38 U.S. states and the District of Columbia, while restricting the remaining 12 states based on their current laws and/or license requirements related to games of skill (state restrictions: CT, LA, SD, AR, AZ, DE, MO, NJ, NV, HI, SC, and WA).

Contestants may only enter contests with cash and cash equivalent prizes if they are at least 18 years of age, or the minimum age required to play in the jurisdiction in which they are physically located at the time of entry, whichever is greater. Determining the location of a user at the time of entry will be achieved with geolocation checks embedded in the application. Users who are not of age in their jurisdiction, or who are attempting to enter a contest from a jurisdiction where the game is not approved, will be blocked from contest entry. Attempts to circumvent geolocation or age restrictions will be reported to our staff, via the geolocation software, for investigation and potential action on the account. Additionally, we will perform Know Your Client checks to confirm a user’s age and identity. This information will subsequently be used to ensure the company protects itself from potential money laundering, working with our banking and payment processing partners to report any suspicious activity to proper authorities.

While we note there are no known laws, regulation or legal precedent requiring controls for network latency, in order to facilitate a fair operating environment for all users, the Live Trivia app will include a short “grace period” before the official 5-second timer to answer a trivia question starts for all users. This will allow users with slower internet connections to have an equal chance to access the question prior to seeing potential answers. Additionally, large scale network issues will not impact game play as the game runs the timer on the server side, not the player’s device, ensuring the timer continues accurately regardless of local connectivity. Finally, users who experience technical issues (e.g., disconnection, freeze, or latency spike) during gameplay may submit a dispute within 24 hours of the incident. Disputes must include relevant details, such as a brief description of the issue. The Live Trivia app internal review team will then analyze game logs and previous user behavior to determine if a refund may be warranted. The Live Trivia app team will make a final decision whether to provide the user a refund of their entry fee if technical issues are substantiated.

Peer-to-peer skill-based games with entry fees in which the entry fees make up the prize pool may not be legal in certain states. We plan to prohibit peer-to-peer skill-based games with entry fees in such states, including Arizona, Montana, and Nevada.

Market Size: Skill Games Market

The global skill games market was valued at $30.99 billion in 2022 and is projected to reach $85.34 billion by 2030, growing at a CAGR of 13.3%.1 Mobile games, including trivia games, are a significant driver of this growth due to increasing smartphone adoption and internet penetration. Mental skill games, which include trivia, dominate the market and are expected to have the highest CAGR during the forecast period. According to KBV Research, the mental segment is leading the global skill game market by skill type in 2022; thereby, achieving a market value of $49.5 billion by 2030, growing at a CAGR of 12.4 % during the forecast period.2

2020 Global Games Market

Per Device & Segment With Year-on-Year Growth Rates

MOBILE
$77.2Bn
$13.7Bn
$63.6Bn
48%
40%
9%
2%
21%
23%
28%
28%
2020 TOTAL
$159.3Bn
+9.3%
YoY
PC
$36.9Bn
$3.0Bn
$33.9Bn
CONSOLE
$45.2Bn
$77.2Bn

Competitive Review

The most popular live trivia game in U.S. history was HQ Trivia which reached a peak audience of 2.4 million concurrent players. At its peak, HQ Trivia had amassed a total of 35 million downloads showcasing its widespread appeal and cultural impact during its most successful period. According to a survey in 2022, approximately 26% of adults in the U.S. had heard of HQ Trivia. At that time, approximately one-third of those who were aware of the app had either downloaded it or planned to do so soon. HQ Trivia officially shut down in February 2020, due to financial difficulties and lack of funding from its primary investors.

Competitors in live trivia game apps today include Swagbucks Trivia, ShowTime (India), G.O.A.T. (Sports), Lucky Trivia Live, and The Q (platform to offer customizable live trivia games). Other popular trivia game apps without live trivia features include Millionaire Trivia, Trivia Crack, Sphinx Trivia, Quiiiz Trivia and Trivia STAR. Trivia Crack, Quiiiz and The Q offer peer-to-peer functionality within their trivia app. Swagbucks Trivia Live is expected to be our strongest competitor due to their large installed base of users and offerings of cash prizes of $1,000 for their daily live trivia game (paid in the form of loyalty points called Swagbucks or SB). Swagbucks Trivia is based on trivia questions primarily from broad trivia categories such as general entertainment, geography and politics categories, among others. To date, they have not utilized well known hosts for entertainment value, do not offer unlimited trivia games for free (additional daily play can be earned by participating in surveys, for example), do not offer peer-to-peer trivia competitions for money, nor do they offer trivia in micro-categories such as sports leagues (i.e. pro football), television shows (i.e. Bachelor) or series (i.e. Bridgerton).

As indicated earlier, to our knowledge none of our competitors offer trivia games across a number of micro-categories, nor are we aware of any competitors that offer both a live and a peer-to-peer game alternative. We believe those two key differentiators would make our trivia game offering unique in the marketplace. Moreover, our business plan is designed to replicate key success factors that contributed to HQ Trivia’s success including; 1) a live, interactive format, 2) a live game scheduled to be broadcast at a specific time, 3) significant cash prizes, 4) entertainment value with hosts, 5) obtaining advertising sponsorship deals with major brands that complement the trivia micro-category, and 6) TV production quality.

This mobile game industry is highly competitive and evolving. Further, our competition may become more intense if industry leaders such as Google, Apple, and Microsoft, all of whom have significant financial, technical and other resources, greater brand recognition and longer operating histories, decide to focus their efforts on similar product offerings in the mobile game and vodcasting/podcasting categories.

Our ability to compete depends in large part on our continuous commitment to research and development, our ability to rapidly introduce new features and functionality. We intend to work closely with our customers to continuously enhance the performance, functionality, usability, reliability and flexibility of our product offerings.

[1]	Source: Fortune Business Insights, Report dated September 14, 2023
[2]	Source: KBV Research, Report dated August, 2023

Revenue Model and Monetization Strategies

We expect to generate revenue in three categories: 1) user generated revenue in either the peer-to-peer trivia game or user entry fees for live trivia games at 8pm ET, 2) display ad revenue and 3) ad sponsorship revenue.

1.	User Generated Revenue Model

a)	Peer-to-Peer revenue model: The initial economics of the peer-to-peer games is expected to start at 150% aggregate entry fee to prize value, so for an entry fee of 100 LTM points, or cash equivalent of $1 USD for 2 participants (total of 200 LTM points or cash equivalent of $2 USD), the winner of the contest would win 150 LTM or cash equivalent of $1.50 USD and we expect to retain the remaining 25% of the total aggregate entry fee of 200 LTM points with a cash equivalent of $2 USD equal to $0.50 cents. As number of participants and entry fee totals increase, we may increase our retention percentage from 25% to as much as 50%.

b)	User entry fee for live trivia games. In the entry fee mode for live trivia games, we intend to have users pay a 100 LTM points ($1 USD) entry fee for live trivia games at 8pm ET. We are forecasting 33% of our live trivia game participants will choose the 100 LTM points ($1 USD) entry fee option to win 500,000 LTM points ($5,000 USD) daily grand prize vs. play for free option to win 100,000 LTM points ($1,000 USD) daily grand prize.

2.

Display ad revenue model: In-game video ads will be presented to users while they wait for a trivia game to begin and during breaks between trivia rounds. The Company is assuming an average cost per thousand (CPM)* rate of $20.[3]

3.	Sponsorship ads revenue mode: Once the live trivia game reaches critical mass, i.e. 100,000+ concurrent users, we intend to target major sponsors for each of the live trivia game categories; pro football, pro basketball, Bachelor, etc. similar to the successful multi-million dollar sponsorships obtained by HQ Trivia (examples included Warner Bros. which promoted three movies, Nike, Target and MillerCoors).

Below is the global digital advertising market size projections overall and specific to mobile games:

According to Statista, global digital ad spend is expected to grow from $680 billion in 2023 to over $965 billion in 2028, climbing at a rate of 7.25% compound annual growth rate (CAGR).4 Digital ad spending as a percentage of total ad spend is expected to grow from 67% to 74% from 2023 - 2027.5 Programmatic advertising is the fastest growing segment of the advertising market, growing at a 22% CAGR through 2033. 6

Global Programmatic Advertising Market
Size, by Platform, 2024-2033 (USD Billion)
Desktop
Mobile
Video
Social Media
350
300
250
200
150
100
50
0
42.2
51.4
62.7
76.4
93.2
113.6
138.5
168.8
205.8
250.8
305.7
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
The Market will Grow At the CAGR of:
21.9%
The Forecasted Market Size for 2033 in USD:
$ 305.7 B
market.us

[3]	Informa TechTarget, Inc., Marketing Dive article: https://www.marketingdive.com/ex/mobilemarketer/cms/opinion/columns/8992.html
[3]	Turnitblue Ads, https://helpdocs.turnitbluedigital.com/ads-billing/what-is-an-average-cpm-for-digital-ads
[4]	https://www.oberlo.com/statistics/digital-ad-spend
[5]	eMarketer, insiderintelligence.com, March 2023
[6]	Market.us market research report, Entertainment & Media, https://market.us/report/digital-ad-spending-market/

The digital ad spend projections for the mobile game segment show significant growth in the coming years:

According to EMARKETER, for 2024 U.S. advertisers are forecast to spend $8.6 billion on in-game ads, a 6.7% increase year-on-year, growing to $11.5 billion in 2028.7 These projections indicate a strong upward trend in digital ad spend for the mobile game segment, driven by factors such as increasing smartphone adoption, the popularity of mobile games, and advancements in ad targeting technologies.

Plan of Operations

Over the next 12-months, we are looking to achieve the following milestones to further our plan to launch and monetize the Live Trivia mobile game app and the Catch-Up vodcast/podcast platform:

1. Complete First-Generation Development of Live Trivia Mobile App Game and the Catch-Up Vodcast/Podcast Platform.

We will require an additional $50,000 to complete development of the software for our Live Trivia mobile app game app and the Catch-Up vodcast/podcast platform which is expected in the third quarter of 2025. We are currently working with third-party software development firms to complete the first generation of our initial two products; the Live Trivia mobile game app and the Catch-Up vodcast/podcast Platform. Third-party software development costs for each of the products to date have been approximately $50,000, and the expectation is the total third-party software development cost for each of the products will reach approximately $100,000 upon completion. We have sufficient cash on hand to complete these software development projects.

2. Soft-Launch of Live Trivia Mobile App Game and the Catch-Up Vodcast/Podtcast Platform

Following completion of the first-generation software for our products described above, we intend to spend approximately $150,000 in marketing costs to acquire active users of our Live Trivia game mobile app and weekly viewers/listeners of our Catch-Up vodcast/podcast Platform to facilitate the launch of such products which is expected in Q3 2025. We intend to use cash from the offering for funds required for our soft-launch. If we do not consummate the offering, we will need to delay the soft-launch until we are able to raise additional funds.

3. Build Out Internal Staff.

We will require approximately $2 million to build out our internal technical development staff, content managers and a producer and host for our Live Trivia mobile game app. We are currently in the process of hiring an internal technical development staff led by CTO Daniel Warren, and we plan to manage the products internally following the completion of the third-party software development projects and are hoping to build out our workforce by the end of 2025. We intend to use funds from this offering to fund growth of our workforce.

4. Generate Revenues.

We expect to start generating revenues in Q4 2025. Following the soft-launch, we intend to increase our marketing expenditures to acquire active users of our Live Trivia mobile game app and viewers/listeners of our Catch-Up podcast platform. We intend to allocate $500,000 in Q4 2025 and an additional $500,000 in Q1 2026 which we expect to result in 90,000 active users of our Live Trivia game mobile app and 720,000 weekly viewers/listener of our Catch-Up vodcast/podcast platform. We intend to use proceeds from the offering for these marketing expenditures. If we are unable to consummate the offering, we will need to delay our marketing spend until we raise additional funds. This will delay our timeline to generate revenues.

Software and Development

Our ability to compete depends in large part on our continuous commitment to research and development, our ability to rapidly introduce new features and functionality and our ability to improve proven applications for established markets in which we have competitive advantages. We intend to work closely with our customers to continuously enhance the performance, functionality, usability, reliability and flexibility of the application.

Our software and development team is responsible for the design enhancements, development, testing and certification of the application. In addition, we may, in the future, utilize third parties for our automated testing, managed upgrades, software development and other technology services.

Our software and development is led by our Chairman, Michael Mathews. The software and development team is responsible for the engineering, development, design, integration and testing of the Live Trivia mobile game app and the Catch-Up vodcast/podcast platform.

Intellectual Property

We strive to protect and enhance the proprietary technology and inventions that are commercially important to our business. Our policy is to seek to protect our proprietary position through a combination of intellectual property rights in the United States, including patents, trademarks, copyrights, trade secret laws and internal procedures. Our commercial success will depend in part on our ability to protect our intellectual property and proprietary technologies.

As of June 16 2025, we have no issued patents, no notices of allowance and no filed patent applications in the United States relating to our Live Trivia game and podcasting platforms and digital assets. We may not be able to obtain protection for our intellectual property, and our future patents, trademarks, and other intellectual property rights may not provide us with competitive advantages or distinguish our products and services from those of our competitors.

Other companies that own patents, copyrights, trademarks, trade secrets, and other intellectual property rights related to the mobile games, generative AI system, communication, privacy, internet, and other technology-related industries frequently enter into litigation based on allegations of infringement, misappropriation, and other violations of intellectual property or other rights. Third parties, including our competitors, may make claims from time to time that we have infringed their patents, trademarks, copyrights, trade secrets, or other intellectual property rights. As our business grows and competition rises, the risk of facing claims related to intellectual property and litigation matters will likely increase.

Our Privacy Policy

We recognize that gamers and other users of our games and Platform care deeply about how their personal information is collected, used and shared.

When gamers or developers use our games or Platform, they are required to provide us with certain personal information. We take commercially reasonable and appropriate measures to protect this personal information from accidental loss, misuse, and unauthorized access, disclosure, alteration, or destruction, taking into account the risks involved in processing and the nature of such data, and comply with applicable laws and regulations. We do not currently transfer any personal information to third-parties that do not act on our behalf, and should we intend to do so, we will only do so with users’ consent. Similarly, we do not currently collect sensitive personal information from users. We may disclose personal information to certain types of third-party companies, but only to the extent needed to enable them to provide such services. The types of companies that may receive personal information and their functions are: marketing assistance, analytics and reporting, customer support, email and SMS delivery, cloud infrastructure, and systems monitoring. All such third parties function as our agents, performing services at our instruction and on our behalf pursuant to contracts which require them to provide at least the same level of privacy protection as is required by our privacy policy. In addition, we may be required to disclose personal information in response to lawful requests by public authorities, including for the purpose of meeting national security or law enforcement requirements. We may also disclose personal information to other third parties when compelled to do so by government authorities or required by law or regulation including, but not limited to, in response to court orders and subpoenas.

Government Regulation

We are subject to a variety of laws in the U.S. and abroad that affect our business, including state and federal laws regarding skill-based game, consumer protection, electronic marketing, data protection and privacy, competition, taxation, intellectual property, export and national security, which are continuously evolving. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly outside of the U.S. It is also likely that as our business grows and evolves, particularly if we expand to other countries, we will become subject to laws and regulations in additional jurisdictions or other jurisdictions may claim that we are required to comply with their laws and regulations.

State and federal laws in the U.S. and many other jurisdictions distinguish between games of skill and games of chance. We only enable games for paid entry-fee contests in jurisdictions in which skill-based game is permitted and not required to be licensed as gambling under applicable law. As of the date of this prospectus, we enable cash prizes in 38 states and the District of Columbia, while restricting the remaining 12 states based on their current laws and/or license requirements related to games of skill (state restrictions: Arkansas, Connecticut, Delaware, Hawaii, Louisiana, Missouri, New Jersey, Nevada, South Carolina, South Dakota and Washington. We intend to enable cash prizes in all states except for Arizona, Arkansas, Connecticut, Delaware, Hawaii, Louisiana, Missouri, New Jersey, Nevada, South Carolina, South Dakota and Washington. We use proprietary algorithms and data science tools designed to ensure that the degree of skill involved in affecting the outcome of a contest is sufficient to comply with applicable state laws. The scope and interpretation of the laws that are or may be applicable to the determination as to whether a contest is skill-based, and therefore beyond the scope of a state’s gambling laws and licensing requirements, are subject to interpretation and evolving. We have not received any licenses, authorizations or approvals confirming that the paid entry-fee contests hosted on our platform comply with applicable laws. Our compliance is based on our interpretation of existing state and federal laws regarding skill-based games. There is a risk that existing or future laws in the states in which we operate may be interpreted in a manner that is not consistent with our current practices, and could have an adverse impact on our business and prospects. Additionally, existing and future laws that permit skill-based games may be accompanied in the future by restrictions or taxes that make it less feasible or impractical to operate in these jurisdictions. In addition, peer-to-peer skill-based games with entry fees in which the entry fees make up the prize pool may not be legal in certain states. We plan to prohibit peer-to-peer skill-based games with entry fees in such states, including Arizona, Montana, and Nevada.

It is possible that a number of laws and regulations may be adopted or construed to apply to us that could restrict the online and mobile industries, including with respect to player privacy, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through the Internet and mobile devices. We anticipate that scrutiny and regulation of our industry will increase and we will be required to devote legal and other resources to addressing such prospective regulation. For example, existing laws or new laws regarding the marketing of in-app purchases, or regulation of currency, banking institutions, unclaimed property or money transmission, may be interpreted to cover the games featured on our platform and the entry fees paid in respect of such contests. If that were to occur we may be required to seek licenses, authorizations or approvals from relevant regulators, the granting of which may be dependent on us meeting certain capital and other requirements, and we may be subject to additional regulation and oversight, all of which could significantly increase our operating costs. Changes in current laws or regulations or the imposition of new laws and regulations in the U.S. or elsewhere regarding these activities may impede the growth of social game services and impair our business, financial condition or results of operations.

Data Privacy and Security Regulation

Our business activities are subject to laws and regulations governing the collection, use, sharing, protection and retention of personal data, which continue to evolve and have implications for how such data is managed. For example, in the U.S., the Federal Trade Commission continues to expand its application of general consumer protection laws to commercial data practices, including to the use of personal and profiling data from online users to deliver targeted internet advertisements. More state and local governments are also expanding, enacting or proposing data privacy laws that govern the collection and use of personal data of their residents and establish or increase penalties and in some cases, afford private rights of action to individuals for failure to comply, and all states have enacted legislation requiring businesses to provide notice to state agencies and to individuals whose personal information has been accessed or disclosed as a result of certain data breaches. For example, the California Consumer Privacy Act, as amended by the California Privacy Rights Act (“CPRA”), establishes certain transparency rules, puts greater restrictions on how the Company can collect, use and disclose personal information of California residents and provides California residents with certain rights regarding their personal information, including rights to access, correct and delete their personal information and opt out of the sale or sharing of their personal information for cross-context behavioral advertising. The CPRA provides for civil penalties for violations, as well as a private right of action for data breaches of certain types of nonencrypted and nonredacted personal information. Similar laws in many states impose transparency and other obligations with respect to personal data of their respective residents and provide residents with similar rights. Additionally, our mobile apps subject to laws and regulations governing the online privacy of children, including the Children’s Online Privacy Protection Act of 1998, which prohibits the collection of personal information online from children under age 13 without prior parental consent, the California Age Appropriate Design Code (which went into effect on July 1, 2024, but enforcement of which is currently stayed), which prescribes rules relating to the design of online services likely to be accessed by children under age 18 (“CAADC”), and the Maryland Kids Code (which goes into effect on October 1, 2024), which is largely modeled after the CAADC.

Industry participants in the U.S., have taken steps to increase compliance with relevant industry-level standards and practices, including the implementation of self-regulatory regimes for online behavioral advertising that impose obligations on participating companies, such as us, to give consumers a better understanding of advertisements that are customized based on their online behavior.

The interpretation and application of data privacy and security laws are often uncertain and evolving in the U.S. and internationally. Moreover, data privacy and security laws vary between local, state, federal and international jurisdictions and may conflict from jurisdiction to jurisdiction. We intend to monitor pending legislation and regulatory initiatives to ascertain relevance, analyze impact and develop strategic direction surrounding regulatory trends and developments, including any changes required in our data privacy and security compliance programs.

Because we handle, collect, store, receive, transmit and otherwise process certain personal information of users of our products and employees, we are also subject to federal, state and foreign laws related to the privacy and protection of such data, including the California Consumer Privacy Act (“CCPA”). The scope of data privacy laws and regulations worldwide continues to evolve, and we anticipate that the number of data privacy laws and the scope of individual data privacy and protection rights will increase.

Compliance

We intend to develop internal compliance programs in an effort to comply with legal and regulatory requirements for skill-based game and with respect to data privacy and security. We intend to use geofencing technology designed to restrict user access to paid entry fee contests to only those jurisdictions where video game contests of skill are permitted. While we are firmly committed to full compliance with all applicable laws and have developed appropriate policies and procedures in order to comply with the requirements of the evolving regulatory regimes, we cannot ensure that our compliance program will prevent the violation of one or more laws or regulations, or that a violation by us or an employee will not result in the imposition of a monetary fine.

Employees

Upon consummation of this offering, we have a total of 2 full-time employees and 3 consultants. We are not a party to any collective bargaining agreements. We believe that we maintain good relations with our employees.

Facilities

Our principal address is 204 Neilson Street, New Brunswick, NJ 08901. We believe our facilities are adequate to meet our current needs, although we may seek to negotiate new leases or evaluate additional or alternate space for our operations. We believe appropriate alternative space would be readily available on commercially reasonable terms.

Legal Proceedings

We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization, or body pending or, to the knowledge of the executive officers of our Company, threatened against or affecting us, our common stock, or our officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MANAGEMENT

The following table sets forth the name, age and position of each of our executive officers, key employees and directors as of the date of this prospectus.

Name	Position(s)	Age
Michael Mathews	Chairman and CEO Nominee	63
W. David Linsley	Chief Financial Officer	42
Daniel Warren	Chief Technology Officer Nominee	42
Darin Myman	Director, President, Secretary, Treasurer	59
Adam Kotkin	Director Nominee	45
Christopher Camarra	Director Nominee	43
Jason Luogameno	Director Nominee	40
Sanford Rich	Director Nominee	66

Michael Mathews — Chairman and Nominee for Chief Executive Officer

Michael Mathews was appointed as Chairman to the Board of Directors in January 2025, and is a nominee for Chief Executive Officer. Mr. Mathews’ formal appointment as Chief Executive Officer will occur concurrent with the effectiveness of this registration statement. Mr. Mathews has served as Chairman and Chief Executive Officer of Aspen Group, Inc. (OTCQB: ASPU) since March 2012. He served as Chief Executive Officer of interclick, Inc. from August 2007 until January 2011. Mr. Mathews also served as a director of interclick from June 2007 until it was acquired by Yahoo, Inc. (Nasdaq: YHOO) in December 2011. From 2004 to 2007, Mr. Mathews served as the senior vice-president of marketing and publisher services for World Avenue U.S.A., LLC, an Internet promotional marketing company. Mr. Mathews was selected to serve as Chairman due to his track record of success in managing early stage and growing businesses, his extensive knowledge of the Internet services and marketing industry and his knowledge of running and serving on the boards of public companies.

W. David Linsley — Chief Financial Officer

Mr. Linsley was appointed as our Chief Financial Officer in January, 2025. Mr. Linsley has over 15 years of entertainment, media and financial management experience.  Since March 2023, Mr. Linsley has served as Chief Operating Officer and member of the board of directors for Music Futures, Inc.  As a co-founder of Music Futures, Inc., he helped to create the music industry’s first real-money fantasy gaming platform based on streaming music consumption.  Since 2017, Mr. Linsley has served as Managing Director of Liftd Media LLC, a boutique entertainment and technology consulting firm where he partnered with clients to provide a range of growth strategies encompassing digital analytics, content production, and programmatic marketing.  From 2008 to 2017, Mr. Linsley was the Vice President of Development at PCE Media, where he oversaw development and finance across the company’s slate of non-scripted television productions and diversified digital media portfolio.  He holds a Bachelor of Science degree in finance from Boston College’s Carroll School of Management.

Daniel Warren — Nominee for Chief Technology Officer

Dr. Daniel Warren is nominated for Chief Technology Officer. His formal appointment as Chief Technology Officer will occur concurrent with the consummation of this offering. Dr. Warren is a results-driven technology leader with a distinguished record of transforming organizations. As Chief Data Architect at Nationwide Insurance (2020-2025), he modernized data infrastructure through strategic cloud adoption. As VP of Technology, Data, and AI at Prezi (2016-2020), he scaled the user base significantly through strategic technology and product changes. As VP of Digital and Data Services at SDLC Partners (2013-2016), he developed and delivered innovative digital solutions for Fortune 100 clients. As Global Head, Data Center Operations and Analytics at Amazon Web Services (2005-2013), he established and executed global data strategies and scaled high-performance analytics teams. Dr. Warren’s selection as Chief Technology Officer reflects his demonstrated ability to lead large-scale technology initiatives, drive significant business results, and build and manage high-performing global teams, making him an ideal candidate to lead our technology vision.

Darin Myman — Director, President, Secretary and Treasurer

Mr. Myman has served as a director and our Secretary and Treasurer since inception. He has also served as our President since February 2024. Mr. Myman will resign as President, Secretary, Treasurer and director concurrent with effectiveness of this registration statement. Mr. Myman has served as the Chief Executive Officer and Chairman of the board of directors of DatChat, Inc. since January 2015. Previously, Mr. Myman served as co-founder and Chief Executive Officer of Wally World Media, Inc. (OTC Pink:WLYW). He also has served as the Chief Executive Officer and a member of PeopleString’s board of directors since PeopleString’s inception. Mr. Myman developed extensive internet skills through a variety of positions. He has executive management experience having served as a co-founder and Chief Executive Officer of BigString Corporation, a publicly traded company, since October 2005. He also has corporate governance and board experience having served as a member of BigString’s board of directors since BigString’s inception. Prior to BigString, Mr. Myman was a co-founder and Chief Executive Officer of LiveInsurance.com, the first online insurance broker that pioneered the electronic storefront for large national insurance agencies. Prior to co-founding LiveInsurance.com, he served as a Vice President of the online brokerage services unit of Westminster Securities Corporation. We believe that Mr. Myman is qualified to serve as a member of our board of directors because of his background in business and experience in senior leadership and as a board member of public companies.

Adam Kotkin — Director Nominee

Mr. Kotkin is a nominee for director and, if elected, will be appointed to the Audit Committee and the Compensation Committee. Mr. Kotkin’s formal appointment will occur concurrent with the effectiveness of this registration statement. Adam Kotkin is a seasoned business manager and consultant, specializing in financial management, legal engagements, and asset management for high-net-worth individuals and small to medium-sized businesses. With a rich background in corporate leadership, Mr. Kotkin has held several key positions in publicly traded companies. Since January 2022, Mr. Kotkin has served as the President of SMAKZ Corp., and from April 2019 to December 2021, Mr. Kotkin served as the President for SMAK Services Inc., where he provided consulting services to high net worth individuals. Prior to his consulting career, from 2017 to March 2020, Mr. Kotkin served as Chief of Staff for The Points Guy, where he honed his leadership and strategic planning skills. His extensive experience includes over a decade of public company work, notably as Chief Executive Officer of Fal Exploration Inc. (formerly known as Apps Genius), Chief Operating Officer and Board Member of PeopleString Corporation, and Chief Operating Officer, Board Member, and Co-founder of BigString Corporation. Mr. Kotkin graduated with distinction from New York University, earning a Bachelor of Arts in Economics.

Christopher Camarra — Director Nominee

Mr. Camarra is a nominee for director and, if elected, will be appointed to the Compensation Committee. Mr. Camarra’s formal appointment will occur concurrent with the effectiveness of this registration statement. Since January 2022, Chris has served as the EVP Communications for TC BioPharm (Holdings) PLC (Nasdaq: TCBP), a biopharmaceutical company. Since January 2010, Mr. Camarra has served as the Founder and President of CMC Ventures, a New York based communications and advisory firm that specializes in coordinating investor relations and capital markets strategy for emerging growth companies. Chris was previously a financial managing associate on Ernst & Young’s finance team. He brings more than 20 years of experience in managing investor relations and corporate communications programs. He has served on the Board of Directors of both public and private companies. Mr. Camarra has also been a member of The National Investor Relations Institute.

Jason Luogameno — Director Nominee

Mr. Luogameno is a nominee for director and, if elected, will be appointed to the Nomination and Corporate Governance Committee. Mr. Luogameno’s formal appointment will occur concurrent with the effectiveness of this registration statement. Mr. Luogameno is an online retail entrepreneur and launched his eBay venture in 2003 and continues to own and operate a large scale ecommerce and fulfillment warehouse. Mr. Luogameno was a pioneer for cross platform ecommerce listing and inventory management systems, becoming adept at backend API integrations for websites, enabling seamless listing and stock management across multiple platforms. Mr. Luogameno has a background in information technology services, server management, and network management. He has diverse knowledge in software applications, for both personal and business operations, and provides independent consulting services for companies in technology, security, and network infrastructure. He was one of the founders and chief operating officer of a publicly traded company, where he was responsible for overseeing daily operational efficiency. In 2018, Mr. Luogameno ventured into cryptocurrency mining, and still keeps relevant in this rapidly emerging blockchain technology.  We believe that Mr. Luogameno’s expertise qualifies him to serve on our board of directors.

Sanford Rich — Director Nominee

Mr. Rich is a nominee for director and, if elected, will be appointed to the Audit Committee and the Nomination and Corporate Governance Committee. Mr. Rich’s formal appointment will occur concurrent with the effectiveness of this registration statement. Since January 2016, Mr. Rich has served as the Executive Director of the New York City Board of Education Retirement System. Mr. Rich has served as a director and the Chair of the Audit Committee of Unusual Machines, Inc. (NYSE American: UMAC) since January 2024. Mr. Rich has served as a director of Aspen Group, Inc. (OTC Pink: ASPU) since March 2012. Mr. Rich served as a director of interclick, inc. from August 28, 2007 until June 5, 2009 and as Audit Committee Chairman from August 2007 to June 2009. From April 2006 to April 2020, Mr. Rich served as a director and Audit Committee Chairman for InsPro Technologies Corporation. Mr. Rich had a 35-year career as investment and commercial banker. Mr. Rich was selected as a director for his 40 years of experience in the financial sector and his experience serving on the audit committees of public companies.

Involvement in certain legal proceedings.

None of the following events have occurred during the past ten years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1)	A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5)	Such person was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	Such person was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of:

(i)	Any federal or state securities or commodities law or regulation; or

(ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships

There are no family relationship between any director, executive officer, or person nominated to become a director or executive officer.

Independence of Directors

The Nasdaq Stock Market LLC (“Nasdaq”) requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Kotkin, Camarra, Luogameno and Rich are “independent”. Concurrent with the effectiveness of this registration statement, our board will consist of four independent directors and one non-independent director.

Board Committees

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and its standing committees. We will have a standing audit committee, compensation committee, and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee. The audit committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting, and internal control functions and the audit of the Company’s financial statements. The role of the audit committee is to oversee management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance and qualifications of the Company’s independent auditor, including the independent auditor’s independence, the performance of the Company’s internal audit function; and the Company’s compliance with legal and regulatory requirements.

Upon the consummation of this offering, our audit committee will consist of Sanford Rich, Adam Kotkin, and Christopher Camarra, with Sanford Rich serving as chair. Our board of directors has affirmatively determined that each meets the definition of “independent director” under the rules of The Nasdaq Capital Market, and that they meet the independence standards under Rule 10A-3. Each member of our audit committee meets the financial literacy requirements of Nasdaq rules. In addition, our board of directors has determined that Sanford Rich will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors will adopt a written charter for the audit committee, which will be available on our principal corporate website at www.rpminteractive.com substantially concurrently with the consummation of this offering.

Compensation Committee. The compensation committee is responsible for reviewing and recommending, among other things:

●	the adequacy and form of compensation of the board;

●	the compensation of Chief Executive Officer, including base salary, incentive bonus, stock option and other grant, award and benefits upon hiring and on an annual basis;

●	the compensation of other senior management upon hiring and on an annual basis; and

●	the Company’s incentive compensation and other equity-based plans and recommending changes to such plans to our board of directors, when necessary.

Upon the consummation of this offering, our compensation committee will consist of Adam Kotkin, Chris Camarra and Jason Luogameno, with Adam Kotkin serving as chair. Our board of directors will adopt a written charter for the compensation committee, which will be available on our principal corporate website at www.rpminteractive.com substantially concurrently with the consummation of this offering.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is responsible for, among other things:

●	developing criteria for membership on the board of directors and committees;

●	identifying individuals qualified to become members of the board of directors;

●	recommending persons to be nominated for election as directors and to each committee of the board of directors;

●	annually reviewing our corporate governance guidelines; and

●	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

Upon the consummation of this offering, our nominating and corporate governance committee will consist of Christopher Camarra, Sanford Rich and Jason Luogameno, with Jason Luogameno serving as chair. Our board of directors will adopt a written charter for the nominating and corporate governance committee, which will be available on our principal corporate website at www.rpminteractive.com substantially concurrently with the consummation of this offering.

Code of Business Conduct and Ethics

Prior to the completion of this offering, we will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on our website, www.rpminteractive.com. In addition, we intend to post on our website all disclosures that are required by law or rules concerning any amendments to, or waivers from, any provision of the code.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

We have not paid any compensation to either Darin Myman, our President since (February 13, 2024), Secretary and Treasurer and Gianfranco Lopine, our former President until February 13, 2024, our named executive officers, during the years ended December 31, 2024 and 2023.

Outstanding Equity Awards at 2024 Fiscal Year-End

None.

Director Compensation

To date, we have not compensated our directors for their service to the Company.

Employment Agreements

Michael Mathews’ Employment Agreement

We intend to enter into an employment agreement with Michael Mathews to serve as our Chief Executive Officer, which agreement will be effective concurrent with the closing of this offering. The form of the employment agreement with Mr. Mathews provides for a three-year term, subject to automatic one-years renewals unless terminated by written consent at least thirty days before the end of the term, an annual base salary of $350,000, a bonus of up to 100% of his base salary, dependent on meeting certain performance metrics contained therein and a monthly housing allowance of $7,000.

The employment agreement also provides for the following severance payments and benefits upon termination by us without Cause (as defined below), or by Mr. Mathews for Good Reason (as defined below): (i) any accrued but unpaid amount of base salary for services rendered to the date of termination; (ii) any accrued but unpaid expenses required to be reimbursed under the agreement; (iii) a severance payment equal to 6 months of the then base salary (in the form of salary continuation); (iv) an extension of the option exercise period for 6 months from the date of termination (or, if due to non-renewal, for 2 years) with respect to all such previously granted vested and outstanding options, provided that in no event shall any option be exercisable beyond the earlier of its term or the date such option would have otherwise expired had Executive’s employment not terminated; (v) all equity awards previously granted shall thereupon accelerate and become fully vested; and (vi) certain welfare benefits shall continue to be paid or provided by us, as the case may be, for 6 months, subject to the terms of any applicable plan or insurance contract and applicable law (including Section 409A of the Code). (Subsections (i), (ii), (iv), and (v) of the foregoing sentence, the “Basic Severance Benefits.”).

In the event of termination by us without Cause or by Mr. Mathews for Good Reason within six (6) months of a Change in Control event (provided that, in this case of a Change in Control which is an asset sale, such termination is not as a result of Mr. Mathews being offered and rejecting a substantially similar offer of employment by the buyer with respect to such Change in Control), Mr. Mathews shall be entitled to (i) the Basic Severance Benefits, and (ii) a cash payment equal to one hundred percent (100%) of his current year bonus ((collectively, the “Change in Control Severance Benefits”).

In the event of termination on Mr. Mathews’s death or Disability (as defined below), he will be entitled to (i) the Basic Severance Benefits, (ii) a cash payment of any earned but then-unpaid prior year bonus, and (iii) a cash payment in an amount equal to his current year bonus, prorated as of the date of termination, collectively the “Death or Disability Severance Benefits”).

The employment agreement also provides upon termination by us for Cause (as defined below), or by Mr. Mathews without Good Reason then Mr. Mathews shall be entitled only to salary and required reimbursement of expenses, in each case, as accrued through the date of such termination. There shall be no further right to compensation, or reimbursement under, or to participate in our benefit programs, except as may otherwise be provided for by law, with respect to any period subsequent to the effective date of termination.

In addition, in consideration of the payments and benefits provided under his employment agreement, Mr. Mathews will agree to certain confidentiality and other restrictive covenants, including, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Mathews employment and for 6 months thereafter.

W. David Linsley’s Employment Agreement

We intend to enter into an employment agreement with W. David Linsley to serve as our Chief Financial Officer, which agreement will be effective concurrent with the closing of this offering. The form of the employment agreement with Mr. Linsley provides for a three-year term, subject to automatic one-year renewals unless terminated by written notice at least thirty days before the end of the term, an annual base salary of $60,000, and a bonus at the discretion of the Board of Directors. In addition, the employment agreement provides for the grant of an option to purchase up to 50,000 shares of common stock in the form of non-qualified stock options, to be granted pursuant to an equity incentive plan which shall be established in connection with the IPO. The option will be subject to three-year, annual incremental time vesting and have an exercise price to be determined based on the fair market value of the shares in connection with the IPO.

The employment agreement also provides that upon termination of the employment agreement for any reason, Mr. Linsley is entitled to receive: (i) any accrued but unpaid amount of base salary for services rendered to the date of termination; (ii) any equity award which has vested as of the date of termination; (iii) reimbursement for unreimbursed business expenses properly incurred by Mr. Linsley prior to the date of termination; and (iii) such vested employee benefits, if any, to which Mr. Linsley may be entitled under the Company’s employee benefit plans.

In addition, in consideration of the payments and benefits provided under his employment agreement, Mr. Linsley will agree to certain confidentiality and other restrictive covenants.

Daniel Warren’s Employment Agreement

We intend to enter into an employment agreement with Daniel Warren to serve as our Chief Technology Officer, which agreement will be effective concurrent with the closing of this offering. The form of the employment agreement with Mr. Warren provides for a three-year term, subject to automatic one-year renewals unless terminated by written notice at least thirty days before the end of the term, an annual base salary of $350,000, and a bonus of up to 100% of his base salary, dependent on meeting certain performance metrics contained therein. In addition, the employment agreement provides for the grant of an option to purchase 2,000,000 shares in the form of non-qualified stock options, to be granted pursuant to an equity incentive plan which shall be established in connection with the IPO. The option will be subject to three-year, annual incremental time vesting and have an exercise price to be determined based on the fair market value of the shares in connection with the IPO.

The employment agreement also provides for the following severance payments and benefits upon termination by us without Cause (as defined below), or by Mr. Warren for Good Reason (as defined below): (i) the Basic Severance Benefits; (ii) a severance payment equal to 6 months of the then base salary (in the form of salary continuation); and (iii) all equity awards previously granted shall thereupon accelerate and become fully vested.

In the event of termination by us without Cause or by Mr. Warren for Good Reason within six (6) months of a Change in Control event (provided that, in this case of a Change in Control which is an asset sale, such termination is not as a result of Mr. Warren being offered and rejecting a substantially similar offer of employment by the buyer with respect to such Change in Control), Mr. Warren shall be entitled to the Change in Control Severance Benefits. In the event of termination on Mr. Warren’s death or Disability (as defined below), he will be entitled to the Death or Disability Severance Benefits.

The employment agreement also provides that upon termination by us for Cause (as defined below), or by Mr. Warren without Good Reason then Mr. Warren shall be entitled only to salary and required reimbursement of expenses, in each case, as accrued through the date of such termination. There shall be no further right to compensation, or reimbursement under, or to participate in our benefit programs, except as may otherwise be provided for by law, with respect to any period subsequent to the effective date of termination.

In addition, in consideration of the payments and benefits provided under his employment agreement, Mr. will agree to certain confidentiality and other restrictive covenants, including, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Warren employment and for 6 months thereafter.

Employment Agreement Definitions

Cause

For purposes of the employment agreements, “Cause” means: (i) the executive is convicted of, or pleads guilty or nolo contendere to, a felony related to the business of the Company; (ii) the executive, in carrying out his duties hereunder, has acted with gross negligence or intentional misconduct resulting, in any case, in material harm to the Company; (iii) the executive misappropriates Company funds or otherwise defrauds the Company including a material amount of money or property; (iv) the executive breaches his fiduciary duty to the Company resulting in material profit to him, directly or indirectly; (v) the executive materially breaches any agreement with the Company and fails to cure such breach within 10 days of receipt of notice, unless the act is incapable of being cured; (vi) the executive breaches any provision of the agreement; (vii) the executive becomes subject to a preliminary or permanent injunction issued by a United States District Court enjoining the executive from violating any securities law administered or regulated by the SEC; (viii) the executive becomes subject to a cease and desist order or other order issued by the SEC after an opportunity for a hearing; (ix) the executive refuses to carry out a resolution adopted by the Company’s Board of Directors at a meeting in which the executive was offered a reasonable opportunity to argue that the resolution should not be adopted; or (x) the executive abuses alcohol or drugs in a manner that interferes with the successful performance of his duties.

Disability

For purposes of the employment agreements, the term “Disability” means a determination that the executive is unable to perform executive’s duties under the employment agreement with or without reasonable accommodation, for a period of 120 consecutive days or 180 days in any 365 day period.

Good Reason

For purposes of the employment agreements, the term “Good Reason” means: (i) a material diminution in the executive authority, duties or responsibilities due to no fault of the executive other than temporarily while the executive is physically or mentally incapacitated or as required by applicable law; (ii) the Company no longer maintains or operates an office in the Metro Area (as defined in the employment agreements); (iii) the Company requires the executive to change his principal business office to a location other than the Metro Area, (iv) a change in executive’s overall compensation or bonus structure such that his overall compensation is diminished, or (v) any other action or inaction that constitutes a material breach by the Company under the employment agreements.

Indemnification Agreements

We intend to enter into separate indemnification agreements with each of our directors and executive officers following the closing of this offering.

2025 Omnibus Equity Incentive Plan

We plan to adopt a 2025 Omnibus Equity Incentive Plan (the “2025 Plan”) prior to consummation of this offering to (i) provide an additional incentive to selected employees, directors, and independent contractors of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company.

The following is a summary of the material features of the 2025 Plan we plan to adopt prior to consummation of this offering.

Administration

The 2025 Plan will be administered by our board of directors, or if our board of directors does not administer the 2025 Plan, a committee or subcommittee of our board of directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our board of directors or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2025 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2025 Plan.

The 2025 Plan will permit the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Types of Awards

The 2025 Plan will provide for the issuance of incentive stock options, non-statutory stock options, share appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), and other share-based awards.

Restricted Shares and Restricted Share Units. Restricted shares and RSUs may be granted under the 2025 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted shares and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. Subject to the provisions of the 2025 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted shares will generally have all of the rights of a shareholder; provided that dividends will only be paid if and when the underlying restricted shares vest. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted shares or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2025 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2025 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent shareholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the administrator in its sole discretion, (i) through any cashless exercise procedure approved by the administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends, dividend equivalents, or distributions or other rights of a shareholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Share Appreciation Rights. SARs may be granted either alone (a “Free-Standing Right”) or in conjunction with all or part of any option granted under the 2025 Plan (a “Related Right”). A Free-Standing Right will entitle its holder to receive, at the time of exercise, an amount per share up to, but not more than, that number of shares equal in value to the excess of the fair market value as of the date of exercise over the exercise price per share specified in the Free Standing Right multiplied by the number of shares in respect of which the Free Standing Right is being exercised. A Related Right will entitle its holder to receive, to receive up to, but not more than, that number of shares equal in value to the excess of the fair market value as of the date of exercise over the exercise price specified in the related option multiplied by the number of shares in respect of which the Related Right is being exercised. The exercise price of shares purchasable under a SAR shall be determined by the plan administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a SAR be less than one hundred percent (100%) of the fair market value of a share of common stock on the date of grant. The exercise period of a Free-Standing Right shall be fixed by the plan administrator, but may not exceed ten years from the date of grant. The exercise period of a Related Right shall be the term of the Option to which it relates, but may not exceed ten years from the date of grant.

The holder of a SAR will have no rights to dividends or any other rights of a shareholder with respect to the shares of common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of an participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Share-Based Awards. The administrator may grant other share-based awards under the 2025 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other share-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Minimum Vesting Requirement

Equity-based awards (or any portion thereof) shall not vest earlier than one year following the grant date thereof (excluding, for this purpose, any (i) substitute awards, and (ii) awards to non-employee directors that were granted on the date of the annual shareholder meeting which vest on or after the next annual shareholder meeting) (the “Minimum Vesting Requirement”); provided, that the Committee may grant awards that are not subject to the Minimum Vesting Requirement with respect to five percent (5%) or less of the shares of common stock available for issuance under the 2025 Plan (as may be adjusted in the event of any equitable adjustments described below), provided, further, that the Minimum Vesting Requirement does not apply to the plan administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, termination of service other than for cause, death, or disability, as set forth in the terms of the award or otherwise.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, or other reorganization or corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of common stock, cash or other property), stock split, reverse stock split, share subdivision or consolidation, combination, exchange of shares, or other change in corporate structure affecting the shares of our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2025 Plan; (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2025 Plan; (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs and other share-based awards granted under the 2025 Plan; and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets); provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may, subject in all events to the requirements of Section 409A of the Internal Revenue Code, terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to ISOs will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2025 Plan provides that if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then (i) any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2025 Plan shall lapse, and the awards shall be deemed fully vested and any performance conditions imposed with respect to such awards shall be deemed to be fully achieved at target performance levels. The administrator shall also have discretion in connection with such action to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2025 Plan, a “change in control” means, in summary, the occurrence of any of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our board of directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our board of directors immediately prior to the merger or consolidation continuing to represent at least a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) shareholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of all or substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our shareholders in substantially the same proportions as their ownership of us immediately prior to such sale; or (B) a sale or disposition to an entity controlled by our board of directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our shareholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2025 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2025 Plan

The 2025 Plan provides our board of directors with authority to amend, alter or terminate the 2025 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Shareholder approval of any such action will be obtained if required to comply with applicable law. The 2025 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If we are required to prepare an accounting restatement of our financial statements due to our material noncompliance (whether one occurrence or a series of occurrences of noncompliance) with any financial reporting requirement under the securities laws (including if the Company is required to prepare an accounting restatement to correct an error (or a series of errors)), (a “Covered Accounting Restatement”), and if such Covered Accounting Restatement includes (i) restatements that correct errors that are material to previously issued financial statements (commonly referred to as “Big R” restatements), and (ii) restatements that correct errors that are not material to previously issued financial statements, but would result in a material misstatement if (a) the errors were left uncorrected in the current report, or (b) the error correction was recognized in the current period (commonly referred to as “little r” restatements), then the then the administrator may require any Section 10D-1(d) of the Exchange Act “executive officer” to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 10D-1(d) executive officer during the preceding three (3) completed fiscal years that the administrator determines was in excess of the amount that such Section 10D-1(d) executive officer would have received had such cash or equity incentive compensation been calculated based on the restated amounts reported in the restated financial statement. The administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 10D-1(d) executive officer (which shall be made irrespective of any fault, misconduct or responsibility of each Section 10D-1(d) executive officer). It is specifically understood that, to the extent that the impact of the Covered Accounting Restatement on the amount of incentive compensation received cannot be calculated directly from the information therein (e.g., if such restatement’s impact on the Company’s stock price is not clear), such excess amount of Incentive Compensation shall be determined based on a reasonable estimate by the Committee of the effect of the Covered Accounting Restatement on the applicable financial measure (including the stock price or total shareholder return) based upon which the Incentive Compensation was received. The amount and form of the incentive compensation to be recouped shall be determined by the administrator in its sole and absolute discretion, and calculated on a pre-tax basis.

Governing Law

The 2025 Plan will be governed by the laws of the State of Nevada (which is the state of our incorporation), without giving effect to principles of conflicts of law of such state.

Indemnification

To the extent allowable pursuant to applicable law, each member of our board of directors and the plan administrator and any officer or other employee to whom authority to administer any component of the 2025 Plan is designated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the 2025 Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Articles of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

New Plan Benefits

Future grants under the 2025 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2025 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2025 Plan.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2025 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2025 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Share Appreciation Rights. A participant who is granted an SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of an SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Shares. A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Share Units. In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards. With respect to other share-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of an additional federal tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2025 Plan (such as restricted stock units). The intent is for the 2025 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Section 409A of the Code, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after the employee’s separation from service.

Internal Revenue Code Section 162(m). Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to certain of our service providers, as provided for in Section 162(m). Therefore, we may not be able to fully deduct certain compensation derived from 2025 Plan awards by such service providers from our taxable income.

Company Income Tax Effects. Except as described above, we will generally be entitled to an income tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income.

Accounting Treatment. As required by Financial Accounting Standards Board Accounting Standards Codification, “Share-Based Payment,” upon the grant of options, SARs, restricted shares, RSUs and other stock-based awards pursuant to the 2025 Plan, for financial reporting purposes we will incur compensation expense that will be recognized over the vesting period of the options, SARs, restricted shares, RSUs or other stock-based award. We are not able at this time to predict whether such compensation expense will be material, on an on-going basis, as that will depend on, among other things, the number of shares for which options, SARs, restricted shares, RSUs or other stock-based awards are granted and the prices of our common stock in the future.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions with Related Persons

Except as described below and except for employment arrangements which are described under “Executive Compensation,” since June 16, 2022 (the date of our incorporation), there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2024 and 2023, and any of our directors, executive officers, holders of more than 5% of our common stock, or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Agreements with DatChat, Inc.

During the year ended December 31, 2023 and for the period from inception (June 16, 2022) to December 31, 2022, DatChat, Inc., a company that is currently an approximate 34% owner of the Company, provided advances to the Company for working capital purposes. During the year December 31, 2024, DatChat, Inc, advanced the Company $893,914, and as of May xx, 2025, the aggregate amount of all advances from DatChat, Inc. to the Company was approximately $5.1 million. During the years ended December 31, 2024 and 2023, DatChat, Inc, advanced the Company $893,934 and $1,708,155, respectively, and during the three months ended March 31, 2025, DatChat advanced the Company $31,622. Additionally, based on DatChat management’s estimates, during the years ended December 31, 2024 and 2023, DatChat allocated shared expenses to the Company in the amounts of $585,192 and $682,735, respectively, and during the three months ended March 31, 2025, DatChat allocated shared expenses to the Company in the amount of $75,657. On March 31, 2025 and December 31, 2024, the Company had a payable to DatChat, Inc. of $5,097,985 and $4,990,706, respectively, which is presented as due to related party on the accompanying consolidated balance sheets. These advances are short-term in nature, non-interest bearing, and due on demand. In January 2025, in connection with the Company’s contemplated initial public offering, DatChat returned 3,500,000 shares of the Company’s common stock to the Company, which were cancelled.

Agreement with MetaBizz, LLC

On July 19, 2022, the Company entered into a software development agreement with MetaBizz. On February 14, 2023, the Company began consolidating MetaBizz as VIEs. For the period from January 1, 2023 to date of consolidation (February 14, 2023), the Company paid MetaBizz $185,600 for software development services which is included in research and development expense on the accompanying consolidated statements of operations.

Agreements with Other Related Parties

On January 10, 2024, VR Interactive LLC (“VR Interactive”), a company 45% owned by Darin Myman, our President, purchased 8,000,000 shares of RPM Interactive from the MetaBizz shareholders for cash amounting to $120,000. Mr. Myman is a partner in VR Interactive.

In October 2024, VR Interactive distributed the 8,000,000 shares of our common stock to the members of VR Interactive, including 3,600,000 shares of our common stock to Darin Myman, our President, which shares had a value of $2,400,000 based on a price of $0.30, which is the price which we sold our common stock in the private placement from April 2024 – November 2024.

In November 2024, we entered into a consulting agreement with Michael Mathews II, the son of our current Chairman pursuant to which we agreed to pay him $3,000 per month and we paid him $3,000 in 2024 under this agreement. The agreement is month-to-month. Mr. Matthews II is providing product management services to us, interfacing with the third-party technical development firms.

In January 2025, Darin Myman, our President, gifted an aggregate of 1,600,000 shares of our common stock, at no cost, to his adult children, which shares had a value of $480,000 based on a price of $0.30, which is the price at which we sold our common stock in the private placement from April 2024 – November 2024.

In January 2025, Robb Knie, a then holder of more than 5% of our outstanding shares of common stock, gifted an aggregate of 1,600,000 shares of our common stock, at no cost, to his adult children. As of the date of this prospectus, Mr. Knie is not a 5% holder of our outstanding shares of common stock.

In January 2025, Judaopta LLC, a holder of more than 5% of our outstanding shares of our common stock distributed 5,080,000 shares of common stock to its members, which shares had a value of $1,524,000 based on a price of $0.30, which is the price at which we sold our common stock in the private placement from April 2024 – November 2024.

In February 2025, Robb Knie, a then holder of more than 5% of our outstanding shares of common stock, gifted an aggregate of 910,000 shares of our common stock, at no cost, to his adult children and his mother. As of the date of this prospectus, Mr. Knie is not a 5% holder of our outstanding shares of common stock.

Related Person Transaction Policy

Prior to this offering, we have not had a formal policy regarding approval of transactions with related parties. We expect to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy will become effective immediately upon the execution of the underwriting agreement for this offering. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of our total assets at year-end for our last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 16, 2025, by:

●	each of our directors and director nominees;

●	each of our named executive officers;

●	all of our directors, director nominees and named executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

The number of shares of our common stock beneficially owned by each entity, person, director, or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of June 16, 2025, through the exercise of any stock option, warrants, or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 36,747,326 shares of our common stock outstanding as of June 16, 2025 before the Offering and (ii) ___________ shares of our common stock outstanding after the Offering.

Shares of our common stock that a person has the right to acquire within 60 days of June 16, 2025, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The address of each holder listed below, except as otherwise indicated, is 204 Neilson Street, New Brunswick NJ 08901.

	Shares Beneficially	Percentage of Shares Beneficially Owned
Name	Owned before Offering	Before Offering	After Offering
Directors, Director Nominees and Named Executive Officers
Darin Myman (1)	14,500,000	39.46%
Michael Mathews	3,500,000	9.52%
Daniel Warren	-	*
W. David Linsley	-	*
Adam Kotkin (Director Nominee)	-	*
Chris Camarra (Director Nominee)	-	*
Jason Luogameno (Director Nominee)	-	*
Sanford Rich (Director Nominee)	-	*
(All Directors, Director Nominees and Named Executive Officers as a group 7 persons)	18,000,000	48.98%
5% Shareholders
DatChat, Inc. (2)	12,500,000	34.02%
Judaopta LLC	2,920,000	7.95%

*	Represents beneficial ownership of less than 1%.
(1)	Represents (i) 12,500,000 shares of common stock held by DatChat, Inc., an entity that Darin Myman is the Chief Executive Officer and President of and in such capacity has the right to vote and dispose of the securities held by such entity, and (ii) 2,000,000 shares held by Mr. Myman directly.
(2)	David Tabakhov is the natural person with voting and dispositive power over the shares held by the Judaopta, LLC. The address is for Judaopta LLC is 160 Woodbine Avenue, Merrick NY 11566.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock, as they will be in effect upon the closing of this offering. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Articles of Incorporation, as amended and our Amended and Restated Bylaws, and to the applicable provisions of Nevada law. Immediately prior to the closing of this offering, our authorized capital stock will consist of 180,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share.

As of June 16 2025, 36,747,326 shares of our common stock were issued and outstanding, held by 31 holders of record, and no shares of our preferred stock were issued and outstanding. Our board of directors is authorized, without shareholder approval except as required by the Nasdaq Rules, to issue additional shares of our capital stock.

Common Stock

Each share of our common stock entitles the holder to receive notice of and to attend all meetings of our shareholders with the entitlement to one vote. Holders of common stock are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to the common stock, to receive any dividend declared by the board of directors. If the Company is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them. Holders of common stock have no redemption or conversion rights. The rights, preferences and privileges of holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Immediately prior to the closing of this offering, our board of directors will be authorized, subject to limitations prescribed by Nevada law, to issue up to 20,000,000 shares of our preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our shareholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Equity Awards

None.

Securities Offered in this Offering

We are offering [_________] shares of common stock. The description of our common stock is set forth above in this section.

Anti-Takeover Provisions in our Articles of Incorporation and Bylaws

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval and may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Board of Directors Vacancies

Our Bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of the majority of the incumbent directors.

Special Meeting of Shareholders

Our Bylaws provide that special meetings of our shareholders may be called by the chief executive officer of the Company, the board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Bylaws provide that shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is not within 25 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which such notice of the date of annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders.

Amendment to Amended and Restated Bylaws

Our Amended and Restated Bylaws provide the board of directors can alter the Amended and Restated Bylaws without shareholder approval.

Exclusive Forum

Our Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for state law claims with respect to: (i) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (ii) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s shareholders, (iii) any action arising or asserting a claim arising pursuant to any provision of Nevada Revised Statutes Chapters 78 or 92A or any provision of the Company’s Articles of Incorporation, as amended or Amended and Restated Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Company’s Articles of Incorporation, as amended or Amended and Restated Bylaws. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The enforceability of similar exclusive forum provisions in other corporations’ bylaws has been challenged in legal proceedings, and it is possible that a court could rule that this provision in our Amended and Restated Bylaws is inapplicable or unenforceable.

Transfer Agent

The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc.

Exchange Listing

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “RPMI”.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of substantial amounts of our common stock in the public market, or the anticipation of these sales, could materially and adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through sales of equity or equity-related securities.

Only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after completion of this offering due to contractual and legal restrictions on resale described below. Nevertheless, sales of a substantial number of shares of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could materially and adversely affect the prevailing market price of our common stock. Although we intend to apply to list our common stock on the Nasdaq Capital Market, we cannot assure you that our common stock will be listed on the Nasdaq Capital Market and if listed, there will be an active market for our common stock.

Of the shares to be outstanding immediately after the completion of this offering, we expect that the shares to be sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining shares of our common stock outstanding after this offering will be subject to a 180-day lock-up period under the lock-up agreements as described below. These restricted securities may be sold in the public market only if registered or pursuant to an exemption from registration, such as Rule 144.

Rule 144

Affiliate Resales of Restricted Securities

Affiliates of ours must generally comply with Rule 144 if they wish to sell any shares of our common stock in the public market, whether or not those shares are “restricted securities.” “Restricted securities” are any securities acquired from us or one of our affiliates in a transaction not involving a public offering. All shares of our common stock issued prior to the closing of the offering made hereby, are considered to be restricted securities. The shares of our common stock sold in this offering are not considered to be restricted securities.

Non-Affiliate Resales of Restricted Securities

Any person or entity who is not an affiliate of ours and who has not been an affiliate of ours at any time during the three months preceding a sale is only required to comply with Rule 144 in connection with sales of restricted shares of our common stock. Subject to the lock-up agreements described below, those persons may sell shares of our common stock that they have beneficially owned for at least one year without any restrictions under Rule 144 immediately following the effective date of the registration statement of which this prospectus is a part.

Further, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is not an affiliate of ours at the time such person sells shares of our common stock, and has not been an affiliate of ours at any time during the three months preceding such sale, and who has beneficially owned such shares of our common stock, as applicable, for at least six months but less than a year, is entitled to sell such shares so long as there is adequate current public information, as defined in Rule 144, available about us.

Resales of restricted shares of our common stock by non-affiliates are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144, described above.

Equity Incentive Awards

We intend to file a registration statement on Form S-8 under the Securities Act after the closing of this offering to register the shares of common stock that are issuable pursuant to our 2025 Omnibus Equity Incentive Plan, which we plan to adopt prior to consummation of this offering. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this offering. Accordingly, shares registered under the registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations and the lock-up arrangement described above, if applicable.

Lock-Up Agreements

We, and each of our directors, executive officers, and holders of our common stock have agreed that, without the prior written consent of the representative of the underwriters, we and they will not, subject to limited exceptions, during the period ending six (6) months after the date of this prospectus:

●	offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, whether such transaction is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock; or

●	publicly announce an intention to do any of the foregoing.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the “Internal Revenue Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operations or to the purchase, ownership or disposition of our shares, has been or will be requested from the Internal Revenue Service (the “IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

●	tax-exempt organizations or governmental organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code; or

●	persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder (other than a partnership) if you are any holder other than:

●	an individual citizen or resident of the United States (for U.S. federal income tax purposes);

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, or other entity treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

Distributions

As described in “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “— Gain on Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) are generally exempt from such withholding tax if certain certification and disclosure requirements are satisfied. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, you generally will not be required to pay U.S. federal income tax on any gain recognized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the United States);

●	you are a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding your disposition of our common stock, or (ii) your holding period for our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided you have timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Our common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes and therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise. The test for whether an individual is a resident of the United States for U.S. federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be non-U.S. holders for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, and vice versa.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of stock made to you generally would be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal income withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends on our common stock, and under current transition rules, are expected to apply with respect to the gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation and any applicable intergovernmental agreements on their investment in our common stock.

Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We have entered into an underwriting agreement with The Benchmark Company, LLC (“Benchmark” or the “Representative”), as the representative of the underwriters named below and the sole book-running manager of this offering, with respect to the offering of shares of our common stock. Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Number of Shares
The Benchmark Company, LLC
Total

The underwriters are committed to purchase all of the securities offered by us other than those covered by the over-allotment option described below, if it purchases any securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the above securities, subject to prior sale, when, as, and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted a 30-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional [●] shares (equal to 15% of the total shares of common stock sold in the offering) at an assumed price of $[●] per share, less, in each case, the underwriting discounts and commissions, to cover over-allotments, if any.

Discounts, Commissions, and Expenses

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Total(1)
	Per Share	Without Over-Allotment Option	With Over-Allotment Option
Assumed public offering price	$	$	$
Underwriting discounts and commissions (7%)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	At an assumed offering price of $[●] per share, which is the midpoint of the range set forth on the cover page of this prospectus.

The underwriters propose to offer the securities offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the securities to other securities dealers at such price less an expected concession of [●]% of the purchase price per share. If all of the shares offered by us are not sold at the public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We will be also responsible for and will pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses (a) associated with the review of this offering by FINRA; (b) relating to the listing of our common stock on a national exchange; (c) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of our “blue sky” counsel) unless such filings are not required in connection with our proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of securities from us to the underwriters; (g) the fees and expenses of our accountants; (h) fees and expenses of the underwriters’ legal counsel; (i) the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; (j) for fees and expenses related to “road show,” expenses; and (k) the costs of commemorative mementos and lucite tombstone (collectively, the “Actual Out-of-pocket Expenses”). Such Actual Out-of-Pocket Expenses shall be capped at $175,000. In addition to the foregoing, the Company shall be responsible for the costs of background checks on its senior management in an amount not to exceed $7,500. Additionally, we have provided the Representative an expense advance of $32,500. The advance shall be applied towards out-of-pocket accountable expense set forth herein and any portion of the advance shall be returned us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A). The Representative may deduct from the net proceeds of the offering payable us on the closing date, or the closing date of the over-allotment option, if any, the expenses set forth herein to be paid by us to the Representative. In connection with and upon closing of the Offering, we will pay to Representative a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the securities in the Offering, including any Over-allotment option shares exercised by Representative.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $[●].

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for the shares of common stock being offered pursuant to this prospectus. The initial public offering price was negotiated between us and the underwriters. In determining the price, we considered our history and prospects, our business potential and earnings prospects, an assessment of our management, general securities market conditions at the time of the offering, and such other factors that we deemed relevant.

An active trading market for our common stock may not develop. It is also possible that our common stock will not trade in the public market or above the initial public offering price following the closing of this offering.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Representative’s Warrants

Upon the closing of this offering, we have agreed to issue to the Representative or its designees warrants to purchase a number of shares of common stock equal to five percent (5%) of the aggregate number of shares of common stock sold in this offering, including any shares of common stock sold upon exercise of the over-allotment option (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six (6) months from the date of commencement of sales of the offering and shall be exercisable on a cash-less basis. The exercise price of the warrants is equal to 100% of the offering price of the shares of common stock offered hereby. The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180--day lock-up pursuant to Rule 5110(e) of FINRA. The Representative (or permitted assignees under Rule 5110(e)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders.

Lock-Up Agreements

Our officers and directors and shareholders have agreed with the Representative to be subject to a lock-up period of six (6) months following the date of closing of the offering pursuant to this prospectus. This means that, during the lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock, subject to certain customary exceptions. The Representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for six (6) months following the closing of this offering, subject to certain customary exceptions.

Tail Financing

If during the period that is 6-months following the closing of this initial public offering, we consummate a financing with investors with whom we have had a conference call or a meeting arranged by the Representative during the period in which we engaged the representative, we will pay the Representative a cash fee equal to 7% of the proceeds of such financing, along with warrants to purchase the number of shares of common stock equal to 5% of the aggregate number of shares sold in that offering, including any shares of common stock sold upon exercise of the over-allotment option.

Right of First Refusal

Following the closing of this offering, provided that the shares are sold in accordance with the terms of the underwriting agreement, the Representative will have an irrevocable right of first refusal, for a period of twelve (12) months after the date this offering is completed, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for certain public and private equity and debt offering during such twelve (12) month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary for such transactions.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, each underwriter may engage in transactions that stabilize, maintain, or otherwise affect the price of our securities. Specifically, such underwriter may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for such underwriter’s own accounts. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by such underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. To close out a short position, such underwriter may elect to exercise all or part of the over-allotment option. Such underwriter may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, each underwriter may bid for, and purchase, shares of our securities in market-making transactions, including “passive” market-making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be affected on Nasdaq, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market-making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not affect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market-making bids must be identified as such.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriter, and should not be relied upon by investors.

Other than the prospectus in electronic or printed format, the information on the underwriters’ website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Certain Relationships

The Representative and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Representative has received, or may in the future receive, customary fees and commissions for these transactions.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Listing

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “RPMI”.

SELLING RESTRICTIONS

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. The underwriters are represented by Lucosky Brookman LLP.

EXPERTS

The financial statements as of December 31, 2024 and 2023, included in this prospectus and registration statement have been audited by Salberg & Company P.A., an independent registered public accounting firm, as stated in their report appearing herein, which report expresses an unqualified opinion on the financial statements. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

Registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, are required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy such periodic reports, proxy statements and other information at the Securities and Exchange Commission’s public reference room, and the website of the Securities and Exchange Commission referred to above.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

RPM Interactive, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RPM Interactive, Inc. and consolidated entities (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the each of the two years in the period ended December 31 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, and the consolidated results of its operations and its cash flows for the each of the two years in the period ended December 31 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered net losses since inception and in fiscal 2024 has a net loss of $2,076,592 and cash used in operations of $1,445,352. The Company also had an accumulated deficit, stockholders’ deficit and working capital deficit of $6,067,579 and $4,570,881, respectively, as of December 31, 2024. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431-7326

Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920

www.salbergco.com ● info@salbergco.com

Member National Association of Certified Valuation Analysts ● Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide ● Member AICPA Center for Audit Quality

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which it relates.

Allocation of Certain Expenses of Parent to the Company

As described in footnote 2 “Basis of Presentation” to the consolidated financial statements, the parent allocated certain expenses to the Company using a proportional allocation method. This proportional allocation was based upon a ratio of the Company’s direct specifically identified expenses compared to the total consolidated expenses of the parent company. The determination of the method of allocation and the allocation percentage is based on subjective judgments.

We identified the determination of the method of allocation and the allocation percentage to be a critical audit matter.

The primary procedures we performed to address this critical audit matter included the following: we (a) gained an understanding of the method management selected for the allocation, (b) assessed the reasonableness of the selected method by inquiring of management and discussing other alternative methods, (c) recomputed the allocation percentage determined by management. We agreed with management’s conclusions.

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 23, 2025

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash	$429,714	$6,954
Prepaid expenses	16,956	2,668

Total Current Assets	446,670	9,622

NON-CURRENT ASSETS:
Internal-use software	1,050,000	-

Total Non-Current Assets	1,050,000	-

Total Assets	$1,496,670	$9,622

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$26,845	$1,974
Due to related party - parent	4,990,706	3,511,600

Total Current Liabilities	5,017,551	3,513,574

Total Liabilities	5,017,551	3,513,574

STOCKHOLDERS’ DEFICIT:
Preferred stock ($0.0001 par value; 20,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock ($0.0001 par value; 180,000,000 shares authorized; 40,247,326 and 32,000,000 shares issued and outstanding on December 31, 2024 and 2023, respectively)	4,025	3,200
Additional paid-in capital	2,542,673	496,800
Accumulated other comprehensive loss	-	(12,965)
Accumulated deficit	(6,067,579)	(3,990,987)

Total Stockholders’ Deficit	(3,520,881)	(3,503,952)

Total Liabilities and Stockholders’ Deficit	$1,496,670	$9,622

See accompanying notes to consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2024	2023

NET REVENUES	$-	$-

OPERATING EXPENSES:
Compensation and related expenses	525,516	620,702
Marketing and advertising expenses	44,493	250,608
Professional and consulting expenses	449,631	330,296
Research and development expense	691,001	1,382,592
General and administrative expenses	353,095	283,127
Impairment loss	-	43,671

Total operating expenses	2,063,736	2,910,996

LOSS FROM OPERATIONS	(2,063,736)	(2,910,996)

OTHER INCOME (EXPENSES):
Interest income, net	2	10
Gain on initial consolidation of variable interest entities	-	42,737
Gain on deconsolidation of variable interest entities	107	-
Foreign currency loss	(12,965)	(102)

Total other income (expenses), net	(12,856)	42,645

NET LOSS	$(2,076,592)	$(2,868,351)

COMPREHENSIVE LOSS:
Net loss	$(2,076,592)	$(2,868,351)

Other comprehensive loss:
Unrealized foreign currency translation gain (loss)	12,965	(12,965)

Comprehensive loss	$(2,063,627)	$(2,881,316)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.06)	$(0.13)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and diluted	35,013,586	21,939,726

See accompanying notes to consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

					Additional	Accumulated Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	(Loss) Gain	Deficit	Deficit

Balance, December 31, 2022	-	$-	12,000,000	$1,200	$(1,200)	$-	$(1,122,636)	$(1,122,636)

Issuance of common shares to Metabizz shareholders	-	-	8,000,000	800	(800)	-	-	-

Issuance of common shares to DatChat (Parent)	-	-	12,000,000	1,200	498,800	-	-	500,000

Accumulated other comprehensive loss	-	-	-	-	-	(12,965)	-	(12,965)

Net loss for the year	-	-	-	-	-	-	(2,868,351)	(2,868,351)

Balance, December 31, 2023	-	-	32,000,000	3,200	496,800	(12,965)	(3,990,987)	(3,503,952)

Sale of common stock for cash	-	-	3,247,326	325	973,873	-	-	974,198

Issuance of common shares for services	-	-	1,500,000	150	22,350	-	-	22,500

Issuance of common stock for asset acquisition	-	-	3,500,000	350	1,049,650	-	-	1,050,000

Accumulated other comprehensive gain	-	-	-	-	-	12,965	-	12,965

Net loss for the year	-	-	-	-	-	-	(2,076,592)	(2,076,592)

Balance, December 31, 2024	-	$-	40,247,326	$4,025	$2,542,673	$-	$(6,067,579)	$(3,520,881)

See accompanying notes to consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,076,592)	$(2,868,351)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	-	5,814
Amortization of stock-based professional fees	22,500	-
Gain from initial consolidation of variable interest entities	-	(42,737)
Impairment loss on property and equipment	-	43,671
Gain from deconsolidation of variable interest entities	(107)	-
Foreign currency loss	12,965	102
Shared expenses allocated from parent	585,192	682,735
Changes in operating assets and liabilities:
Prepaid expenses	(14,288)	(2,668)
Accounts payable and accrued expenses	24,978	(21,855)

NET CASH USED IN OPERATING ACTIVITIES	(1,445,352)	(2,203,289)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(49,485)
Increase in cash from consolidation of variable interest entities	-	64,538

NET CASH PROVIDED BY INVESTING ACTIVITIES	-	15,053

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances - parent	893,914	1,708,155
Proceeds from sale of common stock	974,198	500,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,868,112	2,208,155

NET INCREASE IN CASH	422,760	19,919

Effect of exchange rate changes on cash	-	(12,965)

CASH - beginning of year	6,954	-

CASH - end of year	$429,714	$6,954

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to founders	$-	$800
Common stock issued for services	$22,500	$-
Acquisition of intangible assets for common stock	$1,050,000	$-

See accompanying notes to consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 1 – ORGANIZATION

Organization

RPM Interactive, Inc. (collectively including the consolidated variable interest entities discussed below) (the “Company”) was incorporated in the State of Nevada on June 16, 2022 under the name of SmarterVerse, Inc. On February 14, 2024, the Company filed a Certificate of Amendment with the State of Nevada to change its name from “SmarterVerse, Inc.” to “Dragon Interactive Corporation”. On August 7, 2024, the Company filed a Certificate of Amendment with the State of Nevada to change its name from “Dragon Interactive Corporation” to “Dragon Interact, Inc”. On November 21, 2024, the Company filed a Certificate of Amendment with the State of Nevada to change its name from “Dragon Interact, Inc.” to “RPM Interactive, Inc”.

On October 29, 2024 (the “Closing Date” and measurement date), the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Interactive, Inc., a Florida corporation incorporated of August 23, 2024 (“RPM Interactive Florida”); and (ii) the shareholders of RPM Interactive Florida. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the shares of RPM Interactive Florida in exchange for 3,500,000 shares of the Company’s common stock. RPM Florida is a web publishing company that leverages generative AI systems to offer consumers entertaining gaming apps and podcasting offerings in the sports, finance, entertainment and politics categories.

Prior to the acquisition of RPM Interactive Florida, the Company was a metaverse platform and privacy-first social network. Following the RPM Interactive Florida acquisition, the Company repositioned its business to be an AI generated publishing company of mobile games apps and vodcasts/podcasts.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company consolidates entities that are variable interest entities (“VIE”) where the Company is determined to be the primary beneficiary. The Company’s consolidated financial statements include the accounts of the RPM Interactive and VIE entities, Metabizz, LLC and Metabizz SAS through March 31, 2024, at which date the Metabizz VIE entities were deconsolidated. All intercompany accounts and transactions have been eliminated in consolidation.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

The Company has historically operated as a subsidiary of DatChat. The consolidated financial statements of the Company are derived from the historical results of operations and historical cost bases of the assets and liabilities associated with Company, plus an allocation of certain expenses incurred by DatChat on its behalf. Certain expenses have been allocated to the Company from DatChat using the specific identification method and corporate overhead expenses were allocated using a proportional allocation method. This proportional allocation was based upon RPM Interactive’s direct specifically identified expenses compared to the total DatChat consolidated expenses. Management believes that such an allocation method is reasonable. Management has determined that it is not practical to estimate what the allocated costs would have been had the Company operated as an unaffiliated entity on a stand-alone basis. Accordingly, the Company’s financial position, results of operations and cash flow may have differed materially if the Company had operated as an unaffiliated standalone entity as of and for the periods presented.

The Company has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from DatChat for the periods presented.

The Company accounts for its noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations. However, since Metabizz was consolidated as VIE’s through March 31, 2024, any noncontrolling interest eliminated in consolidation. On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz, LLC and Metabizz SAS. During the three months ended March 31, 2024, the Company ceased doing business with Metabizz, LLC and Metabizz SAS and pays technology professionals directly.

Variable interest entities

Pursuant to ASC 810-10-25-22, an entity is defined as a VIE if it either lacks sufficient equity to finance its activities without additional subordinated financial support, or it is structured such that the holders of the voting rights do not substantively participate in the gains and losses of the entity. When determining whether an entity that meets the definition of a business qualifies for a scope exception from applying VIE guidance, the Company considers whether: (i) it has participated significantly in the design of the entity, (ii) it has provided more than half of the total financial support to the entity, and (iii) substantially all of the activities of the VIE are conducted on its behalf. A VIE is consolidated by its primary beneficiary, the party that has the power to direct the activities that most significantly impact the VIE’s economic performance and has the right to receive benefits or the obligation to absorb losses of the entity that could be potentially significant to the VIE. The primary beneficiary assessment must be re-evaluated on an ongoing basis.

Based on the Company’s analysis, on February 14, 2023, Metabizz was determined to be VIE entities in accordance with ASC 810-10-25-22 because the equity owners in Metabizz did not have the characteristics of a controlling financial interest and the initial equity investments in these entities may be or are insufficient to meet or sustain its operations without additional subordinated financial support from the Company. The equity owners of Metabizz had only a nominal equity investment at risk, and the Company absorbed or received a majority of the entity’s expected losses or benefits. The Company participated significantly in the design of Metabizz. The Company has provided working capital advances to Metabizz to allow Metabizz to fund its 100% of its daily obligations. All activities of Metabizz were conducted for the Company’s benefit, as evidenced by the fact that the operations of Metabizz solely consisted of development of software and technologies to be used by the Company. The Company historically provided non-contractual support to Metabizz to pay employees and independent contractors who performed development services on behalf of the Company. Such support reduced our working capital and increased our net cash used in operations. Repayment of the working capital advances was not guaranteed by the equity owner of Metabizz and creditors of Metabizz do not have recourse against the Company. Accordingly, the Company was required to consolidate the assets, liabilities, revenues and expenses of Metabizz using the fair value method. Additionally, the managing partner of Metabizz was also the Chief Innovation Officer of the Company. Since Metabizz, LLC and Metabizz SAS were considered consolidated VIE’s, any noncontrolling interest eliminated in consolidation.

In connection with the initial consolidation of Metabizz, on February 14, 2023 (the initial VIE consolidation date), the Company recorded a gain on initial consolidation of variable interest entities of $42,737. In connection with the deconsolidation of Metabizz, on March 31, 2024, the Company recorded a gain on deconsolidation of variable interest entities of $107.

On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz, LLC and Metabizz SAS. During the three months ended March 31, 2024, the Company ceased doing business with Metabizz, LLC and Metabizz SAS and will pay technology professionals directly. The Company has no further obligation to support Metabizz and has no exposure to any losses as a result of its involvement with Metabizz.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

The Company’s consolidated balance sheets included the following assets and liabilities from its VIEs:

	December 31,	December 31,	February 14,
	2024	2023	2023
Cash	$-	$5,862	$64,538
Total assets	$-	$5,862	$64,538

Due to RPM Interactive (eliminates in consolidation)	$-	$164,185	$21,801
Due to parent company – DatChat	-	859,561	-
Due to related parties	-	1,023,746	21,801
Total liabilities	$-	$1,023,746	$21,801

For the years ended December 31, 2024 and 2023, a summary of results of operations and cash flows of the Company’s VIEs is as follows:

	For the Year Ended December 31,	For the Year Ended December 31,
Statements of Operations:	2024	2023
Operating expenses	$10,265	$1,047,662
Loss from operations	(10,265)	(1,047,662)
Other income (expense):
Gain of deconsolidation from Company (eliminates in consolidation)	1,070,885	-
Other (expense) income	(12,964)	6
Other income, net	1,057,921	6
Net income (loss)	$1,047,656	$(1,047,656)

	For the Year Ended December 31,	For the Year Ended December 31,
Statements of Cash Flows:	2024	2023
Net cash used in operations	$(10,265)	$(1,017,884)
Cash flows from financing activities - Proceeds from related party advances from RPM Interactive and Datchat	4,403	1,023,746
Net (decrease) increase in cash	$(5,862)	$5,862

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital to fund its research and development activities and meet its obligations on a timely basis. As reflected in the accompanying consolidated financial statements, the Company had a net loss of $2,076,592 for the year ended December 31, 2024. Net cash used in operations was $1,445,352 for the year ended December 31, 2024. Additionally, as of December 31, 2024, the Company had an accumulated deficit of $6,067,579 and a stockholders’ deficit of $3,520,881 and has generated no revenues since inception. As of December 31, 2024, the Company had a working capital deficit of $4,570,881, including cash of $429,714. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund our operations in the future. Although the Company has historically been funded by DatChat and from the sale of the Company’s common shares, there is no assurance that it will be able to continue to raise its own capital. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the consolidated financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates include valuation of the purchase price for the purchase of internal-use software, assumptions used in assessing impairment of long-term assets, the valuation of internal-use software after initial purchase date, the valuation of deferred tax assets, the fair value of assets and liabilities of VIE’s on the initial VIE consolidation date, the allocation of expenses, assets and liabilities from Datchat, and the fair value of non-cash equity transactions.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

Concentrations

The Company has historically been primarily funded by DatChat.

Cash and cash equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturities of three months or less, when purchased, to be cash equivalents. The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company’s account at this institution is insured by the FDIC up to $250,000. On December 31, 2024 and 2023, the Company had cash of $150,925 and $0 in excess of FDIC limits, respectively.

Fair value measurements and fair value of financial instruments

The carrying value of certain financial instruments, including cash, prepaid expenses, accounts payable and accrued expenses, and due to related party are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Asset acquisitions

The Company evaluates acquisitions pursuant to ASC 805, “Business Combinations,” to determine whether the acquisition should be classified as either an asset acquisition or a business combination. Acquisitions for which substantially all of the fair value of the gross assets acquired are concentrated in a single identifiable asset or a group of similar identifiable assets are accounted for as an asset acquisition. For asset acquisitions, the Company allocates the purchase price of these acquired assets on a relative fair value basis and capitalizes direct acquisition related costs as part of the purchase price. Acquisition costs that do not meet the criteria to be capitalized are expensed as incurred and presented in general and administrative costs in the unaudited consolidated statements of operations, if any.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Capitalized internal-use software costs

The Company capitalizes costs to develop or purchase internal-use software in accordance with ASC section 350-40, Intangibles — Goodwill and Other — Internal-Use Software. Costs incurred to develop internal-use software are expensed as incurred during the preliminary project stage. Internal-use software development costs are capitalized upon purchase and during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the functions intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of the internal-use software development costs and related upgrades and enhancements. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use. During the years ended December 31, 2024 and 2023, software development costs incurred internally, other than purchased software, were expensed since the Company’s software development projects were in the preliminary project stage. Such costs were included in research and development costs on the accompanying consolidated statement of operations.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets, including internal-use software, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue recognition

The Company recognizes revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

In accordance with ASU Topic 606 - Revenue from Contracts with Customers, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company shall generate revenue from the sale of in-game items to its customers. Revenue generated from such sales, primarily through the app stores, such as Google Play Store or Apple App Store, is recognized upon delivery of the in-game items to the customer, which is when the Company completes its sole performance obligation.

Research and Development

Research and development costs incurred in the development of the Company’s products are expensed as incurred and include costs such as outside development costs, salaries and other allocated costs incurred. During the years ended December 31, 2024 and 2023, research and development costs incurred in the development of the Company’s software products were $691,001 and $1,382,592, respectively. Research and development costs are included in research and development expense on the accompanying consolidated statements of operations.

Advertising Costs

The Company applies ASC 720 “Other Expenses” to account for advertising related costs. Pursuant to ASC 720-35-25-1, the Company expenses the advertising costs as they are incurred. Advertising costs were $44,493 and $250,608 for the years ended December 31, 2024 and 2023, respectively, and are included in marketing and advertising expenses on the consolidated statements of operations.

Income taxes

The Company accounts for income taxes pursuant to the provision of Accounting Standards Codification (“ASC”) 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the consolidated financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to account for forfeitures as they occur.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. Except for Metabizz SAS, the functional currency of the Company is the U.S. dollar. The functional currency of the Company’s VIE, Metabizz SAS, is the Columbian Peso (“COP”). For Metabizz SAS, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. The cumulative translation adjustment and effect of exchange rate changes on cash for the years ended December 31, 2024 and 2023 was $0 and $12,965, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred. On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz SAS (See Note 1).

For Metabizz SAS, which is located in Columbia, asset and liability accounts on December 31, 2023 were translated at 0.0002582 COP to $1.00, which was the exchange rate on the balance sheet date, and results of operations and cash flows are translated at the average exchange rates during the period of 0.00023415 COP to $1.00.

Basic and diluted net loss per share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares during the period. Diluted net loss per share is computed using the weighted average number of common shares and potentially dilutive securities outstanding during the period. As of December 31, 2024 and December 31, 2023, the Company had no common stock equivalents.

Segment reporting

The Company operates as a single operating segment as a technology-based company that is developing social media applications and technologies. In accordance with ASC 280 – “Segment Reporting”, the Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similarities in economic characteristics such as nature of services; and procurement processes. All revenues and expenses as reflected in the accompanying consolidated statements of operations and comprehensive loss are allocated to the one segment. The Company’s single operating segment includes all of the Company’s assets and liabilities as reflected in the accompanying consolidated balance sheets.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

Recent accounting pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires entities to provide more detailed disaggregation of expenses in the income statement, focusing on the nature of the expenses rather than their function. The new disclosures will require entities to separately present expenses for significant line items, including but not limited to, depreciation, amortization, and employee compensation. Entities will also be required to provide a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, disclose the total amount of selling expenses and, in annual reporting periods, provide a definition of what constitutes selling expenses. This pronouncement is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect the adoption of this new guidance to have a material impact on the consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its consolidated financial statements.

NOTE 3 – INTERNAL-USE SOFTWARE

As of December 31, 2024 and 2023, internal-use software consists of the following:

	Useful Life (Years)	December 31, 2024	December 31, 2023
Internal-use software	3 Years	$1,050,000	$-
Less accumulated amortization		-	-
Internal-use software, net		$1,050,000	$-

On October 29, 2024 (the “Closing Date” and measurement date), the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Florida and (ii) the shareholders of RPM Florida (See Note 1). Pursuant to the Share Exchange Agreement, the Company acquired 100% of the shares of RPM Florida in exchange for 3,500,000 shares of the Company’s common stock. RPM Florida is a web publishing company that leverages generative AI systems to offer consumers entertaining gaming apps and podcasting offerings in the sports, finance, entertainment and politics categories. These shares were valued at $1,050,000, or $0.30 per share, on the measurement date based on recent sales of shares of the Company’s common stock. Pursuant to ASU 2017-01 and ASC 805, the Company analyzed the Exchange Agreement and the business of RPM Florida to determine if the Company acquired a business or acquired assets. Other than owning certain in-development internal-use software, RPM Florida had no operations or employees and was not considered a business. No goodwill was recorded since the Exchange Agreement was accounted for as an asset purchase. In accordance with ASC 805, the fair value of the assets acquired is based on either the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly evident, and thus, more reliably measurable. The Company used the market price of the 3,500,000 common shares issued of $1,050,000 as the fair value of the assets acquired since this value was more clearly evident, and thus, more reliable measurable than the fair value of the assets. This acquisition was treated as an asset acquisition under ASC 805 “Business Combinations” since RPM Florida did not meet the definition of a business under ASC 805. ASC 805 requires the use of the relative fair value method for asset acquisitions to allocate the purchase price, however, since only a single internal-use software asset was acquired, the entire purchase price shall be allocated to this asset.

For the years ended December 31, 2024 and 2023, amortization of intangible assets amounted to $0. The internal-use software has not yet been placed in service as of December 31, 2024.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

NOTE 4 – RELATED PARTY TRANSACTIONS

Relationship with DatChat, Inc. and Due to Related Party

The Company was formed in June 2022 by DatChat, Inc., a Nevada corporation (“DatChat”) and since then has operated as a consolidated subsidiary of DatChat. Darin Myman, DatChat’s Chief Executive Officer and Chairman also serves as the Company’s President and until January 2025 was its sole director. Since the Company’s formation, DatChat has been the Company’s primary source of financial support. In January 2025, due to changes in DatChat’s business plans, , DatChat determined it was in the best interest of both DatChat and the Company to operate separately. In its effort to build a separate management team, DatChat agreed to cancel 3,500,000 shares of the Company that DatChat held as an investment to have Michael Mathews, the prior owner of RPM Florida, join the Company’s board and serve as the Company’s Chief Executive Officer. In January 2025, DatChat cancelled the 3,500,000 and currently owns approximately 34% of the Company’s common stock. DatChat is not currently providing financial support to the Company and there is no agreement for DatChat to provide any operational funding in the future. The Company is currently in discussions with DatChat regarding settlement of the amounts due to DatChat as discussed below.

During the years ended December 31, 2024 and 2023, DatChat provided advances to the Company for working capital purposes. During the years ended December 31, 2024 and 2023, DatChat advanced the Company $893,914 and $1,708,155, respectively. Additionally, based on DatChat management’s estimates, during the years ended December 31, 2024 and 2023, DatChat allocated shared expenses to the Company in the amounts of $585,192 and $682,735, respectively (See Note 2 – Basis of Presentation). On December 31, 2024 and 2023, the Company had a payable to DatChat of $4,990,706 and $3,511,600, respectively, which is presented as due to related party on the consolidated balance sheets. These advances are short-term in nature, non-interest bearing, and due on demand.

Research and Development

On July 19, 2022, the Company entered into a software development agreement with Metabizz. On February 14, 2023, the Company began consolidating Metabizz as VIEs. For the period from January 1, 2023 to date of consolidation (February 14, 2023), the Company paid Metabizz $185,600 for software development services which is included in research and development expense on the accompanying consolidated statements of operations.

Other

On January 10, 2024, VR Interactive LLC (“VR Interactive”), a company 45% owned by Darin Myman, the Company’s president and director, purchased 8,000,000 shares of RPM Interactive from the Metabizz shareholders for cash amounting to $120,000. Mr. Myman is a partner in VR Interactive. Accordingly, as of January 10, 2024, VR Interactive, was considered a related party. In October 2024, VR Interactive distributed all of its RPM Interactive shares to its members and is no longer considered to be a related party.

In November 2024, we entered into a consulting agreement with Michael Mathews II, the son of our current Chairman pursuant to which we agreed to pay him $3,000 per month and we paid him $3,000 in 2024 under this agreement. The agreement is month-to-month. Mr. Matthews II is providing product management services to us, interfacing with the third-party technical development firms.

NOTE 5 – STOCKHOLDERS’ EQUITY

Shares Authorized

The authorized capital stock consists of 200,000,000 shares, of which 180,000,000 are shares of common stock and 20,000,000 are shares of preferred stock.

Common Stock

2023

On February 14, 2023, the Company entered into a subscription agreement with Metabizz, LLC. In connection with the subscription agreement, the Company sold Metabizz, LLC 8,000,000 shares of its common stock for nominal consideration, which was 40% of the issued and outstanding common shares of the Company.

On October 2, 2023, the Company issued DatChat an additional 12,000,000 shares of its common stock for $500,000.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

2024

On January 25, 2024, the Company entered into a 9-month consulting agreement with an individual for business development, financial and market due diligence services to be rendered over the term of the agreement. In connection with this consulting agreement, the Company issued 1,500,000 of its shares for services to be rendered. The shares were valued at $22,500, or $0.015 per share, based on the sale of the Company’s shares in a private transaction, which was amortized into professional fees over the term of the agreement. During the year ended December 31, 2024, the Company recorded stock-based professional fees of $22,500.

On April 3, 2024, the Company entered into a Securities Purchase Agreement with an institutional and accredited investor, pursuant to which the Company agreed to sell an aggregate of 120,000 shares of the Company’s common stock for an aggregate purchase price of $36,000, or $0.30 per share.

On May 31, 2024, the Company entered into a Securities Purchase Agreement with an institutional and accredited investor, pursuant to which the Company agreed to sell an aggregate of 666,660 shares of the Company’s common stock for an aggregate purchase price of $199,998, or $0.30 per share.

On August 8, 2024, DatChat transferred 8,000,000 of its shares held in the Company to a third party as consideration for an asset purchase. The transfer reduced DatChat’s interest in the Company to approximately 46%.

In September 2024, the Company entered into Securities Purchase Agreements with institutional and accredited investors, pursuant to which the Company agreed to sell an aggregate of 866,666 shares of the Company’s common stock for an aggregate purchase price of $260,000, or $0.30 or share.

During October and November 2024, the Company entered into a Securities Purchase Agreement with investors pursuant to which RPM Interactive agreed to sell an aggregate of 1,594,000 shares of the Company’s common stock for an aggregate purchase price of $478,200, or $0.30 per share.

On October 29, 2024 (the “Closing Date” and measurement date), the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Interactive Florida; and (ii) the shareholders of RPM Interactive Florida. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the shares of RPM Interactive Florida in exchange for 3,500,000 shares of the Company’s common stock. These shares were valued at $1,050,000, or $0.30 per share, on the measurement date based on recent sales of shares of the Company’s common stock (see Note 3).

NOTE 6 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets on December 31, 2024 and 2023 consist of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The Company has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from DatChat for the periods presented. Income taxes as presented in the Company’s consolidated financial statements have been allocated in a manner that is systematic, rational, and consistent with the broad principles of ASC 740. Historically, the Company’s operations have been included in DatChat’s U.S. federal consolidated tax return and certain state tax returns. For the purposes of these consolidated financial statements, the Company’s income tax provision was computed as if the Company filed separate tax returns (i.e., as if the Company had not been included in the consolidated income tax return group with DatChat). The separate return method applies ASC 740 to the consolidated financial statements of each member of a consolidated tax group as if the group member were a separate taxpayer. As a result, actual tax transactions included in the consolidated financial statements of DatChat may not be included in these consolidated financial statements. Further, the Company’s tax results as presented in the consolidated financial statements may not be reflective of the results that the Company expects to generate in the future. Also, the tax treatment of certain items reflected in the consolidated financial statements may not be reflected in the consolidated financial statements and tax returns of DatChat. It is conceivable that items such as net operating losses, other deferred taxes, uncertain tax positions and valuation allowances may exist in the consolidated financial statements that may or may not exist in DatChat’s consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023

The Company has incurred aggregate net operating losses of approximately $6.074.958 and $4,033,724 for income tax purposes for the years ended December 31, 2024 and 2023, respectively. The net operating losses carry forward for United States income taxes, which may be available to reduce future years’ taxable income. Management believes that the realization of the benefits from these losses appears unlikely due to the Company’s limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset resulting from the net operating losses to reduce the asset to zero. Management reviews this valuation allowance periodically and make adjustments as necessary.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2024 and 2023 were as follows:

	Year Ended December 31, 2024	Year Ended December 31, 2023
Income tax benefit at U.S. statutory rate	$(436,084)	$(602,354)
Income tax benefit – State	(103,830)	(143,418)
Permanent differences	9,193	(11,111)
Change in valuation allowance	530,721	756,883
Total provision for income tax	$-	$-

The Company’s approximate net deferred tax asset on December 31, 2024 and 2023 was as follows:

Deferred Tax Asset:	December 31, 2024	December 31, 2023
Net operating loss carryforward	$1,579,489	$1,048,768
Valuation allowance	(1,579,489)	(1,048,768)
Net deferred tax asset	$-	$-

The Company provided a valuation allowance equal to the deferred income tax asset for the years ended December 31, 2024 and 2023 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The increase in the allowance was $530,721 and $756,883 for the years ended December 31, 2024 and 2023, respectively.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2024, 2023 and 2022 Corporate Income Tax Returns are subject to Internal Revenue Service examination as part of DatChat’s Corporate Income Tax Returns.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through April xx, 2025 the date these consolidated financial statements were available to be issued.

Cancellation of common shares

In January 2025, in connection with the Company’s contemplated initial public offering, DatChat returned 3,500,000 shares of the Company’s common stock to the Company, which were cancelled. There was no accounting effect of this cancellation other than a reduction of the par value of these shares with an offset to additional paid-in capital.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2025 and 2024

(Unaudited)

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$214,810	$429,714
Prepaid expenses	10,981	16,956

Total Current Assets	225,791	446,670

NON-CURRENT ASSETS:
Deferred offering costs	102,500	-
Capitalized internal-use software, net	1,122,625	1,050,000

Total Non-current Assets	1,225,125	1,050,000

Total Assets	$1,450,916	$1,496,670

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$100,298	$26,845
Due to related party - parent	5,097,985	4,990,706

Total Current Liabilities	5,198,283	5,017,551

Total Liabilities	5,198,283	5,017,551

STOCKHOLDERS' DEFICIT:
Preferred stock ($0.0001 par value; 20,000,000 shares authorized, no shares issued and outstanding)
Common stock ($0.0001 par value; 180,000,000 shares authorized; 36,747,326 and 40,247,326 shares issued and outstanding on March 31, 2025 and December 31, 2024, respectively)	3,675	4,025
Additional paid-in capital	2,543,023	2,542,673
Accumulated deficit	(6,294,065)	(6,067,579)

Total Stockholders' Deficit	(3,747,367)	(3,520,881)

Total Liabilities and Stockholders' Deficit	$1,450,916	$1,496,670

See accompanying notes to unaudited consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	For the Three Months Ended
	March 31,
	2025	2024

NET REVENUES	$-	$-

OPERATING EXPENSES:
Compensation and related expenses	51,118	288,320
Marketing and advertising expenses	4,424	13,255
Professional and consulting expenses	124,886	84,589
Research and development expense	6,000	233,908
General and administrative expenses	40,058	97,981

Total operating expenses	226,486	718,053

LOSS FROM OPERATIONS	(226,486)	(718,053)

OTHER INCOME (EXPENSES):
Interest income, net	-	2
Gain on deconsolidation of variable interest entities	-	107
Foreign currency exchange loss	-	(12,965)

Total other income, net	-	(12,856)

NET LOSS	$(226,486)	$(730,909)

COMPREHENSIVE LOSS:
Net loss	$(226,486)	$(730,909)

Other comprehensive gain:
Unrealized foreign currency translation gain	-	12,965

Comprehensive loss	$(226,486)	$(717,944)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.01)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and diluted	37,291,770	33,455,556

See accompanying notes to unaudited consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(Unaudited)

					Additional	Accumulated Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Gain (Loss)	Deficit	Deficit

Balance, December 31, 2024	-	$-	40,247,326	$4,025	$2,542,673	$-	$(6,067,579)	$(3,520,881)

Cancellation of common shares held by parent	-	-	(3,500,000)	(350)	350	-	-	-

Net loss for the period	-	-	-	-	-	-	(226,486)	(226,486)

Balance, March 31, 2025	-	$-	36,747,326	$3,675	$2,543,023	$-	$(6,294,065)	$(3,747,367)

					Additional	Accumulated Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Gain (Loss)	Deficit	Deficit

Balance, December 31, 2023	-	$-	32,000,000	$3,200	$496,800	$(12,965)	$(3,990,987)	$(3,503,952)

Issuance of common shares for services	-	-	1,500,000	150	22,350	-	-	22,500

Unrealized foreign currency translation gain	-	-	-	-	-	12,965	-	12,965

Net loss for the period	-	-	-	-	-	-	(730,909)	(730,909)

Balance, March 31, 2024	-	$-	33,500,000	$3,350	$519,150	$-	$(4,721,896)	$(4,199,396)

See accompanying notes to unaudited consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(226,486)	$(730,909)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of stock-based professional fees	-	12,616
Gain on deconsolidation of variable interest entities	-	(107)
Foreign currency exchange loss	-	12,965
Shared expenses allocated from parent	75,657	221,916
Changes in operating assets and liabilities:
Prepaid expenses	5,975	(20,581)
Accounts payable and accrued expenses	3,453	14,822

NET CASH USED IN OPERATING ACTIVITIES	(141,401)	(489,278)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in intangible assets - capitalization of internal-use software	(72,625)	-

NET CASH USED IN INVESTING ACTIVITIES	(72,625)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances - parent	31,622	540,315
Payment of deferred offering costs	(32,500)	(25,000)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(878)	515,315

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(214,904)	26,037

CASH AND CASH EQUIVALENTS - beginning of period	429,714	6,954

CASH AND CASH EQUIVALENTS - end of period	$214,810	$32,991

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Increase in deferred offering costs in accounts payable	$70,000	$-
Common stock issued for services		$22,500
Cancellation of common shares held by parent	$350	$-

See accompanying notes to unaudited consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2025 AND 2024

NOTE 1 – ORGANIZATION

Organization

RPM Interactive, Inc. (collectively including the consolidated variable interest entities discussed below) (the “Company”) was incorporated in the State of Nevada on June 16, 2022 under the name of SmarterVerse, Inc. On February 14, 2024, the Company filed a Certificate of Amendment with the State of Nevada to change its name from “SmarterVerse, Inc.” to “Dragon Interactive Corporation”. On August 7, 2024, the Company filed a Certificate of Amendment with the State of Nevada to change its name from “Dragon Interactive Corporation” to “Dragon Interact, Inc”. On November 21, 2024, the Company filed a Certificate of Amendment with the State of Nevada to change its name from “Dragon Interact, Inc.” to “RPM Interactive, Inc”.

On October 29, 2024 (the “Closing Date” and measurement date), the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Interactive, Inc., a Florida corporation incorporated of August 23, 2024 (“RPM Interactive Florida”); and (ii) the shareholders of RPM Interactive Florida. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the shares of RPM Interactive Florida in exchange for 3,500,000 shares of the Company’s common stock. RPM Florida is a web publishing company that leverages generative AI systems to offer consumers entertaining gaming apps and podcasting offerings in the sports, finance, entertainment and politics categories.

Prior to the acquisition of RPM Interactive Florida, the Company was a metaverse platform and privacy-first social network. Following the RPM Interactive Florida acquisition, the Company repositioned its business to be an AI generated publishing company of mobile games apps and vodcasts/podcasts.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the periods presented. The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”) for interim financial information and with the instructions Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole.

Certain information and note disclosure normally included in financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to the consolidated financial statements of the Company for the years ended December 31, 2024 and 2023.

The Company consolidates entities that are variable interest entities (“VIE”) where the Company is determined to be the primary beneficiary. The Company’s consolidated financial statements include the accounts of the RPM Interactive and VIE entities, Metabizz, LLC and Metabizz SAS through March 31, 2024, at which date the Metabizz VIE entities were deconsolidated. All intercompany accounts and transactions have been eliminated in consolidation.

The Company has historically operated as a subsidiary of DatChat. The consolidated financial statements of the Company are derived from the historical results of operations and historical cost bases of the assets and liabilities associated with Company, plus an allocation of certain expenses incurred by DatChat on its behalf. Certain expenses have been allocated to the Company from DatChat using the specific identification method and corporate overhead expenses were allocated using a proportional allocation method. This proportional allocation was based upon RPM Interactive’s direct specifically identified expenses compared to the total DatChat consolidated expenses. Management believes that such an allocation method is reasonable. Management has determined that it is not practical to estimate what the allocated costs would have been had the Company operated as an unaffiliated entity on a stand-alone basis. Accordingly, the Company’s financial position, results of operations and cash flow may have differed materially if the Company had operated as an unaffiliated standalone entity as of and for the periods presented.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2025 AND 2024

The Company has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from DatChat for the periods presented.

The Company accounts for its noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations. However, since Metabizz was consolidated as VIE’s through March 31, 2024, any noncontrolling interest eliminated in consolidation. On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz, LLC and Metabizz SAS. During the three months ended March 31, 2024, the Company ceased doing business with Metabizz, LLC and Metabizz SAS and pays technology professionals directly.

Variable interest entities

Pursuant to ASC 810-10-25-22, an entity is defined as a VIE if it either lacks sufficient equity to finance its activities without additional subordinated financial support, or it is structured such that the holders of the voting rights do not substantively participate in the gains and losses of the entity. When determining whether an entity that meets the definition of a business qualifies for a scope exception from applying VIE guidance, the Company considers whether: (i) it has participated significantly in the design of the entity, (ii) it has provided more than half of the total financial support to the entity, and (iii) substantially all of the activities of the VIE are conducted on its behalf. A VIE is consolidated by its primary beneficiary, the party that has the power to direct the activities that most significantly impact the VIE’s economic performance and has the right to receive benefits or the obligation to absorb losses of the entity that could be potentially significant to the VIE. The primary beneficiary assessment must be re-evaluated on an ongoing basis.

Based on the Company’s analysis, on February 14, 2023, Metabizz was determined to be VIE entities in accordance with ASC 810-10-25-22 because the equity owners in Metabizz did not have the characteristics of a controlling financial interest and the initial equity investments in these entities may be or are insufficient to meet or sustain its operations without additional subordinated financial support from the Company. The equity owners of Metabizz had only a nominal equity investment at risk, and the Company absorbed or received a majority of the entity’s expected losses or benefits. The Company participated significantly in the design of Metabizz. The Company provided working capital advances to Metabizz to allow Metabizz to fund its 100% of its daily obligations. All activities of Metabizz were conducted for the Company’s benefit, as evidenced by the fact that the operations of Metabizz solely consisted of development of software and technologies to be used by the Company. The Company historically provided non-contractual support to Metabizz to pay employees and independent contractors who performed development services on behalf of the Company. Such support reduced our working capital and increased our net cash used in operations. Repayment of the working capital advances was not guaranteed by the equity owner of Metabizz and creditors of Metabizz do not have recourse against the Company. Accordingly, the Company was required to consolidate the assets, liabilities, revenues and expenses of Metabizz using the fair value method. Additionally, the managing partner of Metabizz was also the Chief Innovation Officer of the Company. Since Metabizz, LLC and Metabizz SAS were considered consolidated VIE’s, any noncontrolling interest eliminated in consolidation.

In connection with the deconsolidation of Metabizz, on March 31, 2024, the Company recorded a gain on deconsolidation of variable interest entities of $107.

On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz, LLC and Metabizz SAS. During the three months ended March 31, 2024, the Company ceased doing business with Metabizz, LLC and Metabizz SAS and paid technology professionals directly. The Company has no further obligation to support Metabizz and has no exposure to any losses as a result of its involvement with Metabizz.

As of March 31, 2025 and December 31, 2024, the Company’s consolidated balance sheets did not include any assets or liabilities from VIEs.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2025 AND 2024

For the three months ended March 31, 2025 and 2024, a summary of results of operations and cash flows of the Company’s VIEs is as follows:

	For the Three Months Ended March 31,	For the Three Months Ended March 31,
Statements of Operations:	2025	2024
Operating expenses	$-	$10,265
Loss from operations	-	(10,265)
Other income (expense):
Gain of deconsolidation from Company (eliminates in consolidation)	-	1,070,885
Other expense	-	(12,964)
Other income, net	-	1,057,921
Net income	$-	$1,047,656

	For the Three Months Ended March 31,	For the Three Months Ended March 31,
Statements of Cash Flows:	2025	2024
Net cash used in operations	$-	$(10,265)
Cash flows from financing activities - Proceeds from related party advances from RPM Interactive and DatChat	-	4,403
Net decrease in cash	$-	$(5,862)

Going concern

The accompanying unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital to fund its research and development activities and meet its obligations on a timely basis. As reflected in the accompanying unaudited consolidated financial statements, the Company had a net loss of $226,486 for the three months ended March 31, 2025. Net cash used in operations was $141,401 for the three months ended March 31, 2025. Additionally, as of March 31, 2025, the Company had an accumulated deficit of $6,294,065 and a stockholders’ deficit of $3,747,367 and has generated no revenues since inception. As of March 31, 2025, the Company had a working capital deficit of $4,972,492, including cash of $214,810. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund our operations in the future. Although the Company has historically been funded by DatChat and from the sale of the Company’s common shares, there is no assurance that it will be able to continue to raise its own capital. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These unaudited consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2025 AND 2024

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the consolidated financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates include valuation of the purchase price for the purchase of internal-use software, assumptions used in assessing impairment of long-term assets, the valuation of internal-use software after initial purchase date, the valuation of deferred tax assets, the allocation of expenses, assets and liabilities from DatChat, and the fair value of non-cash equity transactions.

Concentrations

The Company has historically been primarily funded by DatChat.

Cash and cash equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturities of three months or less, when purchased, to be cash equivalents. The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company’s account at this institution is insured by the FDIC up to $250,000. On March 31, 2025 and December 31, 2024, the Company had cash of $0 and $150,925 in excess of FDIC limits, respectively.

Fair value measurements and fair value of financial instruments

The carrying value of certain financial instruments, including cash, prepaid expenses, accounts payable and accrued expenses, and due to related party are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Asset acquisitions

The Company evaluates acquisitions pursuant to ASC 805, “Business Combinations,” to determine whether the acquisition should be classified as either an asset acquisition or a business combination. Acquisitions for which substantially all of the fair value of the gross assets acquired are concentrated in a single identifiable asset or a group of similar identifiable assets are accounted for as an asset acquisition. For asset acquisitions, the Company allocates the purchase price of these acquired assets on a relative fair value basis and capitalizes direct acquisition related costs as part of the purchase price. Acquisition costs that do not meet the criteria to be capitalized are expensed as incurred and presented in general and administrative costs in the unaudited consolidated statements of operations, if any.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2025 AND 2024

Capitalized internal-use software costs

The Company capitalizes costs to develop or purchase internal-use software in accordance with ASC section 350-40, Intangibles — Goodwill and Other — Internal-Use Software. Costs incurred to develop internal-use software are expensed as incurred during the preliminary project stage. Internal-use software development costs are capitalized upon purchase and during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the functions intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of the internal-use software development costs and related upgrades and enhancements. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets, including internal-use software, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Deferred offering costs

The Company has capitalized certain offering costs related to its efforts to raise capital through an anticipated initial public offering of the Company’s shares of $102,500. Deferred offering costs will be deferred until the completion of the initial public offering, at which time they will be reclassified to additional paid-in capital as a reduction of the offering proceeds. As of March 31, 2025 and December 31, 2024, capitalized deferred offering costs amounted to $102,500 and $0, respectively, which is reflected deferred offering costs on the accompanying unaudited consolidated balance sheets.

Revenue recognition

The Company recognizes revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services.

In accordance with ASU Topic 606 - Revenue from Contracts with Customers, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company shall generate revenue from the sale of in-game items to its customers. Revenue generated from such sales, primarily through the app stores, such as Google Play Store or Apple App Store, is recognized upon delivery of the in-game items to the customer, which is when the Company completes its sole performance obligation.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2025 AND 2024

Research and Development

Research and development costs incurred in the development of the Company’s products are expensed as incurred and include costs such as outside development costs, salaries and other allocated costs incurred. During the three months ended March 31, 2025 and 2024, research and development costs incurred in the development of the Company’s software products were $6,000 and $233,908, respectively. Research and development costs are included in research and development expense on the accompanying unaudited consolidated statements of operations and comprehensive loss.

Advertising Costs

The Company applies ASC 720 “Other Expenses” to account for advertising related costs. Pursuant to ASC 720-35-25-1, the Company expenses the advertising costs as they are incurred. Advertising costs were $4,424 and $13,255 for the three months ended March 31, 2025 and 2024, respectively, and are included in marketing and advertising expenses on the unaudited consolidated statements of operations.

Income taxes

The Company accounts for income taxes pursuant to the provision of Accounting Standards Codification (“ASC”) 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the consolidated financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to account for forfeitures as they occur.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2025 AND 2024

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. Except for Metabizz SAS, the functional currency of the Company is the U.S. dollar. The functional currency of the Company’s VIE, Metabizz SAS, is the Columbian Peso (“COP”). For Metabizz SAS, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. The cumulative translation adjustment and effect of exchange rate changes on cash for the three months ended March 31, 2025 and 2024 was $0. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred. On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz SAS (See Note 1).

Basic and diluted net loss per share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares during the period. Diluted net loss per share is computed using the weighted average number of common shares and potentially dilutive securities outstanding during the period. As of March 31, 2025 and December 31, 2024, the Company had no common stock equivalents.

Segment reporting

The Company operates as a single operating segment as a technology-based company that is developing social media applications and technologies. In accordance with ASC 280 – “Segment Reporting”, the Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similarities in economic characteristics such as nature of services; and procurement processes. All revenues and expenses as reflected in the accompanying consolidated statements of operations and comprehensive loss are allocated to the one segment. The Company’s single operating segment includes all of the Company’s assets and liabilities as reflected in the accompanying unaudited consolidated balance sheets.

Recent accounting pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires entities to provide more detailed disaggregation of expenses in the income statement, focusing on the nature of the expenses rather than their function. The new disclosures will require entities to separately present expenses for significant line items, including but not limited to, depreciation, amortization, and employee compensation. Entities will also be required to provide a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, disclose the total amount of selling expenses and, in annual reporting periods, provide a definition of what constitutes selling expenses. This pronouncement is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect the adoption of this new guidance to have a material impact on the consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2025 AND 2024

NOTE 3 – INTERNAL-USE SOFTWARE

As of March 31, 2025 and December 31, 2024, internal-use software consists of the following:

	Useful Life (Years)	March 31, 2025	December 31, 2024
Internal-use software	3 Years	$1,122,625	$1,050,000
Less accumulated amortization		-	-
Internal-use software, net		$1,122,625	$1,050,000

On October 29, 2024 (the “Closing Date” and measurement date), the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Florida and (ii) the shareholders of RPM Florida (See Note 1). Pursuant to the Share Exchange Agreement, the Company acquired 100% of the shares of RPM Florida in exchange for 3,500,000 shares of the Company’s common stock. RPM Florida is a web publishing company that leverages generative AI systems to offer consumers entertaining gaming apps and podcasting offerings in the sports, finance, entertainment and politics categories. These shares were valued at $1,050,000, or $0.30 per share, on the measurement date based on recent sales of shares of the Company’s common stock. Pursuant to ASU 2017-01 and ASC 805, the Company analyzed the Exchange Agreement and the business of RPM Florida to determine if the Company acquired a business or acquired assets. Other than owning certain in-development internal-use software, RPM Florida had no operations or employees and was not considered a business. No goodwill was recorded since the Exchange Agreement was accounted for as an asset purchase. In accordance with ASC 805, the fair value of the assets acquired is based on either the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly evident, and thus, more reliably measurable. The Company used the market price of the 3,500,000 common shares issued of $1,050,000 as the fair value of the assets acquired since this value was more clearly evident, and thus, more reliable measurable than the fair value of the assets. This acquisition was treated as an asset acquisition under ASC 805 “Business Combinations” since RPM Florida did not meet the definition of a business under ASC 805. ASC 805 requires the use of the relative fair value method for asset acquisitions to allocate the purchase price, however, since only a single internal-use software asset was acquired, the entire purchase price was allocated to this asset.

During the three months ending March 31, 2025, the Company capitalized certain software development costs incurred related to the software acquired on October 29, 2024 amounting to $72,625 since the Company’s software development projects were in the application development stage.

For the three months ended March 31, 2025 and 2024, amortization of intangible assets amounted to $0. The internal-use software has not yet been placed in service as of March 31, 2025.

NOTE 4 – RELATED PARTY TRANSACTIONS

Relationship with DatChat, Inc. and Due to Related Party

The Company was formed in June 2022 by DatChat, Inc., a Nevada corporation (“DatChat”) and since then has operated as a consolidated subsidiary of DatChat. Darin Myman, DatChat’s Chief Executive Officer and Chairman also serves as the Company’s President and until January 2025 was its sole director. Since the Company’s formation, DatChat has been the Company’s primary source of financial support. In January 2025, due to changes in DatChat’s business plans, DatChat determined it was in the best interest of both DatChat and the Company to operate separately. In its effort to build a separate management team, DatChat agreed to cancel 3,500,000 shares of the Company that DatChat held as an investment to have Michael Mathews, the prior owner of RPM Florida, join the Company’s board and serve as the Company’s Chief Executive Officer. In January 2025, DatChat cancelled the 3,500,000 and currently owns approximately 34% of the Company’s common stock. DatChat is not currently providing financial support to the Company and there is no agreement for DatChat to provide any operational funding in the future. The Company is currently in discussions with DatChat regarding settlement of the amounts due to DatChat as discussed below.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2025 AND 2024

During the three months ended March 31, 2025 and 2024, DatChat provided advances to the Company for working capital purposes. During the three months ended March 31, 2025 and 2024, DatChat advanced the Company $31,622 and $540,315, respectively. Additionally, based on DatChat management’s estimates, during the three months ended March 31, 2025 and 2024, DatChat allocated shared expenses to the Company in the amounts of $75,657 and $221,916, respectively (See Note 2 – Basis of Presentation). On March 31, 2025 and December 31, 2024, the Company had a payable to DatChat of $5,097,985 and $4,990,706, respectively, which is presented as due to related party on the unaudited consolidated balance sheets. These advances are short-term in nature, non-interest bearing, and due on demand.

Other

On January 10, 2024, VR Interactive LLC (“VR Interactive”), a company 45% owned by Darin Myman, the Company’s president and director, purchased 8,000,000 shares of RPM Interactive from the Metabizz shareholders for cash amounting to $120,000. Mr. Myman is a partner in VR Interactive. Accordingly, as of January 10, 2024, VR Interactive, was considered a related party. In October 2024, VR Interactive distributed all of its RPM Interactive shares to its members and is no longer considered to be a related party.

In November 2024, the Company entered into a consulting agreement with Michael Mathews II, the son of the Company’s current Chairman pursuant to which the Company agreed to pay him $3,000 per month. The agreement is month-to-month. Mr. Matthews II is providing product management services to the Company, interfacing with third-party technical development firms. During the three months ended March 31, 2025, the Company incurred consulting fees of $9,000 pursuant to this agreement, which is included in professional and consulting expense on the accompanying unaudited consolidated statement of operations and comprehensive loss.

NOTE 5 – STOCKHOLDERS’ EQUITY

Common Stock

2024

On January 25, 2024, the Company entered into a 9-month consulting agreement with an individual for business development, financial and market due diligence services to be rendered over the term of the agreement. In connection with this consulting agreement, the Company issued 1,500,000 of its shares for services to be rendered. The shares were valued at $22,500, or $0.015 per shares, based on the sale of the Company’s shares in a private transaction. In the connection with the issuance of these shares, during the three months ended March 31, 2025 and 2024, the Company recorded stock-based compensation of $0 and $5,304, respectively.

2025

Cancellation of Common Shares

In January 2025, in connection with the Company’s contemplated initial public offering, DatChat returned 3,500,000 shares of the Company’s common stock to the Company, which were cancelled. There was no accounting effect of this cancellation other than a reduction of the par value of these shares with an offset to additional paid-in capital.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2025 AND 2024

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through May 29, 2025 the date these consolidated financial statements were available to be issued.

Employment Agreements

On April 8, 2025, the Company entered into an employment agreement (the “Matthews Employment Agreement”) with Michael Mathews to serve as the Chief Executive Officer of the Company, effective upon the closing of the Company’s initial public offering. Pursuant to the Matthews Employment Agreement, Mr. Mathews shall receive an annual base salary of $300,000 and a New York housing allowance of $7,000 per month. Mr. Matthews may be eligible for an annual discretionary bonus in an amount to be determined by the Board of Directors of the Company (the “Board”), based on criteria established from time to time by the Board or the Compensation Committee, including the achievement of financial and operational targets, including EBITDA thresholds and other criteria. The Matthews Employment Agreement provides for a one-year initial term and shall automatically renew for additional one-year periods unless either party provides at least thirty (30) days’ written notice of non-renewal prior to the expiration of the then-current term.

In the event Mr. Mathews’ employment is terminated by the Company without cause (as defined in the Employment Agreement), by Mr. Mathews for good reason (as defined therein), or due to death or total disability, he shall be entitled to receive: (i) any accrued but unpaid compensation and vacation pay; (ii) any unreimbursed business expenses; and (iii) six months of base salary continuation. If Mr. Mathews elects continuation of health coverage under COBRA, the Company will continue to pay its portion of such premiums during the salary continuation period. In addition, any equity awards held by Mr. Mathews shall become fully vested upon a change in control or upon a termination by the Company without cause or by Mr. Mathews for good reason.

On April 8, 2025, the Company entered into an employment agreement (the “Linsley Employment Agreement”) with W. David Linsley, pursuant to which Mr. Linsley was appointed as Chief Financial Officer of the Company, effective upon the closing of the Company’s initial public offering. Under the Linsley Employment Agreement, Mr. Linsley will receive an annual base salary of $60,000 and may be eligible to receive a discretionary annual bonus, the amount and terms of which shall be determined by the Board in its sole discretion, including financial performance, reporting timeliness, and operational effectiveness. The term of the Lindsley Employment Agreement is for one (1) year from the effective date and shall automatically renew for additional one-year terms unless either party provides at least thirty (30) days’ prior written notice of non-renewal. In the event of termination by the Company without cause, by Mr. Linsley for good reason, or due to death or total disability (as each term is defined in the employment agreement), Mr. Linsley is entitled to receive: (i) any accrued but unpaid salary and vacation; (ii) any unreimbursed business expenses; (iii) six months of continued base salary; and (iv) if elected, COBRA premium subsidies for the same period. In addition, in the event of a change in control or a qualifying termination, any equity awards previously granted to Mr. Linsley shall become fully vested.

On April 8, 2025 (the “Effective Date”), the Company entered into an employment agreement (the “Warren Employment Agreement”) with Daniel Warren, pursuant to which Mr. Warren was appointed as Chief Technology Officer of the Company, effective upon the closing of the Company’s initial public offering. Under the Warren Employment Agreement, Mr. Warren will receive an annual base salary of $250,000 and is eligible to receive a discretionary annual bonus based on individual and Company performance as determined by the Board such as development milestones, technology integration, and platform scalability. The Employment Agreement has an initial term of one (1) year and renews automatically for successive one-year periods unless either party provides at least thirty (30) days’ written notice prior to the expiration of the then-current term. In the event Mr. Warren’s employment is terminated by the Company without Cause, by Mr. Warren for good reason, or as a result of death or Total Disability, he shall be entitled to: (i) accrued compensation and unused vacation; (ii) reimbursement of unreimbursed expenses; (iii) six months of base salary continuation; and (iv) subsidized COBRA coverage for the salary continuation period. In addition, all unvested equity awards shall become fully vested upon a change in control or termination by RPM Interactive without cause or by Mr. Warren for good reason.

[________] shares of Common Stock

PROSPECTUS

Sole Book-Running Manager

The Benchmark Company

Until [______________], 2025 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

[__________], 2025

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All of such fees and expenses, except for the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market initial listing fee, are estimated:

SEC registration fee		$2,411.33
FINRA filing fee		$2,000
Nasdaq Capital Market initial listing fee	$	[●]
Legal fees and expenses	$	[●]
Printing fees and expenses	$	[●]
Accounting fees and expenses	$	[●]
Miscellaneous fees and expenses	$	[●]
Total	$	[●]

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the shareholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Articles of Incorporation

Our Articles of Incorporation provide that the Company shall, to the fullest extent permitted by the provisions of Section 78.751 of the Nevada Revised Statutes, indemnify any and all persons whom it shall have the power to indemnify under such section.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

In June 2022, the Company issued 12,000,000 shares of its common stock to DatChat, Inc., it founder in consideration of services rendered in connection with developing the Company’s business plan. The issuance and sale was exempt from registration pursuant to Section 4(a)(2) of the Securities Act (or Rule 506 of Regulation D) as not involving any public offering

In February 2023, the Company sold 8,000,000 shares of its common stock to MetaBizz, LLC at a price per share of $0.0001 in consideration of services rendered. The issuance and sale was exempt from registration pursuant to Section 4(a)(2) of the Securities Act (or Rule 506 of Regulation D) as not involving any public offering

In October 2023, the Company issued 12,000,000 shares of its common stock for $500,000 to DatChat. The proceeds were used for working capital and general corporate purposes. The issuance and sale was exempt from registration pursuant to Section 4(a)(2) of the Securities Act (or Rule 506 of Regulation D) as not involving any public offering

In January 2024, the Company issued 1,500,000 shares of its common stock valued at $22,500 as consideration for services rendered under a consulting agreement. The Company did not receive any proceeds from the issuance. The issuance and sale was exempt from registration pursuant to Section 4(a)(2) of the Securities Act (or Rule 506 of Regulation D) as not involving any public offering

From April 2024 to November 2024, the Company sold 3,247,326 shares of its common stock at price of $ 0.30 per share in a private placement for aggregate gross proceeds of approximately $974,198. The proceeds were used for working capital and general corporate purposes. The issuance and sale was exempt from registration pursuant to Section 4(a)(2) of the Securities Act (or Rule 506 of Regulation D) as not involving any public offering

In October 2024, the Company sold 3,500,000 shares of its common stock to the shareholders of RPM Interactive, Inc., a Delaware corporation in exchange for all of their shares of RPM Interactive, Inc. pursuant to an Exchange Agreement. The Company did not receive any proceeds from this issuance. The issuance was exempt from registration pursuant to Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Underwriting Agreement
2.1**#	Share Exchange Agreement
3.1**	Articles of Incorporation
3.2**	Certificate of Correction to Articles of Incorporation
3.3**	Certificate of Amendment to Articles of Incorporation
3.4**	Certificate of Amendment to Articles of Incorporation
3.5**	Certificate of Amendment to Articles of Incorporation
3.6**	Amended and Restated Bylaws
4.1**	Form of Stock Certificate
4.2*	Form of Subscription Agreement
4.3*	Form of Representatives Warrant
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1**	Consent to be Named as a Director Nominee—Adam Kotkin
10.2**	Consent to be Named as a Director Nominee—Christopher Camarra
10.3**	Consent to be Named as a Director Nominee—Jason Luogameno
10.4**	Consent to be Named as a Director Nominee—Sanford Rich
10.5*+	Employment Agreement dated June 2025 between the Company and Michael Mathews
10.6*+	Employment Agreement dated June 2025 between the Company and W. David Linsley
10.7*+	Employment Agreement dated June 2025 between the Company and Daniel Warren
10.8*+	2025 Omnibus Equity Incentive Plan
21.1**	Subsidiaries
23.1**	Consent of Salberg & Company P.A.
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page to this registration statement)
97.1*	Clawback Policy
107**	Filing Fee Table

*	To be filed by amendment.

**	Filed herewith

#	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

+	Indicates a management contract or any compensatory plan, contract or arrangement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Brunswick, State of New Jersey, on the 16th day of June, 2025.

RPM INTERACTIVE, INC.

By:	/s/ Darin Myman
	Name:	Darin Myman
	Title:	President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darin Myman and Michael Mathews, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darin Myman	President and Director (Principal Executive Officer)	June 16, 2025
Darin Myman

/s/ W. David Linsley	Chief Financial Officer (Principal Financial and Accounting Officer)	June 16, 2025
W. David Linsley

/s/ Michael Mathews	Chairman	June 16, 2025
Michael Mathews